                                                              Exhibit 10.18



                        Deed of Lease For Office Space
                                       at

                            1861 International Drive

                                     Between

                          TYSONS CORNER PROPERTY, LLC,
                      a Virginia limited liability company

                                   as Landlord

                                       and

                              MICROSTRATEGY, INC.,
                             a Delaware corporation

                                    as Tenant

                                TABLE OF CONTENTS

ARTICLE I.
BASIC LEASE PROVISIONS AND DEFINITIONS                                        1
         1.1      Building                                                    1
         1.2      Premises                                                    1
         1.3      Lease Term                                                  1
         1.4      Base Rent                                                   2
         1.5      Tenant's Share of Operating Costs                           2
         1.6      Tenant's Share of Real Estate Taxes                         2
         1.7      Adjustment to Base Rent                                     2
         1.8      Permitted Uses                                              2
         1.9      Security Deposit                                            2
         1.10     Commitment Deposit                                          7
         1.11     Definition of Landlord's Agents and Tenant's Agents         7

ARTICLE II.   PREMISES                                                        7
         2.1      Additional Rights and Limitations                           7
         2.2      Condition of the Premises                                   8
         2.3      Signs                                                       9
         2.4      Net Rentable Area                                          12
         2.5      Intentionally Omitted                                      12
         2.6      Intentionally Omitted                                      12

ARTICLE III.  COMMENCEMENT DATE                                              13
         3.1      Commencement Date                                          13
         3.2      Holding Over                                               17

ARTICLE IV.   RENT                                                           18
         4.1      Payment                                                    18
         4.2      Base Rent                                                  19
         4.3      Tenant's Share of Operating Costs                          19
         4.4      Tenant's Share of Real Estate Taxes                        24
         4.5      Rent Definition                                            27
         4.6      Other Impositions                                          27
         4.7      Tenant's Audit Rights                                      28

ARTICLE V.    LANDLORD'S SERVICES                                            28
         5.1      Services, Utilities and Electricity                        28
         5.2      Heat and Air-Conditioning                                  30
         5.3      Water                                                      31
         5.4      Janitorial Services                                        32
         5.5      Elevator Service                                           32

         5.6      No Liability                                               32
         5.7      Security/Access                                            33
         5.8      Maintenance and Repair                                     34
         5.9      Communications                                             35

ARTICLE VI.    TENANT'S CARE OF PREMISES                                     36
         6.1      Waste                                                      36
         6.2      Compliance with Law                                        37
         6.3      Alterations, Additions or Improvements: Moving             38
         6.4      No Overloading or Overcrowding                             39
         6.5      No Liens                                                   39
         6.6      Property and Improvements at Tenant's Risk                 40
         6.7      Flammable, Explosives or Toxic Substances                  40
         6.8      Hazardous Materials Defined                                40
         6.9      Environmental Compliance                                   41
         6.10     ADA Compliance                                             42
         6.11     Termination and Surrender                                  42
         6.12     Indoor Air Quality                                         43

ARTICLE VII.    TRANSFER OF INTEREST: PRIORITY OF LIEN                       44
         7.1      Assignment and Sublease                                    44
         7.2      Intentionally Omitted                                      48
         7.3      Subordination                                              48
         7.4      Notice to Lender                                           49
         7.5      Tenant's Financing                                         49

ARTICLE VIII.   DAMAGE AND DESTRUCTION: EMINENT DOMAIN                       49
         8.1      Damage and Destruction                                     49
         8.2      Eminent Domain                                             51

ARTICLE IX.     LIABILITY: INDEMNIFICATION: INSURANCE                        51
         9.1      Waiver of Claims                                           51
         9.2      Indemnification                                            51
         9.3      Insurance Requirements                                     52
         9.4      General Provisions with Respect to Tenant's Insurance      53
         9.5      Waiver of Subrogation                                      54
         9.6      Landlord's Insurance                                       55

ARTICLE X.      ACCESS TO THE PREMISES                                       55
         10.1     Access to the Premises                                     55

ARTICLE XI.     FAILURE TO PERFORM, DEFAULTS, REMEDIES                       56
         11.1     Defaults                                                   56
         11.2     Remedies                                                   57
         11.3     Deficiency                                                 59
         11.4     Mitigation                                                 59
         11.5     Payments                                                   59

         11.6     Landlord's Default                                         60
ARTICLE XII.    QUIET ENJOYMENT: RESERVATIONS BY LANDLORD:
                  NO CONSTRUCTIVE EVICTION                                   60
         12.1     Quiet Enjoyment                                            60
         12.2     Reservations by Landlord                                   60
         12.3     No Constructive Eviction                                   61

ARTICLE XIII.   RULES AND REGULATIONS                                        61
         13.1     Rules and Regulations                                      61

ARTICLE XIV.    COMMUNICATIONS                                               62
         14.1     Communications                                             62
         14.2.    Notice Addresses                                           63

ARTICLE XV.     MISCELLANEOUS PROVISIONS                                     64
         15.1     Tenant Estoppel Certificates                               64
         15.2     Brokerage Fees                                             64
         15.3     Intentionally Omitted                                      65
         15.4     Liability of Landlord                                      65
         15.5     Authority                                                  65
         15.6     Parking                                                    65
         15.7     Landlord Approval                                          65
         15.8     Unenforceability/Joint and Several Liability               65
         15.9     Headings, Miscellaneous                                    66
         15.10    Force Majeure                                              66
         15.11    Entire Agreement                                           66
         15.12    Governing Law                                              66
         15.13    Waiver of Jury Trial                                       66
         15.14    Recordation of Lease                                       67
         15.15    No Binding Effect Until Execution and Delivery             67
         15.16    No Partnership                                             67
         15.17    Intentionally Omitted                                      67
         15.18    Days                                                       67
         15.19    Successors and Assigns                                     67
         15.20    Non-Waiver                                                 67
         15.21    Counterparts                                               67
         15.22    Survival of Tenant Obligations                             67
         15.23    Renewal Options                                            67
         15.24    Right of First Offer                                       70
         15.25    Generator, Transformer and Rooftop Mechanical Equipment    73
         15.26    Roof Rights                                                76

EXHIBIT "A"       OUTLINE OF THE PREMISES                                    A-1

EXHIBIT "B"       RULES AND REGULATIONS                                      B-1

EXHIBIT "C"       WORK LETTER                                                C-1

EXHIBIT "C-1"     FINAL THIRD AND FIFTH FLOOR  PLANS                         C-7

EXHIBIT "C-2"     LANDLORD'S COMMENTS REGARDING TENANT'S PLANS              C-11

EXHIBIT "D"       STATEMENT SPECIFYING COMMENCEMENT DATES
                    AND TERMINATION DATE                                     D-1

EXHIBIT "E"       PARKING                                                    E-1

EXHIBIT "F"       ACCELERATED DEPRECIATION SCHEDULE REGARDING
                   AFTER HOURS HVAC SERVICE                                  F-1

EXHIBIT "G"       CLEANING SPECIFICATIONS                                    G-1

EXHIBIT "H"       TENANT'S SIGNAGE                                           H-1

EXHIBIT "I"       TENANT'S GENERATOR EQUIPMENT                               I-1

EXHIBIT "J"       TENANT'S TRANSFORMER EQUIPMENT                             J-1

EXHIBIT "K"       TENANT'S ROOFTOP MECHANICAL EQUIPMENT                      K-1

EXHIBIT "L"       GUIDELINES AND LIMITATIONS REGARDING IMPROVEMENTS          L-1

EXHIBIT "M"       TENANT'S COMMUNICATIONS EQUIPMENT                          M-1

EXHIBIT "N"       PRELIMINARY CONCEPTUAL FOURTH FLOOR  PLANS                 N-1

EXHIBIT "O""      PRELIMINARY CONCEPTUAL ELEVATOR LOBBY  PLANS               O-1

                                  DEED OF LEASE

         This Deed of Lease (the "Lease") is entered into this 7th day of January, 2000, between Tysons Corner Property LLC, a Virginia limited liability company ("Landlord"), and MicroStrategy, Inc. a Delaware corporation ("Tenant").

         Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises (as defined in Section 1.2). Intending to be legally bound under this Lease and in consideration of the agreements herein made, and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

                ARTICLE I. BASIC LEASE PROVISIONS AND DEFINITIONS
                           --------------------------------------
         1.1 Building. That building, which is currently being constructed by Landlord, to be known as 1861 International Drive, which building will consist of approximately one hundred seventy seven thousand four hundred fifty nine (170,471) square feet of Net Rentable Area (defined in Section 2.4) and be located at 1861 International Drive, McLean, Virginia 22102 (the "Building").

         1.2 Premises. The Premises, designated as Suites #200, 300, 400, 500 and 600 to be located on the entire second, third, fourth, fifth and sixth floors of the Building, which will consist of a total of approximately one hundred forty six thousand and four hundred eighty (146,480) square feet of Net Rentable Area, and is outlined on Exhibit A hereto attached (the "Premises").

         The rentable square footage of the Premises consists of the following approximate rentable square footage ("RSF") by floor:
                  Floor                              RSF
                  2                                  29,176
                  3                                  29,176
                  4                                  29,176
                  5                                  29,176
                  6                                  29,776

         1.3 Lease Term. The "Lease Term" or "Term" (herein so called) is approximately one hundred twenty-seven (127) full calendar months (plus any partial calendar month at the beginning of the Lease Term), commencing on the Commencement Date (as defined in Article III), and ending at midnight on the last day of the one hundred twentieth (120th) full calendar month following the Final Commencement Date (as defined in Article III) (the "Termination Date") or at such earlier date as this Lease may be terminated as provided in this Lease.

         1.4 Base Rent. The initial "Base Rent" (herein so called) is Four Million Six Hundred Six Thousand Seven Hundred Ninety Six Dollars ($4,606,796.00) annually, payable monthly in advance in the amount of Three Hundred Eighty Three Thousand and Eight Hundred Ninety

Nine and 66/100 Dollars ($383,899.66) per month. The Base Rent shall be increased during the Lease Term in accordance with Section 1.7 of this Lease.

         1.5 Tenant's Share of Operating Costs. "Tenant's Share" of "Operating Costs" (defined in Section 4.3) is eighty two and 543/1000ths percent (85.93%) of such costs. [The parties acknowledge that the foregoing Share was determined by dividing the Net Rentable Area of the Premises by the Net Rentable Area of the Building].

         1.6 Tenant's Share of Real Estate Taxes. "Tenant's Share" of "Real Estate Taxes" (defined in Section 4.4) is eighty two and 543/1000ths percent (85.93%) of such costs. [The parties acknowledge that the foregoing Share was determined by dividing the Net Rentable Area of the Premises by the Net Rentable Area of the Building].

         1.7 Adjustment to Base Rent. Beginning on the first day of the second Lease Year (as defined below), Base Rent will be increased on the first day of each Lease Year during the Term in accordance with the terms of the following schedule:

    Lease Year             Annual Base Rent          Monthly Base Rent
    ----------             ----------------          -----------------
         1                   $4,606,796.00*               $ 383,899.66
         2                   $4,721,965.90                $ 393,497.16
         3                   $4,840,015.05                $ 403,334.59
         4                   $4,961,015.42                $ 413,417.95
         5                   $5,085,040.81                $ 423,753.40
         6                   $5,212,166.83                $ 434,347.24
         7                   $5,342,471.00                $ 445,205.92
         8                   $5,476,032.78                $ 456,336.07
         9                   $5,612,933.60                $ 467,744.47
         10                  $5,753,256.93                $ 479,438.08
         11                  $5,897,088.35*               $ 491,424.03

[* The parties acknowledge that: (i) the eleventh (11th) Lease Year will not necessarily be a full twelve (12) month period, and (ii) during the first (1st) Lease Year, Tenant will not be occupying the entire Premises for the full twelve
(12) months, and as a result, (iii) Tenant's total Base Rent obligations for such Lease Years will be less than the annualized Base Rent set forth in the schedule above. The amounts payable by Tenant with respect to such Lease Years (as determined in accordance with the terms hereof) will be pro-rated portions of the aforesaid annual amounts. The parties further acknowledge that with respect to the period beginning on the Commencement Date and ending on December 31, 2000, Tenant's total Base Rent obligations shall be $3,074,342.00 (as such amount may be increased by virtue of Tenant's accelerated occupancy of the fourth (4th) floor portion of the Premises in accordance with the terms of
Section 3.1). If, pursuant to the terms of this Lease, Tenant is obligated to pay Base Rent for any partial calendar month, Tenant's Monthly Base Rent obligations with respect to such partial calendar month shall be determined by dividing the applicable Monthly Base Rent in the schedule above by total number of days in such calendar month and multiplying the result by the number of days in such month for which Tenant is obligated to pay Base Rent hereunder].

If, pursuant to the terms of this Lease, Tenant is obligated to pay Base Rent with respect to only a portion of the Premises, Tenant's Base Rent obligations with respect to such portion of the Premises shall be determined by multiplying the applicable Monthly Base Rent in the schedule above by a fraction, the numerator of which shall be the Net Rentable Area of that portion of the Premises for which Tenant is obligated to pay Base Rent and the denominator of which shall be the total Net Rentable Area of the Premises (as set forth in Section 1.2 above).].

The first "Lease Year," as such term is used herein shall begin on the Commencement Date and end on the last day of the twelfth (12th) full calendar month following such Commencement Date. The second Lease Year shall commence on the date immediately following the expiration of the first Lease Year and extend for a period of twelve (12) consecutive calendar months. Each subsequent Lease Year shall commence on the annual anniversary of the first day of the second Lease Year and extend for a period of twelve (12) consecutive calendar months, except for the eleventh (11th) Lease Year which shall commence as aforesaid and end on the Termination Date (as defined in Section 3.1).

         1.8 Permitted Uses. Tenant shall have the right to occupy the Premises solely for general office and professional business use (which shall include uses incidental and ancillary to Tenant's professional office use provided that the same are in compliance with applicable zoning and other laws, statutes, regulations, codes and orders), and for no other purpose. Tenant's use of the Premises is subject to the terms of this Lease, including the "Rules and Regulations" (herein so called) set forth on Exhibit B hereto attached, as modified from time to time in accordance with Section 13.1. Provided that such uses are in compliance with applicable zoning and other laws, statutes, regulations, codes and orders, the Permitted Use shall include the right to: (i) conduct operations in the Premises on a twenty-four (24) hour per day, seven (7) day per week basis, (ii) host in the Premises receptions and other functions related to its professions business use and (iii) serve food and beverages to Tenant's employees and its invitees at such reception or functions. To Landlord's knowledge as of the date of this Lease the foregoing Permitted Use is permitted under applicable zoning ordinances and land use regulations and is not in violation of any exclusive use rights granted by Landlord to other tenants in the Building.

         1.9 Security Deposit. (a) Upon the full execution and delivery of this Lease by both of the parties hereto, Tenant shall deliver a Security Deposit (herein so called) to Landlord in one of the two following forms. Tenant shall either: (i) deposit with Landlord a "Cash Security Deposit" (herein so called) in the amount of Two Million Three Hundred Three Thousand Three Hundred Ninety Seven and 90/100 Dollars ($2,303,397.90), or (ii) deliver to Landlord an unconditional, irrevocable letter of credit in the amount of Two Million Three Hundred Three Thousand Three Hundred Ninety Eight Dollars ($2,303,398) to be held by Landlord as a Security Deposit hereunder. The Cash Security Deposit or the Letter of Credit shall be held by Landlord as security for Tenant's performance under this Lease, and not as an advance payment of Rent (defined in
Section 4.5) or a measure of Landlord's  damages for Default (defined in Section
11.1 and in this Section 1.9). Provided no Default (as defined in Section 11.1, in this Section 1.8 and elsewhere in this Lease) has occurred prior to such date, the amount of such Cash Security Deposit or Letter of Credit shall be subject to subsequent adjustment in accordance with the following terms: on the first day of the thirteenth (13th) full calender month following the Final Commencement Date (as defined in Section 3.1 hereof) and thereafter on the first day of the twenty-fifth (25th) and thirty-seventh (37th) full calendar months following the Final Commencement Date, the amount of the Security Deposit shall be reduced by an amount equal to Three Hundred Eighty-three Thousand Three Hundred Ninety Dollars ($383,390.00) per year, and on the first day of the forty-ninth (49th) full calendar month following the Final Commencement Date the amount of the Security Deposit shall be reduced by Three Hundred Eighty-five Thousand Four Hundred Twenty-eight Dollars ($385,428.00). Therefore, subject to the conditions set forth above, the amount of the Security Deposit shall be periodically reduced as follows: on the first day of the thirteenth (13th) full calendar month following the Final Commencement Date, to One Million Nine Hundred Twenty Thousand Eight Dollars ($1,920,008.00); on the first day of the twenty-fifth (25th) full calendar month following the Final Commencement Date, to One Million Five Hundred Thirty Six Thousand Six Hundred Eighteen Dollars ($1,536,618.00); on the first day of the thirty-seventh (37th) full calendar month following the Final Commencement Date, to One Million One Hundred Fifty Three Thousand Two Hundred Twenty Eight Dollars ($1,153,228.00), and, on the first day of the forty-ninth (49th) full calendar month following the Final Commencement Date to Seven Hundred Sixty Seven Thousand Eight Hundred Dollars ($767,800.00). The remaining balance of such Security Deposit shall be held by Landlord throughout the balance of the Lease Term in accordance with the terms of this Section 1.9.

         (b) Any such Cash Security Deposit shall be held in an interest-bearing account. Ninety-percent (90%) of any interest earned on such Cash Security Deposit shall be credited to Tenant on an annual basis and increase the amount of the Cash Security Deposit held hereunder by Landlord. The remaining ten percent (10%) of such interest earned on the Cash Security Deposit shall be retained by Landlord in order to compensate Landlord for its administrative costs associated with maintaining such account. Tenant shall have no claim to the remaining ten percent (10%) of such interest.

         (c) The Letter of Credit described in subparagraph (a) above shall at all times satisfy all of the requirements set forth in this Section 1.9, including those set forth below. Such Letter of Credit shall : (i) be in form and substance satisfactory to Landlord in its reasonable discretion; (ii) at all times be in the amount set forth in subparagraph (a) above (as adjusted in accordance with such terms), (iii) permit multiple draws without a corresponding reduction in the aggregate amount of the Letter of Credit; (iv) be issued by Bank of America or another federally insured commercial bank reasonably acceptable to Landlord from time to time; (v) made payable to, and expressly transferable and assignable at no charge by Landlord (and its successor and assigns as owners of the Building); (vi) payable at sight upon presentment to a local branch of the issuer of a simple sight draft accompanied by a notarized certificate stating that Tenant is in default under this Lease and the amount that Landlord is owed in connection therewith; (vii) be of a term not less than one (1) year (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after the expiration of the Lease Term ("LC Return Date"); and (viii) expressly provide that at least thirty (30) days prior to the then current expiration date of such Letter of Credit, the same shall be automatically renew or be extended for at least an additional one (1) year period unless at least sixty (60) days prior to the expiration of such Letter of Credit, Landlord is provided with written notice that the same shall not be renewed or extended. Each Letter of Credit contemplated hereunder shall be issued by a commercial bank that has a LACE Financial Institution Credit Rating of "B" or better, and shall be otherwise acceptable to Landlord in its reasonable discretion. If the issuer's Financial Institution Credit Rating is reduced below B by LACE, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section 1.9, and Tenant's failure to obtain such substitute Letter of Credit within twenty (20) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then-existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section 1.9, and, within ten (10) days thereof, Tenant shall replace such Letter of Credit with a Letter of Credit issued by an institution which satisfies the foregoing requirements (and Tenant's failure to do so within said ten (10) days shall, notwithstanding anything in this Lease to the contrary, constitute a Default under the Lease if the same is not cured within five (5) days following written notice from Landlord). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the Security Deposit.

         (d) Tenant shall renew or replace such Letter of Credit as required by this Section 1.9, and shall deliver to Landlord written proof that the same has been timely renewed, extended or replaced at least thirty (30) days prior to the expiration thereof. Tenant will take whatever action is necessary to ensure that said Letter of Credit (or an appropriate replacement thereof which satisfies the requirements of this Section 1.9 automatically renews or extends or is timely replaced (by a new Letter of Credit or a Cash Security Deposit in the amount of the Security Deposit) with written notice and proof to Landlord thereof at least thirty (30) days prior to the expiration thereof, and maintain the same in force in effect through at least the LC Return Date (as defined above). Notwithstanding anything in this Lease to the contrary (including, without limitation, any cure or grace periods set forth in this Lease), Any failure by Tenant to timely renew or replace said Letter of Credit and any failure by Tenant to timely deliver to Landlord in writing proof of such renewal or replacement shall be deemed a Default (as such term is defined in Article XI and used herein) hereunder by Tenant, without the necessity for further notice to Tenant, entitling Landlord to immediately draw upon such Letter of Credit in the full amount thereof. At all times during the Term, Landlord shall be entitled to draw upon the entire amount of such Letter of Credit to cure any outstanding Default (as defined in Article XI , in this Section 1.9 and elsewhere in this Lease). In the event that Landlord draws upon the Letter of Credit by reason of Tenant's failure to timely renew or replace the Letter of Credit, the proceeds thereof (except for any portion thereof necessary to cure any other default by Tenant, if any) shall constitute a Cash Security Deposit hereunder, and shall be held in accordance with the terms of subparagraph (b) above.

         (e) If Landlord transfers the Security Deposit to any transferee of the Building or Landlord's interest therein, then such transferee shall be liable for the return of the Security Deposit, and Landlord shall be released from all liability for the return thereof.

         (f) Upon Tenant's Default, Landlord, without prejudice to any other remedy, may apply any applicable portion of the Cash Security Deposit or draw upon the Letter of Credit and apply the same to: (i) an arrearage of Rent due and owing as a result of a Default, and (ii) any other expense, damages, cost or liabilities incurred or suffered by Landlord or Landlord's Agents due to a Default by Tenant. In the event that Landlord applies any portion of the Cash Security Deposit or draws upon said Letter of Credit in accordance with the foregoing terms, Tenant shall immediately, upon demand from Landlord, pay to Landlord the amount so applied in order to restore the Cash Security Deposit to the amount of the Security Deposit (as determined in accordance with the terms of subparagraph (a)), or, if necessary by virtue of any reduction in the amount of the Letter of Credit, deliver to Landlord a replacement Letter of Credit in the amount of the Security Deposit (as determined in accordance with the terms of subparagraph (a)). If Tenant is not then in Default, on the LC Return Date, Landlord shall deliver the Letter of Credit (and any portion thereof converted to the Cash Security Deposit) to Tenant less any amount thereof applied by Landlord to cure any Default by Tenant.

         (g) Notwithstanding anything contained in this Section 1.9 to the contrary: (1) if at any time during the Term: (i) Tenant is not in Default of any of its obligations hereunder, and (ii) Tenant has achieved an Investment Grade Rating (as hereafter defined) with respect to its senior unsecured debt, the amount of the Security Deposit and delivered written proof thereof to Landlord, Landlord shall permit Tenant to reduce the amount of the Security Deposit to Zero Dollars ($0) and Landlord shall, within twenty (20) days following receipt of written proof from Tenant of such Investment Grade Rating, return any Cash Security Deposit or Letter of Credit then held by Landlord to Tenant; and (2) Without limiting the generality of the foregoing clause, it is specifically agreed that if Tenant achieves an Investment Grade Rating, and subsequently loses such Rating, then the amount of the Security Deposit shall again immediately be established pursuant to subparagraph (a) above, and shall be computed as if an Investment Grade Rating had never been achieved, and Tenant shall immediately deliver to Landlord a Cash Security Deposit or Letter of Credit in the amount of the Security Deposit. Tenant's failure to immediately restore the Security Deposit shall constitute a material Default hereunder without further notice from Landlord. The term "Investment Grade Rating" shall mean that Tenant has either:

         (1) (i) a Standard & Poor's Corporation rating of "BBB" (or equivalent) or better, and (ii) a Moody's Investors Service, Inc. rating of "baa2" (or equivalent) or better;

or       (2)      (i) a Duff & Phelps rating of "BBB" (or equivalent) or better, and (ii) either: (a) a Standard & Poor's Corporation rating of
                  "BBB" (or equivalent) or better, or (b) a Moody's Investor's
                  Service, Inc. rating of "baa2" (or equivalent) or better.

         1.10 Commitment Deposit. In consideration of the execution of this Lease by Landlord, upon the full execution and delivery of this Lease by both of the parties hereto, Tenant shall pay to Landlord Two Hundred Thirty Thousand Nine Hundred Sixty-eight and 75/100 Dollard ($230,968.75) (the "Commitment Deposit"), which amount will be credited by Landlord against the first due installments of Base Rent due hereunder following the Commencement Date.

         1.11 Definition of Landlord's Agents and Tenant's Agents. As used in this Lease: "Landlord's Agents" includes any asset manager, agent, managing agent, affiliate, contractor, employee, director or officer of Landlord, or any corporate entity affiliated with Landlord or third party operator and owner of the Building, and "Tenant's Agents" includes any agent, officer, employee, or licensee of Tenant.

                              ARTICLE II. PREMISES

         2.1 Additional Rights and Limitations. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord complete with improvements (the "Improvements") described in Exhibit C hereto attached (the "Work Letter"). The lease of the Premises includes the right, together with other tenants of the Building (as defined in Section 1.1) and members of the public and subject to the Rules and Regulations attached hereto as Exhibit B and such other Rules and Regulations promulgated by Landlord in its reasonable discretion during the Term of the Lease, to use the common and public areas of the Building (as described in further detail below), but includes no other rights not specifically set forth herein. The lease of the Premises does not include the right to use the roof of the Building (except as may be expressly provided in Section 15.26), nor does this Lease grant any right to light or air over or about the Premises or Building. As used in this Lease, the term "Common Areas" means, without limitation, the hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, lobbies (but not the elevator lobbies on floors which are leased in their entirety to Tenant hereunder) and all other areas and facilities in the Building and on the Land that are provided from time to time by Landlord for the general nonexclusive use or convenience of Tenant with Landlord and other tenants of the Building and their respective employees, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees, and other visitors a nonexclusive license for the Term to use the public portions of the Common Areas in common with others entitled to use the same, subject to the terms and conditions of this Lease and the reasonable Rules and Regulations established by Landlord from time to time pursuant to Section 13.1. Except as may be otherwise agreed upon in writing from time to time, at all times the Common Areas shall be under the exclusive control of Landlord. Upon reasonable prior notice to Tenant, subject to the limitations set forth below in this Section 2.1, Landlord will have the right to: (i) close off any of the Common Areas to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the same or the accrual of any rights by any person or the public to the Common Areas; (ii) temporarily close any of the Common Areas for maintenance, alteration, or improvement purposes; and (iii) change the size, use, shape, location or nature of any such Common Areas, including erecting additional improvements on the same, expanding the existing Building or other buildings to cover a portion of the Common Areas, converting Common Areas to leasable space or other use or converting any other portion of the Building (excluding the Premises) or other buildings to Common Areas. In exercising its rights under this Section 2.1, Landlord will not permanently, materially and adversely impair or affect Tenant's use and enjoyment of the Premises as contemplated herein or Tenant's access to (including ingress and egress to and from) the Building and the Premises, and Landlord will use commercially reasonable efforts to not temporarily materially and adversely impair or affect Tenant's use and enjoyment of the Premises as contemplated herein or Tenant's access to (including ingress and egress to and from) the Building and the Premises . If, in exercising its rights under this article: (i) Landlord violates the terms of the immediately preceding sentence, (ii) Tenant, in the exercise of its commercially reasonable judgment, is unable to operate in the Premises or a portion thereof as a result of such violation by Landlord and ceases operations in the Premises or a portion thereof as a result thereof, and
(iii) Landlord fails to cure such violation within ten (10) days following written notice of such violation from Tenant, then Tenant should be entitled to a temporary abatement of Base Rent on an equitable and proportionate basis (based upon that portion of the Premises which Tenant is unable to use as a result of Landlord's violation) until Tenant can once again use the Premises.

         2.2 Condition of the Premises. (a) As of the Delivery Date, the Common Areas of the Building shall be in compliance with all applicable governmental codes, laws and regulations, including the Americans with Disabilities Act of 1990, as amended as of such Delivery Date (the "ADA") and all Building systems will be in good operating order. The issuance of a valid Certification of Occupancy for the Building shall be conclusive evidence of Landlord's compliance with the foregoing requirements, except as to latent defects, and as to the completion of punchlist items. (However, any delay in the issuance of the same shall in no way imply that Landlord has not complied with the foregoing requirements). Tenant's acceptance of possession of the Premises (or any portion thereof), shall constitute an acknowledgement by Tenant: (a) that it has had full opportunity to examine the Building, including the applicable portion of the Premises, and is fully informed, independently of Landlord or Landlord's Agents, as to the character, construction and structure of the Building and the Premises, and (b) except for latent defects (which shall be repaired by Landlord at Landlord's cost only in accordance with the terms of subparagraph (b) below) and items expressly set forth in a timely punchlist delivered by Tenant to Landlord in accordance with the terms of subparagraph (b) below, that Tenant accepts the applicable portion of the Premises in accordance with the terms of the Lease and the Exhibits thereto.

         (b) Upon delivery of possession of any portion of the Premises, Tenant or its designated representative will inspect the Premises and, within five (5) business days of such delivery, give Landlord written notice (a "punchlist") of contended defects in Landlord's Work (as defined in Exhibit C), if any, and of any contended variances of Landlord's Work from the requirements of this Lease and Landlord shall endeavor to remedy such defects within thirty (30) days after notice thereof by Tenant. Landlord will use commercially reasonable efforts to remedy any such actual defect or variance described in Tenant's timely delivered punchlist. Tenant's failure to timely give such notice, or specify any defect or variance in such notice, is a waiver of all rights with respect to such defects (other than latent defects, which shall be warranted by Landlord for a period of one year following the date of delivery of possession of the applicable portion of the Premises) or variance not specified in such notice.

         (c) Landlord represents and warrants that, to Landlord's knowledge, as of the Delivery Date, the Common Areas of the Building (including Building entrance doors, lobby areas, stairwells, elevators and common restrooms) are in compliance with ADA and with all laws, statutes, ordinances, rules, regulations, requirements and directives of applicable government authorities (including police, fire, health and environmental authorities or agencies). During the Term of the Lease, Landlord, at its cost and expense (subject to partial reimbursement in accordance with the terms of Section 4.3, and except with respect to compliance costs which are specifically related to Tenant operations in the Premises, the cost of which shall be borne exclusively by Tenant), will continue to ensure that the Common Areas of the Building comply with ADA and with all laws, statutes, ordinances, rules, regulations, requirements and directives of applicable government authorities (including police, fire, health and environmental authorities or agencies). Landlord further represents that, to Landlord's knowledge, as of the Delivery Date, the zoning regulations applicable to the Building and any covenants, conditions or restrictions appertaining to the Building permit the use of the Premises for the uses contemplated hereunder.

         2.3 Signs. (a) Except as expressly set forth in this Section 2.3, without the prior written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion), Tenant may not erect or install on the exterior of the Building, on any exterior window, or in any tenant floor lobby, hallway or door therein located, any sign or other type display. Notwithstanding the foregoing: (1) Landlord hereby consents to Tenant's installation of Tenant's Exterior Signs (as further described in subparagraph (c) below) provided that:
(i) such Exterior Signs are designed and installed in accordance with the preliminary plans and specifications therefor set forth in Exhibit H attached hereto and incorporated herein by this reference, and (ii) Landlord approves specific plans and specifications therefor (which approval will not be unreasonably withheld, conditioned or delayed so long as the same are consistent with the preliminary plans and specifications set forth in Exhibit H) prior to such installation; and (2) Landlord will not unreasonably withhold its consent to the installation of any sign inside of the Premises which is not visible from outside of the Premises or any internal lobby signage on floors of the Premises which are leased in their entirety by Tenant (as further described in subparagraph (b) below).

         (b) On those floors of the Building which are leased hereunder by Tenant in their entirety, Tenant, at its cost, may install signage or lettering on the exterior doors to Tenant's space and in the elevator lobbies consistent with the approved plans and specifications therefor approved by Landlord prior to the installation of the same. Prior to installing any signage or lettering, Tenant shall provide plans and specifications therefor to Landlord for
Landlord's review and approval, which approval will not be unreasonably withheld, conditioned or delayed with respect to signage inside of the Premises which is not visible from outside of the Premises or with respect to signage in the lobby of any floor which is leased in its entirety by Tenant hereunder. With respect to those portions of the Premises which may, from time to time, be located on portions of floors in the Building (which floors are also occupied or leased in part by third parties), Landlord will provide and install, at Tenant's sole cost and expense, in the standard graphics for the Building, letters or numerals on doors of the Premises, and Tenant may not use any other signage or lettering on the exterior of the Premises on such multi-tenant floors without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

Landlord agrees to provide at a convenient location in the lobby of the Building, a directory of tenant names and locations. Landlord will provide and install directory strips identifying the Tenant (and its designated practice groups and senior executives) and signifying, the appropriate suite number or numbers. The initial directory strips installed at the outset of Tenant's tenancy hereunder shall be installed at Landlord's cost. Any future new or replacement strips which contain changes requested by Tenant shall be installed by Landlord at Tenant's request and at Tenant's cost. During the Term, Tenant shall be entitled to a proportionate share of the directory strips available based upon Tenant's Share set forth in Section 1.5 of the Lease (as such Share may be adjusted from time to time based upon an increase or decrease in the size of the Premises).

         (c) Subject to the terms set forth below, Tenant shall have the exclusive right to exterior Building signage ("Exterior Signs") except for any retail tenants who may, at any time, occupy space on the first floor of the Building, which retail tenants shall have the right to install signs on the exterior of the Building below the level of the third floor. One such Sign shall be located on the upper facade of the front of the Building in a location visible to street traffic on Route 7 ("Leesburg Pike"), and the other such Sign shall be located on the uppermost part of the facade of the Building in a location visible from the opposite side of the Building as the Leesburg Pike sign, as such general locations are set forth in greater detail on pages 5, 6 and 7 of Exhibit H (subject to Tenant's right to relocate the smaller of the two signs to the alternative location specified in Exhibit H in accordance with the terms set forth below). Subject to any limitations imposed by applicable codes and laws, said Exterior Signs shall incorporate Tenant's logo and/or trade name. The precise size, location, materials and method of installation of such Exterior Signs are subject to Landlord prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided that the plans and specifications therefor are consistent with the preliminary plans and specifications therefor in Exhibit H hereto. The parties acknowledge that the total square footage of Tenant's two Exterior Signs shall not exceed one hundred eighty-five (185) square feet (of which approximately one hundred twenty-five
(125) square feet will be utilized for one of the two signs), and no such Exterior Sign shall be a neon sign. The parties further acknowledge that said one hundred eighty-five (185) square foot total: (i) includes twenty (20) square feet of exterior signage space available to the Building pursuant to applicable code which Landlord was previously reserving for use by an additional first floor tenant, and (ii) is based upon the method of measurement which Landlord expects will be applied by Fairfax County to the proposed Exterior Signs set forth in Tenant's preliminary plans therefor. Tenant, at its sole cost and expense, with Landlord's approval, which will not be unreasonably withheld, conditioned or delayed, and Landlord's cooperation (it being understood that any costs incurred by Landlord shall be borne by Tenant as well), may request that Fairfax County measure and/or calculate the size of Tenant's proposed Exterior Signs in an alternative manner which will result in a lower total square footage being applied to the same (thereby allowing for larger individual letters forming a part of the Signs). If Tenant is successful in its appeal to Fairfax County in this regard: (1) Tenant may relocate the smaller of the two Exterior Signs to the alternative location specified in Exhibit H and, subject to the terms of clause (2) below, increase the size of the smaller of the two Exterior Signs subject to Landlord's approval in accordance with the foregoing terms; and
(2) without reducing that portion of the total Building signage square footage available to Tenant below one hundred eighty-five (185) square feet,

Tenant shall use only such additional Building signage square footage allocation which becomes available based upon Tenant's appeal as will also result in Landlord regaining the option of utilizing up to twenty (20) square feet of the Building's signage square footage allocation for an additional first floor Tenant. If at any time during the Term, Tenant leases less than three (3) full floors in the Building, Tenant, at its cost and expense, shall remove one (1) of the Exterior Signs from the Building, in accordance with the procedures described in subparagraph (d) below. Such removal shall be completed by Tenant within thirty (30) days of the reduction in the size of the Premises below such three (3) full floor threshold. Landlord shall, in its sole discretion, shall determine which of the two (2) Exterior Signs is to be removed under such circumstances. If at any time during the Term, Tenant leases less than two (2) full floors in the Building, Tenant, at its cost and expense, shall remove any remaining Exterior Signs from the Building in accordance with the procedures described in subparagraph (d) below. Such removal shall be completed by Tenant within thirty (30) days of the reduction in the size of the Premises below such two (2) full floor threshold.

         (d) Tenant shall, at its sole cost and expense, subject to any limitations imposed by applicable Fairfax County regulations and other laws, ordinances, regulations, orders or other legal requirements of governmental authorities, design, fabricate and install said Exterior Signs in accordance with plans and specifications approved by Landlord in accordance with the foregoing terms prior to the installation thereof (which Exterior Signs shall be consistent with the preliminary plans therefor attached hereto in Exhibit H). At all times during the Term, Tenant shall, at its sole cost and expense: (i) insure said Exterior Signs in accordance with reasonable insurance requirements relating to the Building or said Exterior Signs, (ii) maintain said Exterior Signs in good condition and repair, and (iii) take any action necessary to ensure that said Exterior Signs comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, orders or other legal requirements of the United States of America, the Commonwealth of Virginia, Fairfax County and any other public or quasi-public authority having jurisdiction over the Building or said Exterior Signs and insurance requirements relating to or affecting the Building or said Exterior Signs. Other than as set forth in paragraph (c) above, as may be required to comply with the terms of this Lease, or upon the termination of Tenant's rights under this Lease (by virtue of the expiration of the Lease Term, the termination of this Lease by mutual agreement of the parties or the termination of this Lease or Tenant's right to possession of the Premises by process of law) once Tenant shall have installed the Exterior Signs, such Exterior Signs may not be removed except as required by a change in any statute, law or regulation or as otherwise required by Law. Prior to the expiration or earlier termination of the Term of the Lease (or prior to a reduction in the size of the Premises as described in subparagraph (c) above), Tenant shall, at its sole cost and expense, remove said Exterior Signs from the Building and repair all damage to the Building and the Land caused by the installation or removal of the same, provided however that with respect to the removal of said Sign, Tenant's obligation with respect to any discoloration or "shadow" resulting from the presence or removal of said Sign, Tenant's obligations shall be fulfilled by the Tenant's exercise of diligent commercially reasonable efforts to eliminate such discoloration or shadow. Tenant shall reimburse Landlord, as additional rent, for any reasonable costs incurred by Landlord with respect to Tenant's failure to comply with any requirement in this Lease regarding said Exterior Signs, which failure continues for a period of ten (10) days following written notice from

Landlord (which costs shall include but not be limited to any increased insurance premiums related to the same). Tenant hereby indemnifies and holds Landlord harmless from and against any claims, liabilities, causes of action, losses, damages and costs incurred by Landlord as a result of the installation, maintenance, existence, relocation or removal of said Exterior Signs. Tenant covenants not to damage the Building or the Land in the course of installing, maintaining and removing said Exterior Signs. In the event that the installation, maintenance or removal of said Exterior Signs results in any such damage, or Landlord incurs any liability relating to the same, Tenant agrees:
(i) to pay Landlord within thirty (30) days after Landlord's written demand therefor, the reasonable costs incurred by Landlord in repairing any such damage, and (ii) to indemnify Landlord against any such liability.

         (e) Landlord will install a monument sign identifying the Building. Tenant, at its sole cost and expense, will install an identifying sign in the uppermost position on such monument, the design of which shall be subject to Landlord's prior written approval, which will not be unreasonably withheld, conditioned or delayed. If at any time during the Term, Tenant leases less than three (3) full floors in the Building, Landlord, at its sole option, may require Tenant, at its cost and expense, to relocate Tenant's sign on the monument sign to another location thereon and to repair any damage caused by such relocation. Such relocation shall be completed by Tenant prior to the reduction in the size of the Premises below such three (3) full floor threshold. In addition, if at any time during the Term, Tenant leases less than two (2) full floors in the Building, Landlord, at its sole option, may require Tenant, at its cost and expense, to remove its sign from the monument sign and repair any damage caused by such removal. Such removal shall be completed by Tenant within thirty (30) days of the reduction in the size of the Premises below such two (2) full floor threshold.

         2.4 Net Rentable Area. The term "Net Rentable Area" is as determined using the Greater Washington, D.C. Association of Realtors' Standard Method of Measurement (GWDCAR, June 13, 1995). The parties stipulate that the Net Rentable Area of the Premises is that stated in Section 1.2.

         2.5  Intentionally Omitted.
              ---------------------
         2.6  Intentionally Omitted.
              ---------------------

                         ARTICLE III. COMMENCEMENT DATE
                                      -----------------

         3.1 Commencement Date. (a) Landlord, at its cost and expense, will complete the Landlord's Work (as defined and described in Exhibit C) and obtain a Certificate of Occupancy for the Building, prior to the commencement of construction of the Improvements (as defined and described in Exhibit C) in the Premises [except for that portion of Landlord's Work related to the installation of certain variable air volume boxes in the Premises ("Landlord VAV Work, " as defined in Paragraph A.2 of Exhibit C), which the parties acknowledge will be completed by Landlord after Landlord's delivery of possession of the Premises to Tenant but prior to: (i) January 31, 2000, with respect to the third and fifth floor portions of the Premises, and (ii) with respect to the remaining portions of the Premises, within forty - five (45) days following the

Tenant's commencement of construction with respect to each portion of the Premises [which commencement of construction shall be no earlier than the date by which Tenant has received written approval from Landlord of Final Plans (as defined in Exhibit C) for the Improvements (as defined in Exhibit C) for such portion of the Premises (which Final Plans shall contain all necessary details and specifications regarding such Landlord VAV Work)] (collectively, "VAV Completion Dates"). Following Landlord's delivery of possession of the Premises in accordance with the terms hereof, the Improvements will be constructed in the Premises at Tenant's expense (subject to contribution from Landlord in the form of the Tenant Allowance, as defined and provided in Exhibit C). Tenant will act as construction manager with respect to the performance of the Improvements. Landlord and Tenant will cooperate in order to allow Tenant to timely complete the Improvements and Landlord to timely complete the Landlord VAV Work following the delivery of possession of the Premises to Tenant.

         (b) Landlord shall substantially complete Landlord's Work (other than the Landlord VAV Work), obtain a Certificate of Occupancy for the Building and deliver possession of the Premises to Tenant in order to allow Tenant to complete the Improvements therein. On the date that Landlord substantially completes Landlord's Work (except for the Landlord VAV Work) and obtains such Certificate of Occupancy, Landlord shall deliver possession of the Premises to Tenant, and such date shall be deemed the "Delivery Date," as such term is used herein. The parties shall both execute and deliver (which delivery may be made initially by delivery of executed signature pages via facsimile to the parties' respective counsel) this Lease on such Delivery Date, which date is targeted to be January 7, 2000. However, if the Delivery Date is delayed beyond such targeted Delivery Date or any other date scheduled or targeted as the Delivery Date by mutual agreement of Landlord and Tenant, Landlord shall not have any liability whatsoever to Tenant on account of such failure to deliver possession of the applicable portion of the Premises to Tenant (except as expressly provided in this subparagraph (b)) and this Lease shall not be rendered void or voidable as a result of such delay. However, notwithstanding the foregoing, if Landlord does not deliver possession of the Premises to Tenant in accordance with the foregoing terms on the targeted Delivery Date, provided that such delay is not caused solely by an act or omission of Tenant or Tenant's employees, agents or contractors, Tenant shall receive a credit against its first occurring Base Rent obligations hereunder beginning on the Commencement Date in an amount equal to one (1) days' Base Rent (which amount will be determined by pro-rating one full monthly installment of Base Rent payable with respect to the Initial Portion of the

Premises beginning on the Commencement Date on a per diem basis based upon a thirty-one (31) day month) for each day that Landlord's delivery of the Premises in accordance with the foregoing terms is delayed beyond such targeted Delivery Date. In addition, if Landlord fails to complete the Landlord VAV Work by the targeted VAV Completion Dates set forth in subparagraph (a) above, provided that such delay is not caused solely by an act or omission of Tenant or Tenant's employees, agents or contractors, Tenant shall receive a credit against its first occurring Base Rent obligations hereunder with respect to that portion of the Premises for which such Landlord VAV Work is not completed beginning on the Commencement Date applicable to such portion of the Premises (the Commencement Date, Interim Commencement Date or Final Commencement Date, as set forth in greater detail below) in an amount equal to one (1) days' Base Rent (which amount will be determined by pro-rating one full monthly installment of Base Rent payable with respect to the applicable Portion of the Premises beginning on the applicable Commencement Date on a per diem basis based upon a thirty-one
(31) day month) for each day that Landlord's completion of such Landlord VAV Work is delayed beyond such targeted VAV Completion Date. The parties acknowledge that Tenant shall not be obligated to pay Base Rent during such period of early occupancy between the Delivery Date and the Commencement Date . However, Tenant covenants and agrees that such occupancy shall be deemed to be under all of the other terms, covenants, conditions and provisions of this Lease (except that Tenant shall not be obligated to pay for temporary electric service to the Premises prior to the Commencement Date).

         (c) Upon the full execution and delivery of this Lease, Tenant shall take possession of the Premises and shall have the right to enter upon the same to construct the Improvements therein. The Improvements shall be completed by Tenant in a safe manner and in conformity and compliance with: (i) the requirements and specifications set forth in this subparagraph (c), (ii) all applicable laws, statutes, rules, regulations, orders, ordinances, codes, approvals, permits, interpretations, directives and requirements, of all federal, state, county, municipal and city legislatures, executive offices, courts, departments, bureaus, boards, agencies, offices, commissions and other sub-divisions thereof, or of any official thereof, or of any other governmental, judicial, public, quasi-public or quasi-judicial authority (collectively, "governmental authorities"), and the National Board of Fire Underwriters or any other body exercising similar functions (collectively, "Requirements") applicable thereto, and (iii) the Final Plans (as defined in Exhibit C) (and any additional or modified plans and specifications) approved therefor in writing by Landlord. All Improvements shall be completed in a first class workmanlike manner, using only new materials, fixtures and equipment, and shall be performed by reputable contractors and subcontractors who are licensed to conduct business in the Commonwealth of Virginia, and such contractors and subcontractors shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed). At all times during performance of the Improvements, Landlord and its representatives shall have the right to enter upon the Premises for the purpose of inspecting construction and progress of the same and compliance with the foregoing (provided that in exercising such right, Landlord will not materially interfere with performance of the Improvements). Prior to commencing any work with respect to the Improvements, and thereafter until the same are completed, Tenant shall obtain and maintain and/or cause Tenant's contractor to obtain and maintain insurance against: claims under workmen's compensation and other employee benefit acts, with limits not less than $500,000.00; claims for damages because of bodily injury, including death, to said contractor's employees and all others, with a single limit of $5,000,000.00 per person and per occurrence; and damages to property with limits of $5,000,000.00. Throughout the period during which the Improvements are being performed, Tenant and Tenant's contractors and subcontractors shall: (1) keep the Building, the Land and all areas adjacent thereto free to debris, refuse, equipment, materials and personal property, (2) initiate, maintain and supervise all necessary safety precautions and programs in connection with the work and take all reasonable precautions for the safety of, and provide all reasonable protection to prevent damage, injury or loss to all employees on the work site and other persons who may be affected thereby, all the work and all the materials and equipment to be incorporated therein, and other property at the work site or adjacent thereto, such precautions to include without limitations the furnishings of guard rails and barricades and the securing of the Premises.

Immediately upon the completion of the Improvements: (i) Tenant shall remove and cause Tenant's contractors and any subcontractors to remove any and all debris, refuse, equipment, materials and personal property left on the Premises, in the Building, on the Land or any area adjacent thereto, and (ii) Tenant shall deliver to Landlord full and complete lien releases executed by all of Tenant's contractors and subcontractors and any other party providing services or materials with respect to the Improvements or the Premises. During Tenant's performance of the Improvements and Tenant's initial "move-in" into the Premises, Tenant will have exclusive use, at no additional cost to Tenant, of one (1) freight elevator or hoist and one (1) passenger elevator.

         (d) (1) The Commencement Date shall be the earlier to occur of (i) March 1, 2000, and (ii) the date on which Tenant substantially completes the Improvements in the Initial Portion (as defined below) of the Premises and such Initial Portion can be occupied for business operations (including the completion of other work and installations beyond the Improvements necessary for Tenant's business operations); (2) the Interim Commencement Date shall be the earlier to occur of: (i) June 1, 2000, and (ii) the date on which Tenant substantially completes the Improvements with respect to an additional (over and above the Initial Portion) full floor of the Premises (the "Interim Portion" of the Premises) and such Interim Portion can be occupied for business operations (including the completion of other work and installations beyond the Improvements necessary for Tenant's business operations) (subject to further adjustment as set forth below in this subparagraph (d)); and (3) the Final Commencement Date shall be the earlier to occur of: (i) October 1, 2000, and
(ii) the date on which Tenant substantially completes the Improvements in the remaining Balance (as defined below) of the Premises (the "Final Portion" of the Premises) and such Final Portion can be occupied for business operations (including the completion of other work and installations beyond the Improvements necessary for Tenant's business operations) (subject to adjustment in accordance with the terms of subparagraph (e) below). The parties acknowledge that Tenant shall complete the Improvements in the Premises on a phased construction schedule which will include a first phase consisting of three (3) full floors (the "Initial Portion" of the Premises), a second phase consisting of one (1) full floor (the "Interim Portion" of the Premises, which Phase may be completed in stages as set forth below), and a final phase consisting of the remaining full floor (the "Final Portion" of the Premises). That portion of the Premises which is not a part of the Initial Portion consists of the "Interim Portion" and the "Final Portion," and is sometimes referred to herein collectively as the "Balance" of the Premises. Tenant, at its option, may substantially complete the Improvements with respect to distinct portions of the fourth (4th) floor of the Premises, provided that Tenant shall commence payment of Base Rent with respect to such portions on the date that the Improvements with respect to such portion are substantially completed and such portion can be occupied for business operations (including the completion of other work and installations beyond the Improvements necessary for Tenant's business operations) (provided that, notwithstanding the foregoing terms of this sentence, all of Tenant's Base Rent obligations with respect to the fourth (4th) floor portion of the Premises shall commence no later than June 1, 2000). Landlord agrees to cooperate with Tenant in any reasonable manner to allow Tenant to complete construction of the Improvements in accordance with the construction schedule, which cooperation will include: (i) providing reasonable approval of Tenant proposed plans and specifications related to the Improvements in a timely manner (Landlord will endeavor to provide such approval (or disapproval with comments, as applicable) within two (2) business days after submittal of the same by Tenant provided that engineering review is not required with respect to the same, in which case Landlord will provide such approval (or disapproval with comments, as applicable) within five (5) business days after submittal of the same by Tenant); (ii) allowing Tenant to commence certain work prior to obtaining a final permit therefor under appropriate circumstances as is customarily done in the Fairfax County area with respect to tenant improvement construction (subject to issuance of such final permit and compliance with all applicable governmental requirements). In order to further ensure that the Improvements are completed in accordance with the construction schedule, Tenant agrees that all plans and specifications for the Improvements will be consistent with the design and finish of a Class A office building and the terms of Exhibit J hereto, which is incorporated herein by this reference, and Tenant will reasonable cooperate with Landlord and provide Landlord with progress plans as they are developed and involve Landlord's construction representatives in the planning process and in meetings related thereto.

         (e) Notwithstanding the terms of subparagraph (d) above with respect to the dates on which Tenant's Base Rent obligations commence with respect to each portion of the Premises: (1) Tenant, at its sole option, may elect, by delivering written notice to Landlord or on before March 1, 2000, to commence paying Base Rent with respect to the Final Portion of the Premises prior to the Final Commencement Date on a date selected by Tenant, which date shall be either July 1, 2000, August 1, 2000 or September 1, 2000; and (2) if Tenant makes such an election the additional Base Rent to be paid by Tenant with respect to the Final Portion of the Premises for July, August and/or September, 2000, as applicable, shall be applied by Landlord as a credit against the first Base Rent obligations coming due hereunder with respect to the Initial Portion of the Premises beginning on the Commencement Date (subject to the condition subsequent that such additional Base Rent amounts with respect to the Final Portion of the Premises are subsequently timely paid by Tenant in accordance with its written notice to Landlord regarding the same), provided that in no event shall any election by Tenant under this subparagraph (e) result in: (i) a reduction or abatement of any of Tenant's Base Rent obligations with respect to the Final Portion of the Premises for any period following the Final Commencement Date,
(ii) the payment by Tenant to Landlord of Base Rent with respect to calendar year 2000 in an amount less than $3,074,342.00 (as such amount may be increased by virtue of Tenant's accelerated occupancy of the fourth (4th) floor portion of the Premises), or (iii) any modification of the Final Commencement Date (which Date shall be determined in accordance with the terms of subparagraph (d) above).

         (f) Promptly after the Commencement Date, Interim Commencement Date and Final Commencement Date are ascertained, Landlord and Tenant shall execute a certificate, in the form of Exhibit D hereto, which certificate shall set forth the Commencement Date, the Interim Commencement Date, the Final Commencement Date and the date upon which the initial term of this Lease will expire. The parties acknowledge that Tenant's failure to accept possession of the Premises (or any part thereof) when the same is tendered by Landlord in accordance with the terms hereof shall in no way affect the Delivery Date, the Commencement Date, the Interim Commencement Date, or the Final Commencement Date, and Tenant's rental obligations shall in no way be affected by such failure to accept possession.

         3.2 Holding Over. (a) If Tenant shall not immediately surrender the entire Premises on the date of the expiration or earlier termination of the Lease Term, the Base Rent payable by Tenant hereunder (which shall be payable with respect to the entire Premises regardless of what portion thereof remains occupied by Tenant) shall be increased to equal the greater of: (i) fair market rent for the Premises, or (ii) (1) during the first sixty (60) days following the expiration or termination of the Lease Term, one hundred fifty percent (150%) of the Base Rent payable hereunder during the month immediately preceding the expiration or termination date (determined without giving effect to any abatement thereof), and (2) for all periods after the first sixty (60) days following the expiration or termination of the Lease Term, two hundred percent (200%) of the Base Rent payable hereunder during the month immediately preceding the expiration or termination date (determined without giving effect to any abatement thereof) ("Holdover Rent"). In addition to such Holdover Rent, Tenant shall also continue to pay to Landlord all additional rent in the amount that was payable hereunder during the month immediately preceding the expiration or termination date or as otherwise determined in accordance with the terms of this Lease. Such Holdover Rent shall be computed by Landlord on a monthly basis and shall be payable by Tenant on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the entire Premises shall have been vacated by Tenant and possession thereof returned to Landlord. Landlord's acceptance of such Holdover Rent from Tenant shall not in any manner impair or adversely affect Landlord's other rights and remedies hereunder, including, but not limited to, (i) Landlord's right to evict Tenant from the Premises, and (ii) Landlord's right to recover damages pursuant to this Lease and such other damages as are available to Landlord at law or in equity (which damages shall be limited as provided below).

         (b) Except for Tenant's obligation to pay the aforesaid Holdover Rent and the limitations on such waiver set forth below in this Section 3.2, so long as Tenant does not holdover in the Premises for more than sixty (60) days following the expiration or termination of the Lease Term, Landlord hereby waives its right to collect any damages from Tenant based upon Tenant's failure to timely vacate the Premises. The foregoing waiver shall in no way affect Tenant's obligation to pay the aforesaid Holdover Rent with respect to such sixty (60) day period, nor shall such waiver in any way affect or impair Landlord's right to pursue and collect (and Tenant's obligation to pay): (1) any damages (other than consequential or punitive damages which Landlord hereby waives), costs, liabilities, costs and expenses suffered or incurred by Landlord as a result of Tenant's failure to timely vacate the Premises if Tenant shall fail within sixty (60) days following the expiration or termination of the Lease Term, to completely vacate the Premises and return possession thereof to Landlord in accordance with the terms of this Lease, or
(2) any costs or expenses incurred by Landlord related directly to Tenant's failure, upon vacating the Premises to remove any alterations, improvements or other personal property from the same in accordance with the terms of this Lease.

         (c) Subject to Landlord's partial damage waiver set forth above, if Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease with such removal and repair obligations completed, then, in addition to its other obligations under this Section 3.2 and Landlord's rights and remedies under this Section 3.2 and the other provisions of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including reasonable attorneys' fees and court costs) resulting from such failure to timely surrender. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

         (d) To the extent that the aforesaid monthly Holdover Rent paid by Tenant exceeds the greater of: (i) one hundred five percent (105%) of the monthly Base Rent payable hereunder during the last full calendar month immediately preceding the expiration or termination of the Term (without giving effect to any abatement thereof); or (ii) the monthly Fair Market Rent (as defined in Section 15.23) for the Premises, then any such excess shall be credited by Landlord against any damages recoverable by Landlord from Tenant as a result of such holdover.

                                ARTICLE IV. RENT
                                            ----

         4.1 Payment. Tenant shall pay to Landlord in advance on or before the first day of each month during the Lease Term, in legal tender of the United States of America, and, except as may be expressly set forth herein or expressly required by law, without any demand, set-off or deduction, at the office of Landlord in _ Institutional Property Managers, Inc., 1961 Chain Bridge Road, Suite 105, McLean, Virginia 22102-4562, Attn: General Manager, or at such place or to such of Landlord's Agents from time to time designated in writing, Rent comprised of a Base Rent and Additional Rent (defined in Section 4.5). If
Landlord shall at any time accept rent after it shall have become due and payable, such acceptance shall not excuse a delay upon subsequent occasions or construe or be construed as a waiver of any of Landlord's rights hereunder. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Base Rent or Additional Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment of Rent shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to Landlord.

         4.2 Base Rent. (a) Beginning on the Commencement Date, subject to Tenant's rights under Section 3.1(e), Tenant shall pay (with or without receipt of a written statement from Landlord) the Base Rent (as defined in Sections 1.4 and 1.7 hereof) in advance, promptly upon the first day of every month of the Lease Term. If the initial or final month is less than a full calendar month, the Base Rent for such month will be reduced proportionately.

         (b) Notwithstanding the terms of subsection (a) above to the contrary Tenant's obligation to pay its monthly Base Rent obligations with respect to the Interim Portion and Final Portion of the Premises shall not commence on the Commencement Date provided that the Improvements with respect thereto are not substantially completed on or before such Commencement Date and such Portions of the Premises are not ready for occupancy for business operations (as set forth in greater detail in Section 3.1) . Tenant's obligation to pay monthly Base Rent with respect to the portions of the Balance of the Premises shall commence on the Interim Commencement Date and the Final Commencement Date (and such other dates as may be determined with respect to each portion of the Balance of the Premises in accordance with the terms of Section 3.1). In the event that the Commencement Date, Interim Commencement Date or the Final Commencement Date occur on a date which is not the first day of a calendar month, Tenant's Base Rent obligations with respect to the applicable portion of the Premises commencing on such Date shall be pro-rated for the partial calendar month in which such Date occurs and shall be paid on such Date to Landlord. For the purposes of determining what portion of Tenant's Base Rent obligations set forth in Section 1.4 hereof are attributable to the Initial Portion and the Balance of the Premises, such determination shall be made in accordance with the terms set forth in Section 1.7.

         4.3  Tenant's Share of Operating Costs.
              ---------------------------------

         (a) "Operating Costs" means, for any calendar year, the sum of all reasonable expenses, costs and disbursements of every kind and nature that Landlord pays or becomes obligated to pay in connection with the management, operation and maintenance of the Building, the parking facilities, and the land upon which the Building is situated (the "Land"), including but not limited to: all reasonable management office expenses, all applicable sales and use taxes; expenses incurred for heat, cooling and other utilities; cost of insurance (for general liability, all risk, rent loss and other commercially reasonable coverage carried by Landlord with respect to the Building with commercially reasonable deductibles, excluding increases in insurance premiums directly and specifically related to other tenants); cost of janitorial and cleaning service, trash collection and recycling services, pest control; concierge, lobby, or security service (if any); salaries, wages and other personnel costs of engineers, superintendents, watch persons, and all other employees of the Building at and under the level of Senior Property Manager directly involved in the management and operation of the Building, including any sales tax imposed upon their service; charges under maintenance and service contracts for elevators, chillers, boilers and controls; window cleaning; building and grounds maintenance; parking lot maintenance; management fees; permits and licenses; all maintenance and repair expenses and supplies including replacement and disposal of fluorescent light bulbs and ballasts in building standard lighting fixtures; costs (including finance charges) of improvements to the Building, equipment or capital items that are designed to increase safety, improve energy efficiency or expand telecommunications service; the cost of replacing existing equipment or systems or other costs incurred for the purpose of complying with the directives of a public or quasi-public entity or authority which directive is issued after the Delivery Date (which may include a different or new application or interpretation of a pre-existing directive, law, statute, order or regulation) and as the same may be amortized over their useful life (as determined by industry standard) on a straight line basis; costs of complying with all governmental regulations, including, without limitation, the disposal of chlorofluorocarbons and compliance with Title III of the Americans With Disabilities Act of 1990 ("ADA") or any other Virginia statute regarding barriers (subject to the limitations set forth below) which such regulations are issued after the
Delivery Date (which may include a different or new application or interpretation of a pre-existing regulation); costs of independent contractors; any costs incurred in implementing and operating any transportation management program, ride sharing program or similar program including, but not limited to, the cost of any transportation program fees, mass transportation fees or similar fees charged or assessed by any governmental or quasi-governmental entity (collectively, "Transportation Fees"); any payments made by the Landlord under any easement or license agreement affecting the Building or the Land, declaration, restrictive covenant or instrument pertaining to the payment of sharing of costs among property owners or users affecting the Building or the Land; reasonable reserves for replacements, repairs and contingencies; and all other reasonable costs and expenses properly incurred in the operation and maintenance of this office building. Any such costs and expenses which Landlord shares with any adjacent landowner and the cost of any item of Operating Costs which is incurred by Landlord with respect to the Building and any adjacent property shall be fairly and equitably apportioned by Landlord, in good faith, between the Building and any adjacent property (or between Landlord and any adjacent landowner, as applicable). In the event that at any time during the Term, Operating Costs include any Transportation Fees, so long as Tenant is leasing at least three (3) full floors in the Building, Tenant, at its sole cost and expense, may appeal any such Transportation Fees, and Tenant shall receive Tenant's Share of the benefit of any reduction in the same. Tenant shall indemnify and hold Landlord harmless from and against any costs, expenses, liabilities, claims, actions, causes of action or damages in any way associated with or related to Tenant's appeal of any such Transportation Fees.

         "Operating Costs" shall not include: (i) Real Estate Taxes (as defined in Section 4.4 below); (ii) the initial cost of constructing the Building; (iii) the cost of alterations to other rentable spaces in the Building (including renovation, refurbishment and tenant improvements and architectural and engineering costs associated therewith); (iv) lease commissions; (v) payment of principal and interest on mortgages and other fees payable to lenders in connection with any such mortgages; (vi) rents payable under any ground lease with respect to the Building or the Land; (vii) costs to Landlord of any work or service performed specifically for any other tenant at the cost of such tenant;
(viii)  advertising  and marketing  costs  associated with leasing the Building,
(ix) the cost of maintaining a leasing and marketing office in or for the Building, including overhead or deemed rent relating thereto; (x) salaries or other compensation to any employees, partners, trustees, shareholder, directors or officers of Landlord who are not actively involved in the management of the Building or the Project; (xi) expenses for which Landlord is reimbursed by insurance (or for which Landlord would have been reimbursed if Landlord had carried the insurance coverage required pursuant to Section 9.6 hereof), condemnation proceeds, warranties or any other source (other than the payment by tenants of the Building of Operating Costs in a manner similar to the terms of this Section 4.3); (xii) late charges incurred by Landlord as a result of late payment of Real Estate Taxes; (xiii) Landlord's income taxes; (xiv) improvements or replacements to the Building, equipment or other capital items having a useful life (as  determined in accordance  with industry  standards) in excess of three
(3) years from the date of installation (collectively "Capital Costs"), except those that are reasonably calculated by Landlord to increase safety, improve energy efficiency, expand telecommunications service, or comply with the directives of a public or quasi-public entity or authority [in which case such Capital Costs shall be amortized over the useful life (as determined by industry standard) of the improvement, replacement, equipment or other capital item and included in Operating Costs]; (xv) the cost of correcting defects in the initial design or construction of the Building; (xvi) costs associated with maintaining the existence of and the operation of the business of the corporate (or partnership or trust) entity which constitutes the Landlord (such as trustee's fees, partnership organization or administration expenses, deed recordation expenses and general overhead expenses and legal and accounting fees related to the same) apart from the costs of the operation of the Building and the Project;
(xvii) income, excess profits, franchise taxes or other such taxes imposed on or measured by the net income of Landlord from the operation of the Building (except for any Fairfax County BPOL taxes or other similar local taxes, which shall also be included in Real Estate Taxes, as defined below); (xviii) attorney's fees incurred in connection with any disputes, controversies or defaults under leases of other tenants; (xix) costs incurred in connection with the transfer, taking or condemnation of the Building or the Real Property;
(xx)any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arm's length competitive prices paid in the Washington, D.C. metropolitan area for similar services or goods; (xxi) reserves for repairs, maintenance and replacements (until utilized for purposes for which such costs may be included in Operating Costs pursuant to this Lease); (xxii) costs or expenses associated with leasing space in the Building or the sale of any interest in the Building, including without limitation, advertising and marketing, legal fees, commitment fees, commissions or any similar amounts paid for or on behalf of any tenant, such as space planning, moving costs, improvement allowances, rental and other tenant concessions; (xxiii) costs of HVAC service outside normal HVAC Business Hours sold to tenants of the Building by Landlord or the cost to Landlord of providing any other special services to other tenants; (xxiv) the costs incurred to remove any hazardous materials or other toxic material or substances from either the Building or the Land; (xxv) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord in the Building; (xxvi) costs and expenses resulting from the negligence or wilful misconduct of Landlord or its employees, contractors or agents; (xxvii)fines or penalties assessed against Landlord by reason of Landlord's violation of laws; (xxviii) the cost of investment grade art, sculpture and paintings not purchased in the ordinary course of operating the Building; (xxix) costs of disputes with Landlord's management agent or any prospective purchaser or mortgagee of the Building; (xxx) depreciation of the Building or any improvements therein; (xxxi) with respect to employees shared with buildings outside of the Project, those portions of the personnel costs attributable to such buildings outside of the Project; (xxxii) utility costs specifically reimbursed by individual tenants of the Building and not provided to all tenants of the Building; (xxxiii) independent contractor and related costs associated with the financing or leasing of the Building; and (xxxiv) the cost of correcting known violations of ADA existing as of the Delivery Date; (xxxv) owner's association assessments, condominium and association dues; or, (xxxvi) costs and expenses Landlord expends for the benefit of the adjacent Tyson's I Mall to the extent that the Building does not directly benefit from those costs or expenses.

         (b) The initial Operating Costs (the "Initial Basic Operating Costs") to be used in calculations regarding Excess Operating Costs (defined below) are the actual Operating Costs for the calendar year 2000, subject to adjustment as set forth in Section 4.3(d), Section 4.4(b) and Section 4.4(d) (the "Base Year").

         (c) In addition to Base Rent, beginning on February 1, 2001, for each calendar year (or partial year) during the Lease Term thereafter, Tenant shall pay as Additional Rent, Tenant's Share of the amount by which the Operating Costs for such calendar year exceed the Initial Basic Operating Costs (such excess hereinafter referred to as "Excess Operating Costs") as follows:

                  (i) No less than once per calendar year during the Lease Term, Landlord will provide Tenant with a detailed written statement of estimated Excess Operating Costs (broken down on a line-item basis with reasonable supporting documentation) for the upcoming or current calendar year, as applicable. Said estimate shall be based upon an increase calculated in good faith over the previous year's Operating Costs, which increase shall not exceed the sum of: (1) Landlord's reasonable good faith estimate of non-controllable Operating Costs, and (2) the applicable Controllable Operating Cost Cap (as defined below)with respect to such calendar year. If Landlord reasonably determines, pursuant to commercially standard criteria in the Tyson's Corner submarket, that the Excess Operating Costs are materially or significantly greater than Landlord's initial estimate thereof, then Landlord may deliver to Tenant not more than once during any calendar year, a revised estimate of Tenant's Share of Excess Operating Costs subject to the foregoing limitations. Tenant shall pay to Landlord within thirty (30) days of notification of the revised amount, the difference between the previous estimate and the revised estimate for the expired portion of the current calendar year. Monthly installments of Tenant's Share of Excess Operating Costs will be increased for the remainder of the months and year following Tenant's receipt of the revised estimate to one-twelfth (1/12) of the revised estimate of Tenant's Share of Excess Operating Costs.

                  (ii) Not more than one hundred twenty (120) days following the last day of each calendar year, Landlord will provide Tenant with a written statement (setting forth separate line items of costs, with reasonable supporting documentation) of the amount of Tenant's Share of estimated Excess Operating Costs paid for the preceding calendar year (or partial calendar year) to Tenant's Share of Excess Operating Costs actually incurred by Landlord for such calendar year. If the amount of Tenant's Share of estimated Excess Operating Costs paid by Tenant for such prior calendar year (or partial calendar year): (A) exceeds the Tenant's Share of actual Excess Operating Costs, within thirty (30) days of such statement, Landlord will give Tenant an immediate credit in such amount against current payments of Rent (or if in the last year of the Lease Term, refund the excess within the aforesaid thirty (30) days), (B) is less than Tenant's Share of actual Excess Operating Costs, Tenant shall pay Landlord, as Additional Rent, the difference within thirty (30) days following Tenant's receipt of such written comparison. Any delay or failure of Landlord in billing any Excess Operating Cost escalation shall not be construed as a waiver of and shall not impair the continuing obligation of Tenant to pay such escalation for any such escalation incurred within the previous three (3) calendar years.

                  (iii) For the purpose of calculating Tenant's Share of Excess Operating Costs, Landlord's Controllable Operating Costs (as defined below) for any calendar year following the Base Year shall be limited to the Controllable Operating Cost Cap (as hereinafter defined). The Controllable Operating Cost Cap for the first three (3) calendar years following the Base Year shall be an amount equal to Landlord's actual Controllable Operating Costs for the Base Year increased by five percent (5%) annually, on a cumulative basis, for each calendar year following said Base Year through the calendar year in question. Stated alternatively, the Controllable Operating Expenses for any calendar year shall not exceed one hundred ten and 25/100th percent (110.25%) of the Controllable Operating Expenses for the calendar year two (2) years immediately preceding that calendar year. The Controllable Operating Cost Cap for all other calendar years during the Term shall be an amount equal to Landlord's actual Controllable Operating Costs for the calendar year two (2) years prior to the year in question ("Rolling Base Year") increased by five percent (5%) annually, on a cumulative basis, for each calendar year following said Rolling Base Year through the calendar year in question. [By way of illustration only, if the actual per square foot Controllable Operating Costs are $7.00 during the Base Year of 2000, the Control Operating Cost Cap for 2001 will be $7.35 ($7.00 x 1.05), the Controllable Operating Cost Cap for 2002 will be $7.72 ($7.35 x 1.05) and the Controllable Operating Cost Cap for 2003 will be $8.10 ($7.72 x 1.05). If the actual Controllable Operating Costs for 2002 are $7.25, then the Controllable Operating Cost Cap for 2004 will be $7.99 ($7.25 x 1.05 x 1.05)]. For the purposes hereof the term "Controllable Operating Costs" shall mean all Operating Costs except: Real Estate Taxes, sales, use and any other taxes, cost of insurance, costs of procuring and providing utility services, union labor costs (to the extent controlled by a collective bargaining agreement), costs associated with procuring permits and licenses, and costs of complying with all governmental laws and regulations (to the extent that the same are properly a part of Operating Costs pursuant to the definition thereof set forth above). However, notwithstanding the foregoing, for the purpose of calculating Tenant's Share of Excess Operating Costs, the cost of making changes or improvements to the Common Areas of the Building for the purpose of complying with governmental laws and regulations (except those changes or improvements which are necessitated by Tenant's particular use of the Premises), to the extent that the same are properly a part of Operating Costs pursuant to the definition thereof set forth above, shall not exceed ($0.30) per square foot of Net Rentable Area in the Building during any calendar year.

         (d) Operating Costs for the Base Year and for any calendar year during which the Building is not yet ninety-five percent (95%) leased, shall be determined by Landlord in its good faith, commercially reasonable discretion, based upon the amount that such Costs would be if the Building were at least ninety-five percent (95%) leased. Real Estate Taxes for the Base Year shall be determined by Landlord in its good faith commercially reasonable discretion, based upon the amount that such Costs would be if the Building were fully completed and assessed and stabilized at ninety-five percent (95%) occupancy.

         4.4  Tenant's Share of Real Estate Taxes.
              -----------------------------------

         (a) "Real Estate Taxes" means all general and special real estate taxes and assessments, ordinary or extraordinary, foreseen or unforeseen, any state or local business personal property tax, and other ad valorem taxes, levies and assessments (net of any refund) paid upon or in respect of the Building, the parcel or parcels of Land on which the Building is located (together with the Building, the "Real Property"), or the rents therefrom, and all taxes or other charges imposed in lieu of any such taxes, as well as fees of counsel and experts which are reasonably incurred by, or reimbursable by, Landlord in contesting any such taxes or in seeking any reduction in the assessed valuation of the Building or the Land or a judicial review thereof (regardless of whether the same are reduced), whether incurred under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes also shall include special assessments which are in the nature of or in substitution for real estate taxes, including but not limited to road improvement assessments, special use area assessments, school district assessment, vault space rentals and any business, professional and occupational license tax (including any Fairfax County Business, Professional, and Occupational License Tax ("BPOL")) payable by Landlord in connection with the Real Property. If at any time the method of taxation prevailing at the Date of Lease shall be altered so that in lieu of, as a substitute for or in addition to the whole or any part of the Real Estate Taxes now levied or assessed, there shall be levied or assessed a tax of whatever nature, then the same shall be included as Real Estate Taxes hereunder. If any application or review results in a refund on account of any prior assessment, after payment of reasonable expenses incurred in connection therewith (whether by Landlord, Tenant or other tenants of the Building), and after recalculation of Excess Real Estate Taxes (as hereinafter defined) if the Base Year has been affected, and if Tenant is not in default hereunder beyond any applicable notice and cure period, Landlord will reimburse Tenant an amount equal to Tenant's Share (as defined in Section 1.6) of the refund applicable to the Lease Term. Any determination whether or not to appeal or seek a reduction in Real Estate Taxes shall be in Landlord's sole and absolute discretion. However, the foregoing shall not affect Tenant's rights under subparagraph (e) below. Notwithstanding the foregoing, "Real Estate Taxes" does not include: (i) any interest, penalties or additional tax paid by or imposed upon Landlord as a result of Landlord's failure to pay Real Estate Taxes when due and payable, or (ii) any net income, franchise or capital gains tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Real Property.

         (b) The initial Real Estate Taxes ("Initial Basic Real Estate Taxes") to be used in calculations regarding Excess Real Estate Taxes (defined below) are the actual (subject to adjustment in accordance with the terms of this subparagraph (b)) Real Estate Taxes for calendar year 2000 ("Base Year") (determined consistent with the terms of this subparagraphs (b) and subparagraph
(d) below). For the purpose of determining Tenant's Share of Excess Real Estate Taxes (as defined below), the Initial Real Estate Taxes and the Real Estate Taxes applicable to any subsequent calendar year shall be grossed up pursuant to the following terms. If, during the Base Year, the amount of Real Estate Taxes payable by Landlord with respect to the Building does not reflect an assessed value of the Building equal to or greater than the Fully

Assessed Value (as defined below) of the Building in the first calendar year subsequent to the Base Year during which the Building is assessed at Fully Assessed Value (as defined below), then in such event Landlord shall increase the amount of Real Estate Taxes hereunder for the Base Year to reflect such Fully Assessed Value. In addition, if, during any calendar year during the Term following the Base Year, the amount of Real Estate Taxes payable by Landlord with respect to the Building does not reflect an assessed value of the Building equal to or greater than the Fully Assessed Value (as defined below) of the Building in any previous calendar year, then in such event Landlord shall increase the amount of Real Estate Taxes hereunder for such calendar year to reflect such Fully Assessed Value. As used herein, the term "Fully Assessed Value" means the value of the Building, for the purposes of Real Estate Tax assessment by the appropriate officials of Fairfax County, Virginia, using the income method of valuation then being employed by Fairfax County, Virginia, based upon the following assumptions for valuation purposes: (i) that the Building is substantially completed (including base Building improvements and tenant improvements in at least ninety five percent (95%) of the tenant space);
(ii) the Building is at least ninety five percent (95%) leased; and, (iii) (A) with respect to the grossing up of the Base Year, the "average" rental rate for valuation purposes shall be the expected average rental rate payable with respect to space in the Building for first calendar year during which the requirements set forth in (i) and (ii) above are reasonably expected to be satisfied; and (B) with respect to the grossing up of any calendar year subsequent to the Base Year, the "average" rental rate for valuation purposes shall be the average rental rate payable with respect to leased space in the Building for such calendar year. If Landlord obtains any subsequent reduction in Real Estate Taxes attributable to the Base Year, the Excess Real Estate Taxes, as defined in Section 4.4(c), shall be recomputed for the entire Lease Term using the new Base Year amount, and Tenant shall, within thirty (30) days of receipt of invoice, pay to Landlord any additional amount due.

         (c) Beginning on January 1, 2001, in addition to Base Rent, for each calendar year (or partial year) subsequent to the Base Year, Tenant shall pay as Additional Rent, Tenant's Share of the amount by which the Real Estate Taxes with respect to such calendar year exceed the Initial Basic Real Estate Taxes (such excess hereinafter referred to as "Excess Real Estate Taxes") for such calendar year as follows:
                  (i) Prior to the last day of each calendar year during the Lease Term, Landlord will provide Tenant with a statement of estimated Excess Real Estate Taxes for the upcoming calendar year (based upon Landlord's reasonable good faith estimate of anticipated Real Estate Taxes). Beginning January 1 of the upcoming calendar year, Tenant shall pay in twelve (12) equal monthly installments, based on Landlord's estimate, Tenant's Share of the estimated Excess Real Estate Taxes. If Landlord reasonably determines that the Excess Real Estate Taxes are greater than Landlord's initial estimate thereof, then Landlord may deliver to Tenant not more than once during any calendar year, a revised estimate of Tenant's Share of Excess Real Estate Taxes. Tenant shall pay to Landlord within thirty (30) days of notification of the revised estimate, the difference between the previous estimate and the revised estimate for the expired portion of the current calendar year. Monthly installments of Tenant's Share of Excess Real Estate Taxes will be increased for the remaining months in the year following Tenant's receipt of the revised estimate to one-twelfth (1/12) of the revised annualized estimate of Tenant's Share of Excess Real Estate Taxes.

                  (ii) Not more than one hundred eighty (180) days following the last day of each calendar year, Landlord will provide Tenant with a written comparison of the amount of the Tenant's Share of estimated Excess Real Estate Taxes paid for the immediately preceding calendar year (or partial calendar year) to Tenant's Share of Excess Real Estate Taxes actually incurred by Landlord for such calendar year. If the amount of the Tenant's Share of estimated Excess Real Estate Taxes paid by Tenant for such prior calendar year (or partial calendar year): (A) exceeds Tenant's Share of actual Excess Real Estate Taxes, within thirty (30) days of such statement, Landlord will give Tenant a credit in such amount against current payments of Additional Rent applicable to Excess Real Estate Taxes (or if in the last year of the Lease Term, refund the excess with the aforesaid thirty (30) days), (B) is less than Tenant's Share of actual Excess Real Estate Taxes, Tenant shall pay Landlord, as Additional Rent, the difference within thirty (30) days following Tenant's receipt of such written comparison. Any delay or failure by Landlord in billing any Excess Real Estate Tax escalation shall not be construed as a waiver of and shall not impair the continuing obligation of Tenant to pay such escalation.

         (d) Landlord shall use reasonable good faith efforts to effect an equitable proration of real estate taxes and assessments on the Building and any other property owned by Landlord or an Affiliate of Landlord. Landlord shall not recover from tenants more than one hundred percent (100%) of the real estate taxes, assessments and insurance premiums actually incurred by Landlord.

         (e) If Landlord elects not to contest Real Estate Taxes with respect to any calendar year during the Term, so long as Tenant leases at least three (3) full floors in the Building, Tenant may, by written request, ask Landlord to retain an independent tax consultant reasonably satisfactory to Landlord and Tenant, at Tenant's sole cost and expense, to assist Landlord in determining whether or not Real Estate Taxes should be contested. If the consultant recommends that the Real Estate Taxes be contested and Landlord elects not to contest the same in spite of such recommendation, Landlord shall deliver a copy of any written report received from such consultant to Tenant. Thereafter, so long as Tenant leases at least three (3) full floors in the Building, Tenant, at its sole cost and expense, may elect within thirty (30) days of the delivery of such report (or, if no report is available, receipt of notice from Landlord that Landlord will not contest such Taxes) to contest said Real Estate Taxes by delivering thirty (30) days' prior written notice of such election to Landlord. Any contesting of such Real Estate Taxes by Tenant shall be performed using counsel reasonably acceptable to Landlord and approved by Landlord prior to the commencement of any action relating to such contest. In the event that any such contest by Tenant or any other action by Tenant with respect to the Real Estate Taxes results in an increase in the Real Estate Taxes, Tenant shall pay the entire amount of any such increase, and Tenant shall indemnify and hold Landlord harmless from and against any and all costs, claims, liabilities, losses or expenses in any way relating to any such contest by Tenant.

         4.5 Rent Definition. The term "Rent" includes, without limitation, (a) Base Rent; (b) Tenant's Share of Operating Costs, (c) Tenant's Share of Real Estate Taxes; and (d) all other amounts payable by Tenant to Landlord (whether or not the same are specifically referred to herein as additional rent pursuant to the terms of this Lease). Items (b), (c) and (d) above are herein referred to as "Additional Rent". Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to Landlord as Rent, including but not limited to any amounts due and payable by Tenant with respect to the Excess over the Improvement Allowance, shall constitute rent for the purpose of Section 502(b)(7), as it may be amended of the Federal Bankruptcy Code, 11 U.S.C. ss.ss.101 et seq. (the "Bankruptcy Code").

         4.6 Other Impositions. In addition to all other obligations and liabilities of Tenant to Landlord, Tenant shall: (a) reimburse Landlord for any increase in ad valorem taxes that Landlord becomes obligated to pay, and (b) pay all license and permit fees and all taxes levied or assessed by governmental authorities by virtue of: (i) any specific leasehold improvements to the Premises which are not in the nature of customary office improvements in the Fairfax County submarket, (ii) Tenant specifically (as opposed to any tenant) conducting business or operating the Premises, (iii) the acts, omissions or practices of Tenant's Agents or Tenant's employees or contractors, (iv) any of Tenant's personal property located in the Premises or the Building, (v) Tenant's assets, existence or sales and (vi) any other reason related to Tenant, and (c) pay Landlord the amount of any interest or penalties in connection with the foregoing unless caused by the fault of Landlord.

         4.7 Tenant's Audit Rights. At any time within one-hundred eighty (180) days of Landlord's delivery of the aforesaid year-end reconciliation statement regarding Excess Operating Costs or Excess Real Estate Taxes (but not more than once per year), Tenant or a nationally recognized public accounting firm retained by Tenant may, upon at least thirty (30) days' prior written notice, inspect Landlord's records pertaining to such Operating Costs or Real Estate Taxes assessed by Landlord as set forth in Landlord's statement. Landlord or its agents shall produce said records at Landlord's offices in the Washington, D.C. metropolitan area upon the request of Tenant. Tenant's audit rights shall be expressly limited to the records relating to most recent year-end statement delivered by Landlord to Tenant. However, in addition, if Tenant's review of such Landlord's records reveals, in Tenant's reasonable opinion, an error or a billing by Landlord which is inconsistent with the definitions of Operating
Costs or Real Estate Taxes set forth in Sections 4.3 and 4.4, Tenant may request, and Landlord shall produce its records relating to the three (3) previous years only with respect to the line item with respect to which such error or incorrect billing was discovered by Tenant. If Tenant's audit shall conclusively disclose an overbilling by Landlord (and commensurate overpayment by Tenant) of the amount actually owed for such period, Landlord shall promptly credit the amount of such overpayment against Tenant's next due installment of Rent. In addition, if Tenant's audit shall conclusively disclose an overbilling by Landlord (and commensurate overpayment by Tenant) of more than seven and one-half percent (7.5%) of the amount actually owed for such period,

Landlord shall promptly reimburse Tenant for all reasonable accounting and attorneys fees related to the costs of such audit, provided that: (i) the maximum reimbursement payable by Landlord with respect to the cost of such audit shall be Three Thousand Dollars ($5,000.00) and (ii) Landlord shall not be obligated to reimburse any audit costs payable to the auditor on a contingency basis based upon a percentage of the amount of the discrepancy discovered in such audit.

                         ARTICLE V. LANDLORD'S SERVICES
                                    -------------------

         Landlord will provide the following services in a manner comparable to the manner in which the same are provided in first class office Buildings in the Tyson's Corner, Virginia submarket.

         5.1 Services, Utilities and Electricity.
             -----------------------------------

         (a) Landlord will furnish or cause to be furnished to the Building and the Premises electricity for normal first class office usage (at least a total of eight (8)watts per square foot). Tenant's use of electricity in the Premises may not at any time exceed the capacity of the electrical conductors and equipment serving the Premises. Landlord reserves the right to install, at the Tenant's sole cost, check meters, which will be utilized to determine the amount Tenant will reimburse Landlord for Tenant's excess usage. If such meter(s) or prior testing or measurement by Landlord determines that Tenant's total electrical usage with respect to the Premises is excessive, then Tenant shall pay for the cost of installing such meter and thereafter Tenant shall pay for any excess electricity based upon the determination of Tenant's actual usage by such meter. The determination of whether Tenant's usage is excessive (and the extent, if any, to which the same is excessive) shall be made by an independent third party building engineer, which engineer: (i) shall have significant experience in Class A office buildings in the Tysons Corner submarket, and (ii) shall not have worked for Landlord, Tenant or either of their respective affiliates during the five (5) years immediately preceding the hiring of said engineer by the parties to make the aforesaid determination. Said third party engineer shall be chosen as follows: If Landlord concludes that Tenant's usage is excessive, Landlord will notify Tenant of the same. Unless Tenant agrees in writing to Landlord's conclusions regarding excessive usage within ten (10) days of Landlord's notification regarding the same (in which case Tenant shall pay for the excessive usage as determined by Landlord), Landlord will provide to Tenant a list of at least three (3) qualified engineers who meet the requirements set forth above. Within five (5) days of Landlord's submission of said list of qualified engineers, Tenant will select one such engineer, and the parties shall retain said selected engineer to make the foregoing determination as to whether Tenant's usage is excessive, and if so, to what extent the same is excessive. If Tenant fails to choose an engineer from such list within such five
(5) day period, Landlord shall select an engineer from the list to make the determination. The determination by said engineer shall include consideration usage of electricity by tenants in similar Class A office buildings in the Tysons Corner submarket, Tenant's use of the Premises, the plans and specifications for the Building and the Final Plans for the Improvements. (However, the parties acknowledge that Landlord's approval of any such Final Plans shall in no way be construed as consent by Landlord to excessive electrical use which may be associated with the improvements, alterations, equipment or fixtures described in the same). The parties shall split the cost of such engineer equally and the determination of such engineer selected by Landlord or Tenant in accordance with the foregoing terms shall be binding upon the parties for the purposes of this Section 5.1. In addition to the foregoing, Landlord reserves the right to install, at Tenant's cost and expense, separate meters to determine Tenant's electrical usage associated with any supplemental HVAC units or other equipment installed or operated by Tenant. Tenant shall pay for all electric service measured by any such separate meter. Without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not: (i) connect equipment in the Premises that consumes more electricity than permitted by, the building standard specifications or (ii) make any alteration or addition to the electric system of the Premises. If Landlord grants such consent, Landlord will provide the same at the cost to Landlord, which cost Tenant shall pay to Landlord within thirty (30) days of Landlord's demand therefor, additional risers or other required equipment. In addition, Landlord may require Tenant to pay, as additional rent, the cost of any excess electrical capacity utilized by Tenant as a result of such risers or other required equipment. In addition, Landlord may require Tenant to install separate meters, at Tenant's sole cost, and to pay utilities directly to the utility company.

         (c) Landlord has advised Tenant that Virginia Power (`Electric Service Provider") is the utility company selected by Landlord to provide electric service for the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electric service (each such company is hereafter referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider. So long as Tenant leases at least three (3) full floors in the Building, Landlord will consult with Tenant prior to making such change to an Alternate Service Provider. Tenant will cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times, and, as reasonably necessary, shall allow Landlord, Electric Service Provider and any Alternate Service Provider reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability will constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under the Lease.

         5.2  Heat and Air-Conditioning.
              -------------------------

         (a) Landlord will furnish or cause to be furnished to the Premises Monday through Friday from 8:00 a.m. to 7:00 p.m. and Saturday from 9:00 a.m. to 1:00 p.m. (but, not on Sundays or legal holidays recognized by the federal government) (collectively, "HVAC Business Hours"), heat or air-conditioning at reasonable temperatures as determined by Landlord in its reasonable discretion to provide reasonably comfortable occupancy of the Premises during all HVAC Business Hours under normal business conditions (as the same are defined in paragraph A.1 of

Exhibit C). Such HVAC service to the Premises shall be consistent with service customarily provided in Class A office buildings in the Tysons Corner submarket. Without limiting the generality of Section 5.6 below, except to the extent caused by Landlord's gross negligence or wilful misconduct, Landlord shall not be responsible if the normal operation of the Building air-conditioning system shall fail to provide conditioned air within comfortable temperatures levels (i) in any portions of the Premises which have a connected electrical load for all purposes (including lighting and power) or which have a human occupancy in excess of the average electrical load and human occupancy factors for which the Building air-conditioning system is designed, (ii) because of alterations, additions, improvements or modifications made by or on behalf of Tenant, or
(iii) because of the failure by Tenant or Tenant's Agents to use the HVAC system in the manner in which it was designed to be used. Tenant agrees to observe and comply with all reasonable rules from time to time prescribed by Landlord for the proper functioning and protection of the HVAC systems in the Building.

         (b) If Tenant requests, Landlord will furnish services at times not specified above in exchange for Tenant's payment therefor at the hourly rate established in accordance with the following terms. Such service shall be provided using a direct digital controlled energy management system in the Premises, which will incorporate dial-up capability. If Tenant does not directly request the same using the aforesaid dial-up capability, Tenant shall deliver a written request to Landlord before 12:00 p.m. on the day prior to the date for which such usage is requested. The hourly rate for HVAC service outside of the Building standard hours set forth above shall be equal to: (i) the actual costs incurred by Landlord to provide such service, plus (ii) additional depreciation costs with respect to the HVAC system and equipment as determined in accordance with the schedule attached hereto as Exhibit F, and incorporated herein by this reference.

         5.3 Water. Landlord will furnish or cause to be furnished to the Common Areas water from the Fairfax County mains for drinking, lavatory (including warm water at reasonable temperatures as reasonably determined by Landlord) and toilet purposes. Water will be available in the Building core for purposes of bringing the same to the Premises. However, any improvements or alterations necessary to bring water to the Premises shall be at Tenant's cost as part of the Improvements. Tenant will not install any equipment that uses extraordinary amounts of water without Landlord's prior written consent. Tenant will not waste or permit the waste of water. Landlord reserves the right to install, at the Tenant's sole cost, check meters, which will be utilized to determine the amount Tenant will reimburse Landlord for Tenant's excess usage. If such meter(s) or prior testing or measurement by Landlord determines that Tenant's total water usage with respect to the Premises is excessive, then Tenant shall pay for the cost of installing such meter and thereafter Tenant shall pay for any excess water usage based upon the determination of Tenant's actual usage by such meter. The determination of whether Tenant's usage is excessive shall be made by an independent third party building engineer mutually chosen by Landlord and Tenant, which engineer: (i) shall have significant experience in Class A office buildings in the Tysons Corner submarket, and (ii) shall not have worked for Landlord, Tenant or either of their respective affiliates during the five (5) years immediately preceding the hiring of said engineer by the parties to make the aforesaid determination. Said third party engineer shall be chosen as follows: If Landlord concludes that Tenant's usage is excessive, Landlord will notify Tenant of the same. Unless Tenant agrees in writing to Landlord's conclusions regarding excessive usage within ten (10) days of Landlord's notification regarding the same (in which case Tenant shall pay for the excessive usage as determined by Landlord), Landlord will provide to Tenant a list of at least three (3) qualified engineers who meet the requirements set forth above. Within five (5) days of Landlord's submission of said list of qualified engineers, Tenant will select one such engineer, and the parties shall retain said selected engineer to make the foregoing determination as to whether Tenant's usage is excessive, and if so, to what extent the same is excessive. If Tenant fails to choose an engineer from such list within such five (5) day period, Landlord shall select an engineer from the list to make the determination. The determination by said engineer shall include consideration usage of water by tenants in similar Class A office buildings in the Tysons Corner submarket, Tenant's use of the Premises, the plans and specifications for the Building and the Final Plans for the Improvements. (However, the parties acknowledge that Landlord's approval of any such Final Plans shall in no way be construed as consent by Landlord to excessive water use which may be associated with the improvements, alterations, equipment or fixtures described in the same).

         5.4 Janitorial Services. Landlord will furnish or cause to be furnished to the Premises janitorial and cleaning services in accordance with cleaning specifications attached hereto as Exhibit G, and incorporated herein by this reference, as the same may be reasonably modified from time to time by Landlord. At all times during the Term, such janitorial and cleaning service to the Premises shall be consistent with service customarily provided in similar Class A office buildings in the Tysons Corner submarket. Tenant shall pay Landlord for any services not included on Exhibit G requested by Tenant at the amount charged to Landlord. Tenant shall have the right to contract separately with Landlord's Janitorial Services vendor for additional Janitorial Services, without such contract being deemed to be interference with Landlord's contract. So long as Tenant leases at least three (3) full floors in the Building, Landlord will consult with Tenant prior to making change to the Janitorial Services vendor.

         5.5 Elevator Service. Landlord will furnish or cause to be furnished twenty-four (24) hours per day, (with at least one (1) elevator subject to call at all times) normal passenger elevator service for Landlord, tenants and visitors of the Building. Landlord may, from time to time, as Landlord shall reasonably determine, in the operation of a Class A office building, take elevators out of service to perform maintenance. The Building elevators shall be installed so that each elevator can be configured to be restricted from accessing any particular floor or floors in the Building, except through the use of a pass key or other similar device. So long as Tenant leases at least three
(3) full floors in the Building Landlord will consult with Tenant regarding which elevators shall have access to which floors of the Building (except Tenant shall have no right to consult with Landlord regarding the elevators access to the first floor of the Building or to the parking garage). Landlord shall provide to Tenant, at no additional cost, such pass keys or similar devices which Landlord can provide to Tenant without exceeding the total budget for the base building security system. Each of these pass keys shall be programmed to allow the holder access, as directed by Tenant, to particular floors of the Building, provided that such programming does not cause Landlord to exceed its security system budget for the Building.

         5.6  No Liability.
              ------------

         (a) Subject to the other terms of this Lease, if there is a failure by Landlord to furnish the utilities or services specified in this Lease, which failure: (1) interferes substantially with or prevents Tenant's use of the Premises or any part thereof, and (2) can be remedied in whole or in part by Landlord, Landlord shall use commercially reasonable efforts to promptly commence action to restore same and thereafter continue such action with reasonable diligence until same are restored or Landlord has completed such commercially reasonable efforts as are possible under the circumstances to aid in the return of such utilities or services. However, interruption or malfunction of any utility, telephone or other service shall not constitute a breach by Landlord, nor shall it cause an eviction or disturbance of Tenant, or release Tenant from any obligation hereunder, or grant Tenant any right to an offset against rent or rent abatement (except as expressly provided below), and neither Landlord nor Landlord's Agents shall be liable for damages (consequential or otherwise) as a result thereof.

         (b) If there is a failure by Landlord to furnish the utilities or services specified in this Lease to be provided by Landlord, which failure: (i) interferes substantially with or prevents Tenant's use of the Premises or any part thereof, (ii) is capable of being remedied by Landlord by the exercise of commercially reasonable efforts (as opposed to being outside of Landlord's control), and (iii) continues for five (5) consecutive business days, the Monthly Base Rent and regularly-recurring Additional Rent charges shall abate for the period of such interruption and continuing until such interruption is remedied, based upon the portion or portions of the Premises rendered unusable by such interruption of utilities or services.

         (c) If there is a failure by Landlord to furnish the utilities or services specified in this Lease to be provided by Landlord , which failure: (i) interferes substantially with or prevents Tenant's use of the Premises or any part thereof, (ii) is not capable of being remedied by

Landlord by the exercise of commercially reasonable efforts (in that such remedy is outside of Landlord's control), and (iii) continues for seven (7) consecutive business days, the Monthly Base Rent and regularly-recurring Additional Rent charges shall abate for the period of such interruption and continuing until such interruption is remedied, based upon the portion or portions of the Premises rendered unusable by such interruption of utilities or services. In addition, if such interruption as described in this subparagraph (c) continues for a period in excess of forty-five (45) consecutive business days, then Tenant may terminate this Lease by providing written notice to Landlord on or before the earlier to occur of (1) thirty (30) days following the expiration of the aforesaid forty-five (45) business day period, and (2) the restoration of such interrupted service.

         5.7      Security/Access.
                  ---------------

         (a) Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. Tenant's access to the Building and the Premises shall be subject to all security measures as Landlord shall reasonably undertake with respect to the Building, which security measures may include a Kastle Key access system for use outside of normal Building operating hours, and a lobby attendant during normal office hours. It is understood that no security systems or procedures installed or mandated by Landlord shall (except due to Landlord's gross negligence or wilful misconduct), in any way increase Landlord's liability for occurrences and/or consequences which such systems or procedures are designed to detect or avert and that Tenant shall look solely to all applicable insurance policies as set forth herein for claims for damages or injury to any person or property. So long as Tenant leases at least three (3) full floors in the Building, Landlord will consult with Tenant prior to making change to the security services vendor with respect to the Building. Tenant shall have the right to contract separately with Landlord's security services vendor for additional security services, without such contract being deemed to be interference with Landlord's contract.

         (b) Tenant shall also have the right, at its option, to take additional security measures by modifying or expanding the Building security systems and installing additional security systems as Tenant may deem necessary, provided that Tenant obtains Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and further provided that such additional security measures or systems shall not interfere with: (i) Landlord's access rights with respect to the Premises (as set forth in Section 10.1), (ii) Landlord's and other tenant's rights with respect to the Common Areas, and (iii) other tenant's rights with respect to their respective premises in the Building
 . Any such additional security systems or adaptations or modifications of the base Building system suggested by Tenant: (1) shall be incorporated into the base Building system, and (2) will be subject to the limitation that any such systems must accommodate and be usable by the Landlord in a multi-tenanted Building framework. The cost of any such additional security measures or systems or changes or adaptations to the base Building system shall be borne by Tenant. However, to the extent that the total final cost of such additional systems and measures, along with the other systems and security measures installed or taken by Landlord (including the costs associated with providing Tenant with key cards as required hereunder), does not exceed thirty thousand dollars ($30,000.00), Landlord shall bear a portion of such cost (up to a maximum expenditure by Landlord for security systems, equipment and security measures in the Building of $30,000.00). At Landlord's sole option (exercised at the time of Landlord's approval of any such systems if the same are properly submitted to Landlord for approval as required hereunder), upon the expiration or earlier termination of the Term, all such additional security systems, equipment and measures shall be removed from the Building by Tenant at Tenant's sole cost and expense.

         (c) In addition to the foregoing, for as long as Tenant leases all of the leasable office space in the Building above the first floor, Tenant, at its option and at its sole cost and expense, may: (i) provide up to two (2) employees or representatives in the first floor lobby of the Building to provide additional security for Tenant and/or to answer questions or direct Tenant's visitors, employees, contractors or invitees in the Building, and (ii) subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, erect minor non-structural improvements in such first floor lobby (such as a reception desk) to accommodate the stationing of Tenant's employees in such lobby, if Landlord has not previously erected the same.

         (d) Tenant shall have the right to contract separately with Landlord's Building management or concierge services vendor for additional Building management or concierge services, without such contract being deemed to be interference with Landlord's contract.

         5.8 Maintenance and Repair. Landlord, at its expense (subject to partial reimbursement in accordance with the terms of Section 4.3 hereof) will, consistent with similar Class A office buildings in the Tyson's Corner markets:
(i) comply  with all  present  and future  laws,  ordinances  (including  zoning ordinances and land use requirements), regulations, orders or other legal requirements of the United States of America, the Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Building with respect to the Common Areas of the Building [except as otherwise expressly provided in this Lease and except as to compliance which becomes necessary as a direct result of Tenant's unique use of the Premises (as opposed to general office use thereof), which compliance costs shall be borne solely by Tenant],
(ii) maintain in good order and repair the Common Areas of the Building and the Building's structural portions (exterior walls, load bearing elements and foundation), as well as the roof and the base Building mechanical, life/safety, electrical, HVAC and plumbing systems (unless the same are damaged as a result of the acts or omissions of Tenant or Tenant's Agents, in which case Landlord shall perform any necessary repairs or replacements arising therefrom at Tenant's sole cost and expense in accordance with the terms of Section 6.1 below), (iii) provide replacement light bulbs for building standard light fixtures, (iv) remove trash from the Common Areas of the Building, (v) remove ice and snow from the Common Areas outside of the Building and (vi) provide bathroom supplies for the bathroom facilities in the Common Areas of the Building.

         5.9 Communications. (a) Tenant and Tenant's telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies approved in writing by Landlord in its reasonable discretion ("Telecommunications Companies"), shall have, at all times during the Term and all renewal terms, subject to the terms of this Section 5.9 and the other provisions of this Lease, a reasonable and necessary right of access to a proportionate share (as defined below) of the risers and other portions of the Building (other than the roof, with respect to which Tenant's rights are governed by the terms of Section 15.26 hereof) utilized to provide telecommunications service to the Premises and the Building at no additional fee, cost or expense to Tenant for the purpose of installing and operating telecommunications lines and systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location (hereinafter collectively referred to as "Telecommunications Lines"). All such access, and the identity of all such Telecommunications Companies shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may perform any installation, repair and/or maintenance to its Telecommunications Lines without Landlord's consent (provided that Landlord has previously approved in writing the party performing such work) where the equipment being installed, repaired or maintained is not located in an area in which the Telecommunications Lines or any part thereof of any other tenant or of Landlord are located. Tenant's proportionate share of the risers and other portions of the Building utilized to provide telecommunications service to the Premises and the Building shall be determined from time to time as follows: the total square feet of Net Rentable Area leased in the Building by Tenant pursuant to the terms of this Lease shall be divided by the total Net Rentable Area of the Building (in a manner similar to the calculations set forth in Sections 1.5 and 1.6 hereof). Tenant shall be entitled to use the resulting percentage of that portion of the risers and other portions of the Building utilized to provide telecommunications service to the Premises and the Building which are not reserved by Landlord for its use in connection with the operation and management of the Building.

         (b) If at any time, including, at all times during the Term and all renewal terms, Tenant's Telecommunications Companies or appropriate governmental authorities relocate the point of demarcation from the location of Tenant's telecommunications equipment in Tenant's telephone equipment room or other location, to some other point, or in any other manner transfer any obligations or liabilities for telecommunications service to Landlord or Tenant, whether by operation of law or otherwise, then, within ninety (90) days of Landlord's election, Tenant shall, at Tenant's sole expense and cost: cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the Telecommunications Lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications therefor; and (ii) if Landlord so elects in its sole discretion, after written notice to Tenant of same, immediately undertake the operation, repair and maintenance of the Telecommunications Lines serving Tenant in the Building.

         (c) Subject to the limitations set forth in this Section 5.9, Tenant shall have the right to receive telecommunications services, at all times during the Term and all renewal terms, from the vendor(s) of Tenant's choice and Landlord shall cooperate in accommodating such service and shall provide reasonable access to those portions of the Real Property allocated to Tenant in accordance with the foregoing terms (and such other portions of the Building as may reasonably be necessary to access those portions of the Building allocated to Tenant in accordance with the foregoing terms) for said services. At all times during the Term and all renewal terms, Landlord shall provide free and unencumbered access to Tenant to all Building risers, conduits, shafts, etc. allocated to Tenant in accordance with the foregoing terms, as needed by Tenant to connect such service through the Real Property to the Premises. To the degree that any easement rights are needed for any such service necessary for the conduct of Tenant's business, Landlord will grant same, provided that: (i) no such easement rights shall in any way be construed to increase the size of those portions of the Real Property allocated to Tenant in accordance with the foregoing terms (or increase any of Tenant's rights with respect to the roof as set forth in Section 15.26), and (ii) no such easements shall in any way interfere with Landlord's or other tenants operations in the Building (or the operations of any adjacent landowners or their tenants) or any other easements, rights of way or other rights or obligations binding upon Landlord with respect to the Building. Tenant hereby indemnifies and holds Landlord harmless from and against any and all costs, expenses, liabilities, claims, causes of action, actions or damages incurred or suffered by Landlord in any way related to any such easements or the exercise by Tenant or its vendors of Tenant's rights hereunder.

                      ARTICLE VI. TENANT'S CARE OF PREMISES
                                  -------------------------

         6.1 Waste. Neither Tenant nor Tenant's Agents will commit waste or nuisance and will keep the Premises and the fixtures therein in good repair. Tenant shall be responsible for maintenance and repair of appliances and shall pay for unstopping any drains or water closets in the Premises. Except as may be expressly provided in Section 5.8, Tenant shall, at its own expense, maintain the Premises and all of Tenant's Property in good, clean and safe condition, promptly making all necessary repairs and replacements. Tenant shall repair at its expense, any and all damage, other than ordinary wear and tear, caused by Tenant or Tenant's Agents to the Building, Common Area, the Premises, and Tenant's Property, including equipment within and serving the Building, ordinary wear and tear excepted. Such maintenance and repairs shall be performed with due diligence, lien-free and in a first-class workmanlike manner, by such contractor(s) selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall bear the cost of, but shall not itself perform any such repairs which (i) subject to the terms of this Lease, would affect the Building's structure or mechanical or electrical systems, (ii) would be visible from the exterior of the Building or from any interior Common Area of the Building, or (iii) were originally performed by Landlord under the Work Agreement. Tenant shall not have access to the roof of the Building for any purpose whatsoever, except for the purposes of accessing any equipment of Tenant which may be permitted on the roof of the Building in accordance with the terms of Section 15.26, and any such access shall only be upon prior written notice to Landlord and accompanied by representatives of Landlord at mutually convenient times. If: (1) Tenant fails to perform any of the foregoing required repairs or maintenance to the Premises, and thereafter fails to cure such failure within thirty (30) days following written notice from Landlord (except in the event of an emergency in which no such notice shall be required), (2) Landlord, following written notice to Tenant (except in the event of an emergency) performs any of the foregoing repairs or maintenance which are to be made at Tenant's cost, (3) Tenant requests that Landlord perform any other repairs or maintenance (although Landlord shall not be obligated to make same), or (4) any act or neglect of Tenant or Tenant's Agents results in damage to the Premises or the Building, Landlord may make such repairs or undertake such necessary maintenance, and within thirty (30) days of receipt of Landlord's invoice, Tenant shall reimburse Landlord for the cost thereof (plus Landlord's overhead cost of ten percent (10%) of the cost) as

Additional Rent. Tenant will not deface or injure the Building, and will pay the cost of repairing any damage or injury done to the Building or any part thereof by Tenant. Tenant will participate in any reasonable Landlord-required recycling program applicable to Tenant which is required by law. Tenant shall not smoke tobacco in any part of the Building except in those areas, if any, that are clearly designated by Landlord as smoking areas. Tenant shall not use, store or handle or permit the usage, storing or handling of any materials in levels that exceed those established for indoor air quality pursuant to applicable law.

         6.2 Compliance with Law. Tenant, at its cost and expense, will observe and comply promptly with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, orders or other legal requirements of the United States of America, the Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Premises and insurance requirements relating to or affecting the Premises, the condition thereof, all machinery, equipment and furnishings therein, Tenant's use and occupancy thereof, any Tenant sign, or incident to Tenant's occupancy of the Building and its use thereof. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy or use permit for the Premises (other than the initial Certificate of Occupancy, which shall be obtained by Landlord if Landlord performs the Improvements), Tenant shall obtain such permit at Tenant's own expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record. Breach of this Section 6.2 which continues uncured beyond the applicable notice and cure periods set forth in Section 11.1 is a Default under this Lease.

         6.3 Alterations, Additions or Improvements: Moving. Tenant may not make any alterations, improvements, door lock changes (except as otherwise set forth herein) or other modifications to the Premises without the prior written consent of Landlord. Landlord's consent to purely cosmetic alterations, which will not affect the HVAC, any Building system, or the exterior appearance or structure of the Building or the Premises, or, in Landlord's reasonable determination, adversely effect the ability to lease the Premises, shall not be unreasonably withheld, conditioned or delayed. All other approvals shall be in Landlord's sole and absolute discretion. Requests must be in writing and detailed to Landlord's reasonable satisfaction. Notwithstanding the foregoing, Tenant, without the prior written consent of Landlord, may perform minor non-structural alterations costing less than two dollars ($2.00) per square foot (of the Net Rentable Area of that floor of the Premises affected by such alterations) provided that: (i) such alterations do not affect the HVAC or any Building system, or the exterior appearance of the Building, (ii) the same are performed using finishes and materials of at least the same quality and grade as those used in the Improvements, and (iii) the same are performed in accordance with the other requirements of this Lease. Such minor structural alterations shall include: (1) painting and installing wall coverings, (2) installing and removing office furniture, (3) installing and removing workstations, (4) installing and removing Tenant's equipment and performing cable pulls in connection therewith,
(5) installing and removing carpeting and other floor coverings (provided that such alterations include the replacement of the same with other carpeting or other floor coverings), and (6) other similar alterations. Upon completion of any alterations which require the issuance of building permits or otherwise involve the erection of walls, doors or other permanent barriers or means of ingress or egress, Tenant, at Tenant's cost and expense, shall provide Landlord with "as built" drawings of such alterations and the Premises. Tenant shall give Landlord reasonable advance notice before beginning work on any Alterations. Except as set forth below, all alterations, additions or improvements (including, but not limited to carpets, drapes and anything bolted, nailed or otherwise secured in a manner customarily deemed to be permanent) are fixtures, not subject to attachment of a mechanic's or materialman's lien, and will become the property of Landlord and remain in the Premises at the end of the Lease Term. Notwithstanding the foregoing, Tenant property, which shall include fixtures in the Premises which may be installed and removed without material damage to the Premises, and any and all equipment and/or supplies in the Premises utilized by Tenant in its business operations, including computers, telephone or telecommunications equipment and other business equipment and systems ("Tenant's Property") shall remain the sole property of Tenant and Tenant shall have the right to remove the same at any time without Landlord's consent All alterations, additions or improvements made in or upon the Premises, either by Landlord or Tenant in order to comply with ADA are Landlord's property upon the termination of this Lease and shall remain on the Premises without compensation to Tenant. Notwithstanding the foregoing:
(i) other than the Improvements (as defined in Exhibit C) (except as expressly provided below) and any subsequent improvements or alterations installed by Tenant with Landlord's consent, which improvements or alterations are typical and customary office improvements in the Tysons Corner submarket, Landlord has the option to require Tenant to remove any fixtures, equipment and other improvements installed in the Premises, and (ii) Landlord has the option to require Tenant to remove any raised flooring and associated cabling, equipment and improvements (even if the same forms a part of the Improvements), provided that Landlord may not require Tenant to remove (and restore the floor to the condition that the same was delivered to Tenant) any raised flooring improvements on the fourth (4th) floor of the Building to the extent that the total square footage of such raised flooring on the fourth (4th) floor consists of no more than 15,000 square feet of Net Rentable Area. With respect to any alterations or improvements which require Landlord's prior written consent, provided that Tenant properly and timely seeks such consent, Landlord shall advise Tenant at the time of granting such consent as to whether the subject alterations or improvements must be removed at the expiration or termination of the Term. If Landlord requires removal and Tenant fails to comply within ten
(10) days after written notice from Landlord, Landlord may remove same at Tenant's cost, and Tenant shall pay Landlord upon demand all costs incurred by Landlord in removing the alterations, additions and improvements. Tenant's performance of its obligations to maintain and repair and any moving of Tenant's furnishings, equipment or other property may be conducted only by contractors and subcontractors reasonably approved in writing by Landlord. Landlord may, at Landlord's option, require that alterations be performed or constructed outside of normal business hours. Tenant must maintain and cause such contractors and subcontractors to maintain insurance coverage against such risks, in such amounts and with such companies as Landlord reasonably requires in connection with any alterations, improvements or other modifications. Such contractors and subcontractors must provide Landlord with certificates of insurance prior to commencement of work, and such certificates shall list Landlord and its asset manager, property manager, managing agent and any other designee of Landlord as additional insured.

         6.4 No Overloading or Overcrowding. Tenant shall not place a load upon the floor of the Premises exceeding the load per square foot such floor was designed to carry, as reasonably determined by Landlord's structural engineer. (In making such determination, partitions shall be considered as part of the load). Landlord may reasonably prescribe the weight and position of all safes, files and heavy equipment that Tenant desires to place in the Premises, to allow proper distribution of their weight. Tenant's business machines and mechanical equipment shall be installed and maintained so as not to transmit noise or vibration to the Building structure or to any other space in the Building outside of the Premises. Tenant shall be responsible for the reasonable cost of all structural engineering required to determine structural load and all acoustical engineering reasonably required to address any noise or vibration caused by Tenant which affects any other tenant in the Building, the Building's structure or any of the base Building systems or equipment. All such engineers and/or consultants shall be selected by Landlord. Tenant will not employ or maintain at the Premises more than one (1) employee for each one hundred seventy-five (175) square feet of Net Rentable Area of the Premises. Tenant shall not walk, nor install any item of any kind or nature, upon the roof of the Building (except as may be expressly provided in Section 15.26), nor make any installments or alterations of any kind upon or through the roof or walls of the Building, without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion.

         6.5 No Liens. Landlord's title is and always will be paramount to the title of Tenant, and Tenant will not do or be empowered to do any act which encumbers or may encumber Landlord's title or subjects the Premises or the Building or any part of either to any lien. Tenant must, within ten (10) business day of the filing thereof, remove (or bond off pursuant to applicable statutes) any and all liens or encumbrances which are filed against the Premises or the Building as a result of any act or omission of Tenant or Tenant's Agents. If Tenant fails to remove any such lien within ten business (10) days of receipt of notice thereof, then Landlord may, but is not obligated to, remove or bond-off such lien, and Tenant shall pay all reasonable costs of removal or bonding the lien, plus interest at the Default Rate to Landlord within thirty
(30) days of Landlord's written demand therefor.

         6.6 Property and Improvements at Tenant's Risk. Except as to the gross negligence or wilful misconduct of Landlord or Landlord's Agents, all personal property, betterments and improvements in the Premises, the Building, parking areas or related facilities, whether owned, leased or installed by Landlord, Tenant or any other person, are at Tenant's sole risk, and except as to the gross negligence or wilful misconduct of Landlord or Landlord's Agents, neither Landlord nor Landlord's Agents will be liable for any damage thereto or loss thereof from any cause, including but not limited to theft, misappropriation, casualty, overflowing or leaking of the roof, the bursting or leaking of water, sewer or steam pipes (including sprinklers), or from heating or plumbing fixtures.

         6.7 Flammable, Explosive or Toxic Substances. Tenant will not use or permit in the Premises or the Building any flammable or explosive material, toxic substances, environmentally hazardous materials (as defined below) or other items hazardous to persons or property. Tenant will not use the Premises in a manner that (a) invalidates or is in conflict with fire, insurance, life safety or other policies covering the Building or the Premises, or (b) increases the rate of fire or other insurance on the Building or the Premises. If any insurance premium is higher than it otherwise would be due to Tenant's failure to comply with this Section 6.7, Tenant shall reimburse Landlord as Additional Rent, that part of Landlord's insurance premiums that are charged because of Tenant's failure to comply with this provision. The foregoing terms of this Section 6.7 shall not preclude Tenant from using materials commonly used in a business office setting, provided that Tenant properly uses, handles and disposes of the same in accordance with applicable law and the manufacturers instructions with respect thereto.

         6.8 Hazardous Materials Defined. "Hazardous Materials" means: (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et. seq.) ("RCRA"), as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" being "released" in "reportable quantity" as such terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et. seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls;
(e) urea formaldehyde insulation; (f) "hazardous chemicals" or "extremely hazardous substances", in quantities sufficient to require reporting, registration, notification or special treatment or handling under the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. ss.ss.11001, et. seq.) ("EPCRA"), as amended from time to time and regulations promulgated thereunder; (g) any "hazardous chemicals" in levels that would result in exposures greater than those allowed by permissible exposure limits established pursuant to the Occupational Safety and Health Act of 1970 (29 U.S.C. ss.651 et. seq.) ("OSHA"), as amended from time to time and regulations promulgated thereunder; (h) any substance which requires reporting, registration, notification, removal, abatement or special treatment, storage, handling or disposal under Section 6, 7 or 8 of the Toxic Substances Control Act (15 U.S.C. ss.ss.2601 et. seq.) ("TSCA") as amended from time to time and regulations promulgated thereunder; (i) any toxic or hazardous chemicals described in the Occupational Safety and Health Standards (29 C.F.R. 1910.1000-1047) in levels which would result in exposures greater than those allowed by the permissible exposure limits pursuant to such regulations; (j) the contents of any storage tanks, whether above or below ground; (k) medical wastes; (l) materials related to those described in subparagraphs (a) through (k) hereof; and (m) anything defined as hazardous or toxic under any now existing or hereinafter enacted statute.

         6.9 Environmental Compliance. (a) Tenant will not use or permit the Premises to be used in violation of any Environmental Regulations (as defined below). Tenant assumes sole and full responsibility for, and will remedy at its cost, all such violations, provided that Tenant must first obtain Landlord's written approval of any remedial actions, which approval Landlord may not unreasonably withhold. Tenant will not use, generate, release, store, treat, dispose of, or otherwise deposit, in, on, under or about the Premises, any Hazardous Materials, nor will Tenant permit or allow any third party to do so, without Landlord's prior written consent. The foregoing shall not preclude Tenant from using materials commonly used in a business office setting, provided that Tenant properly uses, handles and disposes of the same in accordance with applicable law and the manufacturers instructions with respect thereto. Landlord's election to conduct inspections of the Premises is not approval of Tenant's use of the Premises or any activities conducted thereon, and is not an assumption by Landlord of any responsibility regarding Tenant's use of the Premises or Hazardous Materials. Tenant's compliance with the terms of this
Section 6.9 and with all Environmental  Regulations is at Tenant's sole cost. If

Tenant violates its covenants or obligations under this Section 6.9, Tenant will pay or reimburse Landlord for the reasonable costs or expenses incurred by Landlord, including reasonable attorneys', engineers', consultants' and other experts' fees and disbursements incurred or payable to determine, review, approve, consent to or monitor the requirements for compliance with Environmental Regulations. If Tenant fails to comply with the provisions of this
Section 6.9, or if Landlord receives notice or information asserting the existence of any Hazardous Materials, Landlord has the right, but not the obligation, without in any way limiting Landlord's other rights and remedies, to enter upon the Premises or to take such other actions Landlord deems necessary or advisable to clean up, remove, resolve, or minimize the impact of any Hazardous Materials on or affecting the Premises. Tenant shall pay to Landlord within thirty (30) days of Landlord's demand therefor, as Additional Rent, all reasonable costs and expenses paid or incurred by Landlord in the exercise of any such rights. Tenant will notify Landlord in writing, immediately upon the discovery by Tenant or receipt by Tenant of written notice (from a governmental authority or other entity), of the presence in the Premises or the Building of any Hazardous Materials or conditions that result in a violation of or could reasonably be expected to violate this Section 6.9, together with a full description thereof to the extent known to Tenant. "Environmental Regulations" means any law, statute, regulation, order or rule now or hereafter promulgated by any Governmental Authority, whether local, state or federal, relating to air pollution, water pollution, noise control or transporting, storing, handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as same may be amended from time to time. To the best of Landlord's knowledge, there are no Hazardous Materials present in the Building or on the Landlord in violation of any Environmental Regulations. Landlord shall, at Landlord's expense, indemnify Tenant against any costs and expenses arising from, and perform any work (removal or encapsulment) necessary to satisfy the applicable legal requirements with respect to: (i) any Hazardous Materials brought onto the Premises by Landlord or Landlord's Agents, (ii) any violation of Environmental Regulations by Landlord or Landlord's Agents, or (iii) any Hazardous Materials in the Building or on the Land prior to the Delivery Date.

         (b) Landlord represents and warrants that, to Landlord's knowledge, there are no Hazardous Materials on in or under the Premises, the Land or the Building. Landlord covenants not to violate any Environmental Regulations with respect to the Building, and Landlord shall indemnify and hold Tenant and Tenant's Agents harmless from and against any claims, damages, losses or liabilities (including reasonable attorneys' fees) arising from Landlord's breach of the foregoing warranty or violation of any Environmental Regulations.

         6.10 ADA Compliance. Nothing contained in this Lease is intended to prevent or prohibit compliance by either party with ADA nor is any provision of this Lease intended to violate ADA, and any provision that does so is hereby modified to allow compliance or deleted as necessary. Tenant indemnifies Landlord, Landlord's Agents, its affiliates, agents, officers, employees and contractors, for all costs, liabilities and causes of action occurring or arising as a result of Tenant's failure to comply with ADA or as a result of any violation of ADA by Tenant or Tenant's Agents, and, at Landlord's option, Tenant will defend Landlord, Landlord's Agents, its affiliates, agents, officers, employees and contractors, against all such costs, liabilities and causes of action. Landlord represents and warrants that as of the Delivery Date, to Landlord's knowledge, the Building and Landlord's Work are not in violation of ADA, and Landlord shall, at its cost and expense (subject to partial reimbursement in accordance with the terms of Section 4.3 of the Lease), ensure that the common areas of the Building are not in violation of ADA during the Term of the Lease. The existence of a validly issued Certificate of Occupancy for the Building from the appropriate governmental authorities shall constitute evidence of Landlord's compliance with the foregoing. Breach of this Section 6.10 which continues uncured beyond the applicable notice and cure periods set forth in Section 11.1 is a Default under this Lease

         6.11 Termination and Surrender. Tenant shall, upon the expiration or sooner termination of the Term hereof: (i) peaceably and quietly leave, surrender and yield up to the Landlord the Premises, free of subtenancies, broom clean and in the same good order and condition as when received except for reasonable wear and tear, fire or other casualty, (ii) surrender any keys, electronic ID cards, and other access devices to Landlord at the place then fixed for the payment of rent, (iii) deliver the Premises to Landlord free of any and all Hazardous Materials present on the Premises in violation of Tenant's covenants or obligations under Section 6.9 so that the condition of the Premises conforms with all applicable Environmental Regulations, (iv) at its expense, remove from the Premises all movable trade fixtures, furniture, equipment and other personal property (collectively, "Tenant's Property") as well as any alterations or improvements which Tenant is required to remove pursuant to the terms of this Lease, (v) at its expense, remove from the Premises any alterations or improvements which Landlord designates for removal in accordance with Landlord's rights to so designate pursuant to the terms of this Lease (including but not limited to the terms of Sections 6.3, 15.25 and 15.26), and
(vi) at its expense, promptly repair any damage caused by such removal. Any of Tenant's Property which are not so removed may, at the Landlord's election and without limiting Landlord's right to compel removal thereof, shall be stored by Landlord at Tenant's expense, for not less than thirty (30) days, and thereafter shall be deemed abandoned and may be retained by Landlord as its property or be disposed of at Tenant's sole cost and expense, without accountability, in such manner as Landlord may see fit. In the event the Tenant fails to comply with the provisions of this Section 6.11: (i) Tenant shall, at the option of the Landlord, be deemed to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, and be subject to the holdover provisions of this Lease, and (ii) Tenant shall indemnify and hold Landlord harmless from and against any costs incurred by Landlord in connection with Tenant's failure to comply with such provisions (including but not limited to the cost of performing Tenant's obligations hereunder). All installments, alterations, additions, betterments and improvements to the Premises made by Tenant, including, without limitation, all wiring, paneling, partitions, floor coverings, lighting fixtures, and the like (other than Tenant's Property), shall become the property of Landlord when installed and shall remain upon and be surrendered with the Leased Premises as a part thereof at the expiration or sooner termination of the Term, except that: (1) subject to the terms of Section 6.3, Landlord shall have the right, by notice to Tenant (which notice shall be provided to Tenant at the time of Landlord's approval of any alteration or improvements as required under the terms hereof, provided that Tenant timely and properly obtains such consent), to require Tenant, at its expense, to remove any alterations, additions and improvements (other than the Improvements, except as provided in Section 6.3) in the Premises, and to repair any damage caused by such removal, and (2) Tenant shall comply with its obligations set forth in Exhibit C hereto with respect to the removal of any internal staircases. The provisions of this Section 6.11 shall survive any expiration or termination of this Lease.

         6.12 Indoor Air  Quality.  (a) So long as Tenant  leases at least three
(3) full floors in the Building, Landlord, upon Tenant's written request, shall have the Building and Premises tested for indoor air quality on an annual basis with the cost of such testing to be included in annual Operating Costs. Landlord shall promptly provide to Tenant copies of such annual written test reports relating to the air quality in the Premises, or any other written report, information, or date prepared as an evaluation of the indoor air quality of the Building and/or Premises. Landlord shall implement recommendations set forth in the report as appropriate to cause all air quality in the Premises and the Common Areas of the Building to conform to then existing local, state or federal regulations. The cost of implementing any of the foregoing shall be included in Operating Costs. Notwithstanding the foregoing, Tenant shall be solely responsible for, at its cost and expense (including reimbursement of Landlord for the cost of said testing) implementing any recommendation which result from Tenant's specific and unique use (as opposed to office use generally) or which result from the negligence or wilful misconduct of Tenant or Tenant's Agents.

         (b) In the event that any material problem with indoor air quality which is not caused by Tenant, Tenant's Agents or by Tenant's use or occupancy of the Premises: (i) interferes substantially with or prevents Tenant's use of the Premises or any part thereof due to the hazardous nature of such air quality problem, (ii) is not cured or remedied by Landlord within seven (7) business days following written notice thereof from Tenant, and (iii) continues for seven
(7) consecutive business days, the Monthly Base Rent and regularly-recurring Additional Rent charges shall abate for the period that such hazardous condition with respect to air quality continues until the same is remedied, based upon the portion or portions of the Premises rendered unusable by such hazardous condition.

         (c) Tenant shall endeavor in good faith and use its reasonable efforts not to permit any employee to smoke tobacco in any part of the Building. Landlord shall designate all of the office space in the Building "smoke-free" and Landlord shall enact nondiscriminatory Rules and Regulations in the Building to enforce such designation.

               ARTICLE VII. TRANSFER OF INTEREST: PRIORITY OF LIEN
                            --------------------------------------

         7.1 Assignment and Sublease.
             -----------------------

         (a) Except as expressly provided below: (i) Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet, rent or permit anyone to occupy the Premises or any part thereof, and (ii) no assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise.

         (b) Tenant may assign Tenant's rights hereunder or interest herein or sublet all or a portion of the Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that such proposed assignment or sublease complies with the other requirements of this Section 7.1 and the following conditions are met:

                  (1) Tenant is not in Default of any of its obligations under this Lease;

                  (2) Landlord receives at least thirty (30) days' prior written notice of Tenant's intention to assign or sublet accompanied by all of the information required pursuant to subclause (7) below;

                  (3) The proposed assignee or sublessee is of good character and reputation and reasonably consistent in kind and character as good tenants approved for occupancy in similar Class A office buildings in the Tysons Corner submarket, and the proposed assignee satisfies appropriate reasonable credit criteria applied by Landlord to other tenants or subtenants of comparable size in the Building or other similar buildings owned or managed by Landlord or its related entities;

                  (4) (Intentionally Omitted);

                  (5) The proposed assignee or sublessee is not a governmental entity or agency or any other entity that may be entitled under any law to diplomatic or sovereign immunity;

                  (6) The proposed use of the Premises is consistent with the Permitted Use under this Lease and the tenancy requirements of a first class office building, and such proposed use will not violate or be likely to violate any other agreements affecting the Premises or the Building, and will not be likely to increase Operating Costs of the Building or the burden on Building elevators parking facilities or other Common Areas beyond that imposed by Tenant;

                  (7) The financial capability of any proposed assignee is reasonably acceptable to Landlord and Tenant submits to Landlord sufficient information upon which Landlord can reasonably base a judgment on the above criteria including, in addition to such other information as Landlord shall reasonably require, the name, business experience, financial net worth including, without limitation, its most recent balance sheet and income statements certified by the chief financial officer or a certified public accountant, and business references (including any landlords in other locations) of the proposed sublessee or assignee, a description of the proposed transaction which shall include any and all documents relating thereto, the consideration to be delivered to Tenant for the proposed assignment or sublease, any proposed alterations or improvements to the Premises associated with such proposed transaction, and (except as to publicly held companies) the identity of any controlling partners or principals of the proposed sublessee or assignee who may be involved in such a transaction, regardless of whether it is the intention of such parties to actively participate in the operation of the premises, the identity of any broker entitled to a commission in respect of such proposed subletting or assignment and the commission, if any, payable to such broker, and any other information reasonably requested by Landlord; and

                  (8) Tenant shall deliver a copy of any proposed assignment or sublease with the notice referred to in subclause two (2) above for approval by Landlord provided that: (a) any such assignment shall include an assumption by the assignee, from and after the effective date of such assignment, of the performance and observance of the covenants and conditions to be performed and observed on the part of the Tenant as contained in this Lease, and (b) any such sublease shall specify that such sublease shall not be further assigned, unless in accordance with the criteria set forth herein, nor the Premises further sublet unless in accordance with the criteria set forth herein, and shall specify that the term of such sublease shall not extend beyond one day prior to the expiration of the Term of this Lease.

         Landlord agrees to review any request for consent complying with the conditions hereunder and to advise Tenant of its approval or disapproval of such proposed assignment or sublease not later than ten (10) business days after receipt by Landlord of all information required under this subsection (b). If Landlord shall fail to timely approve or disapprove a proposed assignment or sublease within the aforesaid time period, and such failure continues for an additional period of five (5) days following written notice from Tenant, then such proposed assignment or sublease shall be deemed approved. The consent by Landlord to any assignment, subletting or occupancy shall not be construed as a waiver or release of Tenant from liability for the performance of any covenant or obligation to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment, subletting or occupancy shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. For any period following a Default hereunder by Tenant until such Default is cured, Tenant hereby assigns to Landlord the rent due from any assignee, subtenant or occupant of Tenant and hereby authorizes each such assignee, subtenant or occupant to pay said rent directly to Landlord until such Default has been cured.

         (c) Subject to the terms set forth below, if Tenant is a partnership, any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Article VII, and if Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant (except as to sales made on a nationally recognized stock exchange), shall be deemed a voluntary assignment of this lease and subject to the provisions of Article VII. Notwithstanding the foregoing, Tenant shall be permitted to assign or sublease its interest hereunder without the prior written consent of Landlord provided that: (i) the assignee or subtenant of such interest is an Affiliate of Tenant (as defined below), and (ii) Tenant notifies Landlord of the effective date and terms of such assignment or sublease, and memorializes the same in an appropriate written amendment to this Lease at least ten (10) days prior to the effective date of such assignment or sublease. For the purposes of this Article VII, an "Affiliate of Tenant" shall mean (i) any person or corporation that prior to and following the effective date of the proposed assignment or sublease, directly or indirectly, controls, is controlled by or is under common control with Tenant, or (ii) any entity which purchases or is merged with and/or owns substantially all of the assets of Tenant or any entity into which or with which Tenant is merged or consolidated or which is merged or consolidated into or with Tenant, provided that the entity purchasing such assets or resulting from such merger or consolidation has a net worth (determined based upon market capitalization) of Three Billion, Five Hundred Million Dollars ($3,500,000,000.00) or, if the resultant entity does not meet such net worth test, the resultant entity causes another entity meeting such net worth test to guarantee for the benefit of Landlord the obligations of Tenant under the Lease. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

         (d) If Landlord consents to an assignment or sublease, pursuant to the terms of this Lease, Landlord will document its consent in accordance with the requirements and procedures set forth above. Tenant shall pay reasonable attorneys' fees and related expenses which Landlord incurs in processing and documenting any request of Tenant for such consent, up to a maximum of Two Thousand Dollars ($2,000.00) per proposed transaction. No assignment or subletting, whether in violation hereof, approved by Landlord or permitted under this Article VII relieves Tenant from liability or the obligation to comply with the provisions of this Lease. If any excess rent is payable under a sublease over the Rent payable hereunder or any payment is made to Tenant specifically on account of or in consideration of an assignment or sublease of Tenant's interest hereunder: (i) if the assignee, sublessee or transferee is an Affiliate of Tenant (as defined above), then Tenant shall retain any such excess rent or payment; (ii) if the assignee, sublessee or transferee is not an Affiliate of Tenant, and such assignment, sublease or transfer does not result, in the aggregate (when considered cumulatively with prior assignments, subleases or transfers by Tenant), in the total assignment, sublease or other transfer of Tenant's rights hereunder with respect to more than twenty nine thousand one hundred seventy six (29,176) square feet in the Building, then Tenant shall retain any such excess rent or payment; (iii) if the assignee, sublessee or transferee is not an Affiliate of Tenant, and such assignment, sublease or transfer results, in the aggregate (when considered cumulatively with prior assignments, subleases or transfers by Tenant), in the total assignment, sublease or other transfer of Tenant's rights hereunder with respect to more than twenty nine thousand one hundred seventy six (29,176) square feet in the Building, then Tenant shall pay Landlord an amount equal to fifty percent (50%) of such excess rent or other payment which exceeds the costs of subleasing or assigning (including attorneys, consultants and brokers fees, and all other reasonable inducements, concessions and improvements to the space) within thirty
(30) business days of the date on which such amount is paid to Tenant pursuant to its agreement with the sublessee, assignee or other transferee of Tenant's interest hereunder.

         (e) Except for a proposed assignment or sublease to an Affiliate of Tenant which does not require Landlord's prior written consent pursuant to the foregoing terms, in addition to Landlord's right to approve or disapprove a proposed assignment, sale or other transfer of this Lease or sublease of any portion of the Premises in accordance with the foregoing terms, upon

Tenant's submission of request for approval and the necessary additional information described above, Landlord shall have the right, exercisable within ten (10) business days of Tenant's request for consent and submission of all necessary information related thereto, to recapture Tenant's interest in this Lease or such portion of the Premises which is the subject of such proposed sublease or assignment by termination of the Lease or Tenant's rights with respect to that portion of the Premises which is the subject of such proposed sublease or assignment as of the proposed effective date of such proposed sublease or assignment. Landlord's failure to exercise the foregoing right shall not constitute a consent to the proposed assignment or sublease, but it shall act as a full waiver of Landlord's rights under this paragraph. Notwithstanding the foregoing terms of this paragraph (e), Landlord shall not have said recapture right with respect to the first twenty nine thousand one hundred seventy six (29,176) square feet of Net Rentable Area in the Premises (determined on a cumulative basis by accumulating the total effect of all transactions) which are assigned, transferred or sublet by Tenant.

         7.2  Intentionally Omitted.
              ---------------------

         7.3 Subordination. Subject to Landlord's obligations stated below regarding providing Tenant with a subordination, non-disturbance and attornment agreement, this Lease (including all rights of Tenant hereunder) is subject and subordinate to: (a) any ground lease or underlying lease (each a "Ground Lease") now or hereafter affecting the Land or the Building, (b) any mortgage, deed of trust or other indenture (each a "Mortgage") now or hereafter affecting the Building, any Ground Lease or the Land, and all renewals, replacements and extensions thereof, and (c) all advances and interest under any Mortgage; provided, however, that the subordination of this Lease to any Mortgage or Ground Lease pursuant to this Section 7.3 is expressly conditioned upon the holder thereof executing and delivering to Tenant a subordination, non-disturbance and attornment agreement in the holder's commercially reasonable form reasonably acceptable to Tenant (by which such holder agrees not to disturb Tenant's possession of the Premises and recognize Tenant's rights hereunder, including any and all cure and offset rights, provided Tenant is not in Default of its obligations hereunder, and by which Tenant agrees to attorn to any such holder or the transferee or assignee of their interest hereunder). Tenant agrees to execute within twenty (20) business days of Landlord's written request, any documents reasonably required by any Mortgage holder or ground lessor to evidence such subordination. If in connection with existing or future financing of the Building, the holder of any Mortgage requests modifications in this Lease, Tenant will not unreasonably withhold or delay its consent to such modifications, provided that they do not increase the financial obligations of Tenant hereunder or materially or adversely affect the leasehold interest created by this Lease. Upon termination of this Lease through foreclosure of any Mortgage (or deed in lieu thereof) or if the Ground Lease is terminated, Tenant will attorn to and accept the purchaser at the foreclosure sale (or the transferee under the deed in lieu) or ground lessor as Landlord under this Lease and, upon demand, enter unto a new lease agreement with such purchaser, transferee or ground lessor for the unexpired term of this Lease at the same Rent and under the same provisions of this Lease. This Lease is subject and subordinate to any other arrangement or right to possession under which Landlord is in control of the Premises, and to the rights of the owners of the Land and the Building. The parties acknowledge that no individual or entity currently is the beneficiary of any mortgage, deed of trust or other indenture (hereinafter collectively, a "Mortgage") affecting the

Land or the Building. Landlord shall deliver from the holder of any future Mortgage or future ground lessor a written subordination, non-disturbance and attornment agreement for the benefit of Tenant in the holder's commercially reasonable and recordable form (by which such holder agrees not to disturb Tenant's possession of the Premises provided Tenant is not in Default of its obligations hereunder, and by which Tenant agrees to attorn to any such holder or the transferee or assignee of such holder's interest hereunder). Tenant agrees to reasonably cooperate with such efforts by Landlord by executing any such agreement if requested.

         7.4 Notice to Lender. At any time the Premises or any portion of the Building are subject to a mortgage or deed of trust and this Lease or any portion of the Rent are assigned to a mortgagee, trustee or beneficiary, and Tenant is given written notice thereof, including the address of such assignee, Tenant shall not terminate this Lease or exercise any remedy against Landlord without first giving written notice thereof, by certified or registered mail, return receipt requested, to such assignee, specifying the default in reasonable detail, and affording such assignee a reasonable period of time (in no event less than thirty (30) days) within which, at its election, to perform for and on behalf of Landlord.

         7.5 Tenant's Financing. Landlord hereby waives any lien rights which it may otherwise have concerning Tenant's Property (as defined herein), and Tenant shall have the right to remove the same at any time without Landlord's consent. Landlord acknowledges that Tenant has financed or may finance some or all of its furniture, fixtures (other than those forming a part of the Improvements), equipment and supplies utilized in the Premises (collectively, "Tenant's Property") through financing arrangements (including promissory notes, security agreement) with third parties. In connection therewith, Landlord (i) consent to the installation of Tenant's Property (ii) disclaims any interest in Tenant's Property, and (iii) if requested by any such third parties, agrees to not attach or levy upon such Tenant's Property to satisfy Tenant's rental obligations hereunder. Any such Tenant's Property may be removed by Tenant or such third parties from the Premises at any time during the Term in accordance with the conditions of limitations of this Lease without the necessity of resorting to legal proceedings in order to remove the same.

              ARTICLE VIII. DAMAGE AND DESTRUCTION: EMINENT DOMAIN
                            --------------------------------------

         8.1 Damage and Destruction. (a) If the Building is totally destroyed by fire, tornado or other casualty (a "Total Casualty"), which determination shall be made within sixty (60) days of the date of such casualty by Landlord in good faith and in a commercially reasonable manner, then either Landlord or Tenant may elect to terminate the Term of this Lease as hereinafter provided. The term "Total Casualty" shall mean that the Building cannot be repaired or restored in a commercially reasonable manner to a physical condition that is structurally sound or cannot be repaired or restored without first accomplishing the demolition of the base Building. If a Total Casualty is determined to have occurred, then either Landlord or Tenant may elect to terminate the Term of this Lease by giving written notice of such election to the other party within thirty
(30) days after the date of Landlord's determination that a Total Casualty has occurred. If either Landlord or Tenant timely elects to terminate the Term of this Lease, then the termination shall be effective as of the date of such election or as of a date specified in the notice, which date may not be later than sixty (60) days following the date of the election by that party. In addition to the foregoing, if the Premises or the Building is so damaged that Landlord reasonably determines in good faith and in a commercially reasonable manner (and provides written notice of such determination to Tenant within sixty (60) days of such casualty) that rebuilding or repairs cannot be completed within one hundred and eighty (180) days after the date of such damage, or prior to the expiration of the seventh (7th) Lease Year hereunder, Landlord may, at its option, terminate this Lease. If this Lease is terminated in accordance with the terms of this subparagraph (a), Rent will abate for the unexpired portion of the Lease Term effective as of the date of such casualty. If neither Landlord nor Tenant timely elects to terminate, then the parties' shall perform their respective repair and restoration obligations as set forth in subparagraph (b) below.

         (b) If Landlord or Tenant do not elect to terminate this Lease as provided above (or the conditions applicable to such termination rights are not met), then within sixty (60) days after the date of such casualty, Landlord will commence to rebuild or repair the Building and the Premises and will proceed with reasonable diligence to restore the Building and Premises to substantially the same condition that existed immediately prior to the casualty; provided, however, Landlord will not rebuild, repair or replace Tenant's furniture, fixtures, equipment or the Improvements, and Tenant, at its sole expense, will perform "Tenant's Repairs," which shall include the restoration of the foregoing to substantially the same condition that existed immediately prior to the casualty. If more than twenty-five percent (25%) of the Premises is rendered unusable by such casualty and Landlord does not complete its foregoing repair and restoration obligations within three hundred sixty (360) days of the date of such casualty, then Tenant may terminate this Lease by delivering written notice of such termination to Landlord within ten (10) days of the expiration of the aforesaid three hundred sixty (360) day period. Landlord will allow Tenant a fair diminution of Base Rent during the time and to the extent that the Premises are unfit for Tenant's use in the ordinary conduct of Tenant's business, which abatement will continue only until the earlier of: (a) thirty (30) days following the completion of Landlord's restoration of the Building and Premises as herein provided or (b) the completion of Tenant's Repairs. Any insurance carried by Landlord or Tenant against loss or damage to the Building or to the Premises is for the sole benefit of the party carrying such insurance and under its sole control, and Landlord's obligation to rebuild or restore hereunder is limited to the extent of recoverable insurance proceeds available therefor. If any mortgagee under a deed of trust, security agreement or mortgage on the Building requires the insurance proceeds to be used to retire debt, Landlord will have no obligation to rebuild, and this Lease will terminate upon notice to Tenant.

         8.2 Eminent Domain. If the whole Premises are taken or condemned, or purchased in lieu thereof, by any government authority for any public or quasi-public use or purpose, then, this Lease will terminate from the time when the possession is required for such use or purpose. The Rent will be apportioned to the date when the possession is required to be given to such government authority. If more than twenty-five percent (25%) of the Premises are taken, or, if by virtue of a taking access to the Premises is permanently and materially impaired, Landlord will notify Tenant in writing, and Tenant will have the option to cancel this Lease, by giving Landlord written notice within thirty
(30) days after  receipt of such notice from  Landlord;

provided Tenant cannot suitably use the balance of the Premises for its purposes. If Tenant exercises said option, then such cancellation will be effective and the Rent will be apportioned to the date when the possession is required to be given to such government authority. If Tenant is not entitled to cancel the Lease or, if it is entitled to do so, but does not exercise its option, as of the date when possession is required to be given to such government authority, the Rent will be reduced in the proportion that the Net Rentable Area contained in the remaining Premises bears to the Net Rentable Area contained in the Premises before the taking. Any award of proceeds resulting from a condemnation or sale in lieu thereof of the whole or part of the Premises will belong solely to Landlord, and Tenant hereby waives any right to make any claim therefore as the result of this Lease, provided, however, that Landlord is not entitled to any award specifically made to Tenant for relocation expenses and the taking of Tenant's fixtures, furniture or leasehold improvements (exclusive of that portion paid for by Landlord), less depreciation computed from the date of said improvements to the expiration of the original term of this Lease.

                ARTICLE IX. LIABILITY: INDEMNIFICATION: INSURANCE
                            -------------------------------------

         9.1 Waiver of Claims. Except as expressly provided herein, to the extent permitted by law, Landlord and Landlord's Agents shall not be liable to Tenant or Tenant's Agents, for any damage (including indirect and consequential damage), injury, loss, obligation, liability, compensation, or claim, including but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever (collectively, "claims") (unless such claim is the direct result of Landlord's or Landlord's Agent's gross negligence or willful misconduct), which claims shall include but not be limited to those arising from or related to the following: (a) any part of the Building or Premises or any equipment or appurtenances becoming out of repair, or (b) any accident in or about the Building, (c) directly or indirectly any act or neglect of Tenant, Tenant's Agents, any occupant of the Building or of any other person, including Landlord and Landlord's Agents, or (d) injury, loss or damage to any person or property on or about the Premises. Tenant will indemnify and hold Landlord and Landlord's Agents harmless from and against any such claims.

         9.2 Indemnification. (a) Except for any claims (as defined below) arising from the negligence or willful misconduct of Landlord and Landlord's Agents or Landlord's default in its obligations hereunder, Tenant hereby indemnifies and agrees to hold Landlord and Landlord's Agents harmless from and against any and all costs, penalties, damages (except for punitive or consequential damages which are expressly waived), claims, causes of action, obligations, liabilities and expenses (including reasonable attorneys' fees) (collectively, "claims") suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from: (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any act or omission by Tenant or Tenant's Agents on the Premises, (iii) any breach or default in the performance or observance of Tenant's covenants or obligations under this Lease or the Exhibits hereto, including without limitation any failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (iv) damage to or destruction of the Building structure, or any part thereof, or of any abutting real property caused by or attributable to the gross negligence or willful misconduct of Tenant or Tenant's Agents. Tenant will employ counsel reasonably satisfactory to Landlord, or at Landlord's option, Landlord may retain its own counsel at the expense of Tenant, to prosecute, negotiate and defend any such claim, action or cause of action. Landlord has the right to compromise or settle any such claim, action or cause of action without admitting liability, provided Landlord obtains Tenant's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         (b) Except for any claims (as defined below) arising from the negligence or willful misconduct of Tenant or Tenant's Agents or Tenant's default in its obligations hereunder, Landlord hereby indemnifies and agrees to hold Tenant and Tenant's Agents harmless from and against any and all costs, penalties, damages (except for punitive or consequential damages which are expressly waived), claims, causes of action, obligations, liabilities and expenses (including reasonable attorneys' fees) (collectively, "claims") suffered by or claimed against Tenant, directly or indirectly, based on, arising out of or resulting from Landlord's or Landlord's Agents' gross negligence or willful misconduct. Landlord will employ counsel satisfactory to Tenant, or at Tenant's option, Tenant may retain its own counsel at Tenant's expense, to prosecute, negotiate and defend any such claim, action or cause of action. Tenant has the right to compromise or settle any such claim, action or cause of action without admitting liability, provided Tenant obtains Landlord's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.

         9.3  Insurance Requirements:
              ----------------------

         (a) Tenant will provide and maintain a Broad Form Commercial Liability Policy of insurance with respect to the Premises with coverage limits of at least Five Million and No/100 Dollars ($5,000,000.00) per occurrence, combined single limit, naming Landlord, Landlord's managing agent, and any other party specifically designated by Landlord's Mortgagee as additional insureds. Such policy will protect Landlord, Landlord's Agents, its managing agent, and any such designee against any liability which: (i) arises from any occurrence on or about the Premises, (ii) arises with respect to Tenant's operations in, maintenance and use of the Premises, Building and Common Area, and (iii) is related to Tenant's liability assumed under this Lease, or which results in any claims related thereto. The coverage of such policy will extend beyond the Premises to portions of the Common Area, the Building and the Land, if any, which Tenant or Tenant's Agents use from time to time.

         (b) If Landlord reasonably determines that the increase in the level of liability exposure to Landlord is such that it becomes customary for a significant number of tenants of office buildings of similar size in the area in which the Building is located to be required to provide liability insurance policies with limits higher than the foregoing limits, within sixty (60) days after Landlord's request therefor Tenant will obtain (and provide a copy thereof to Landlord) an insurance policy whose limits are not less than the then customary limits.

         (c)  Tenant  will  carry  fire and  all-risk  coverage,  vandalism  and malicious mischief insurance covering the Improvements and all other improvements (whether existing or installed by Tenant or by Landlord for Tenant's benefit), stock in trade, fixtures, furniture, furnishings, removable floor coverings, trade equipment, signs and all other decorations and personal property in the Premises for one hundred percent (100%) of their full replacement cost. All proceeds of such insurance shall be used to repair or replace the foregoing covered items. If this Lease is terminated as the result of a casualty in accordance with the terms hereof, the proceeds of said insurance attributable to the repair and/or replacement of any Improvements or any alterations, improvements or modifications performed by or on behalf of Tenant or by Landlord on behalf of Tenant shall be the property of the Landlord and paid to Landlord upon demand.

         (d) Tenant will also carry adequate workers' compensation insurance in no less than statutorily required amounts, covering its employees in the Premises containing a waiver of subrogation in favor of Landlord, and Tenant hereby indemnifies, agrees to hold harmless, and at Landlord's option defend, Landlord and Landlord's Agents from and against all claims arising out of any loss suffered by any of Tenant's Agents at the Building which would have been or is covered by an appropriate workers' compensation insurance policy.

         (e) Tenant shall also procure and maintain business interruption insurance in an amount not less than the Base Rent due hereunder for the first full calendar year during the Term, which amount shall be revised from time to time upon the reasonable request of the Landlord or its Mortgagee.

         9.4  General Provisions with Respect to Tenant's Insurance:
              -----------------------------------------------------

         (a) On or before Tenant enters the Premises for any reason, and again before any insurance policy expires, Tenant will deliver to Landlord an original certificate of insurance. Any insurance required to be carried under this Lease may be carried under a blanket policy covering the Premises and other locations of Tenant.

         (b) The insurance policies required to be carried under Sections 9.3(a) and (c) shall name Landlord and the holder of any mortgage, if required by Landlord, as an additional insured thereunder.

         (c) All insurance policies required to be carried under this Lease by or on behalf of Tenant will provide (and any certificate evidencing the existence of any insurance policies, will certify) that unless Landlord is given ten (10) days' written notice: (i) the insurance will not be canceled, (ii) the insurer will renew the insurance policies, and (iii) no material change may be made in the insurance policies.

         (d) If Tenant fails to comply with any of the Insurance Requirements stated in this Lease and fails to immediately cure such failure following written notice from Landlord and a reasonable opportunity to cure, Landlord may in addition to, and not in lieu of, all other remedies available to Landlord, obtain such insurance and keep the same in effect and Tenant shall pay to Landlord the premium cost thereof upon demand.

         (e) All policies of insurance required to be carried by Tenant under this Lease shall (1) be written by good and solvent insurance companies reasonably satisfactory to Landlord having a Best's "General Policy Holding Rating" of A or better and a financial rating class of VIII or better, (2) contain a Cross Liability endorsement, (3) contain a provision stating "the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to, or carried by, Landlord," and (4) shall provide that the policy shall not be canceled, failed to be renewed or materially amended without at least thirty (30) days' prior written notice to Landlord and, at Landlord's request, any Mortgagee.

         (f) Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure the items or obligations required to be insured or the contractual liability under this Lease, and the limits of any insurance carried by Tenant shall not limit its duties and obligations under this Lease.

         9.5 Waiver of Subrogation. Each party hereby waives every right or cause of action for the events which occur or accrue during the Lease Term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the gross negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "All Risk" or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies or would have been recovered had such party maintained the coverage required of such party hereunder. Said waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Each party will give its insurance carrier written notice of the terms of such mutual waiver, and the insurance policies will be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waiver.

         9.6   Landlord's Insurance.
               --------------------

         (a) Landlord, at its cost (subject to partial reimbursement from Tenant in accordance with the terms of Section 4.3), shall obtain and continuously maintain in full force and effect at all times during the Term of this Lease, policies of insurance covering the Building, which insurance shall be for the benefit of Landlord and Landlord's designated mortgagees, as the named insureds, against: (i) loss or damage by fire; and (ii) loss or damage from such other risks or hazards now or hereafter embraced by an "All Risk" form, but including, without limitation, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles and aircraft, smoke damage, water damage and debris removal (collectively, "Property Insurance"). At all times, the Property Insurance coverage shall be in an amount equal to at least one hundred percent (100%) of the then "Full Replacement Cost" of the Building.

         (b) Landlord, at its cost (subject to partial reimbursement from Tenant in accordance with the terms of Section 4.3), shall obtain and continuously maintain in full force and effect, Commercial General Liability insurance covering claims for bodily injury, personal injury or property damage for any loss, liability or damage on, about or relating to the Premises, or any portion thereof, having limits of not less than Five Million Dollars ($5,000,000) combined single limit on an occurrence basis.

         (c) At all times, the insurance coverage maintained by Landlord pursuant to the terms hereof shall be in commercially reasonable form and upon commercially reasonable terms, and shall, as applicable; (i) be written with reputable companies licensed to do business in the Commonwealth of Virginia, having a Best's "General Policy Holding Rating" of A or better and a financial rating class of VIII or better;
(ii) cite the interest of Landlord and Landlord's mortgagees in standard mortgagee clauses effective as of the commencement date of the policy; and (iii) be maintained continuously throughout the Term.

                        ARTICLE X. ACCESS TO THE PREMISES
                                   ----------------------

         10.1 Access to the Premises. Landlord and Landlord's Agents have the right to enter the Premises at all reasonable times under the circumstances upon reasonable prior notice (which, the parties acknowledge shall be at least twenty-four (24) hours in virtually all circumstances) (except in the event of an emergency in which no notice shall be required) to: (i) examine the same,
(ii) to show them to prospective purchasers, mortgagees or to public officials lawfully having an interest therein, or, during the last twelve (12) months of the Lease Term, to prospective lessees or tenants, or (iii) to make such decorations, repairs, alterations improvements or additions as Landlord may reasonably deem necessary or desirable, or (iv) to close entrances, doors, corridors, elevators or other facilities. In exercising its rights under this
Section 10.1, Landlord shall take reasonable steps to minimize interference with Tenant's use of and access to the Premises. However, the foregoing requirement shall in no way be construed to require Landlord to access the Premises for the purposes set forth above during non-business hours unless such access by Landlord would be materially disruptive to Tenant's use of the Premises. Landlord, Tenant and all other tenants in the Building have a revocable license to use all common public areas of the Building, provided that (a) Landlord has the right to regulate and control such access and the days and hours of access, subject to the other provisions of this Lease, and (b) if the amount of such areas is diminished, neither Landlord nor Landlord's Agents shall be subject to any liability nor shall Tenant be entitled to any compensation or abatement of Rent, nor will such diminution of such areas constitute a constructive or actual eviction. The exercise of Landlord's rights under this article should not materially and adversely affect Tenant's use of the Premises. If, in exercising its rights under this article, Landlord interferes with Tenant's ability to operate in the Premises, Landlord fails to cure such interference within ten
(10) days following written notice of the same from Tenant, and Tenant ceases to operate in the Premises as a result thereof, then Tenant should be entitled to an abatement of Base Rent on an equitable and proportional basis until Tenant can once again operate in that portion of the Premises so affected.

               ARTICLE XI. FAILURE TO PERFORM, DEFAULTS, REMEDIES
                           --------------------------------------

11.1     Defaults.
         --------

         (a) Each of the following is a "Default" (herein so called) by Tenant under this Lease:

                  (i) Tenant fails to pay any installment of Rent when the same is due and payable and such failure continues for a period of ten (10) days after written notice to Tenant of such failure;

                  (ii) Tenant fails to pay any installment of Rent when the same is due and payable during any calendar year in which two (2) Defaults defined in clause (i) above have previously occurred, which Defaults were based upon Tenant's failure to pay Monthly Base Rent or regularly-recurring items of Additional Rent;

                  (iii) Tenant fails to comply with any provision of this Lease (including the Rules and Regulations), other than the payment of Rent, and does not cure such failure within thirty (30) days after written notice to Tenant (or, if such failure to comply is of a nature that the same cannot reasonably be cured within thirty (30) days, Tenant's failure to commence within said thirty
(30) day period and thereafter diligently pursue a cure of such failure); and

                  (iv) The filing or execution or occurrence of: a petition in bankruptcy or other insolvency proceeding by or against Tenant or any guarantor of Tenant's obligations; an assignment for the benefit of creditors; a petition or other proceeding by or against Tenant or any guarantor of Tenant's obligations for the appointment of a trustee, receiver or liquidator of Tenant or any guarantor of Tenant's obligations or any of Tenant's or such guarantor's property; or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor of Tenant's obligations.

         (b) If there shall be any Default by Tenant under this Lease, including without limitation any default by Tenant prior to the Lease Commencement Date, then, in addition to its accrued and continuing obligations set forth herein (as set forth in greater detail in Section 11.3 hereof), and notwithstanding any re-entry, repossession or dispossession under the terms of this Lease, Tenant shall be liable to Landlord for any damages suffered by Landlord as a result of such Default, which damages shall constitute additional rent hereunder, shall be payable to Landlord within thirty (30) days of Landlord's demand therefor, and shall include but not be limited to: (i) the reasonable costs and expenses (including reasonable attorneys' fees) incurred by Landlord in its efforts to cure Tenant's Default and/or enforce the terms of this Lease, (ii) the costs and expenses (including brokerage commissions and the cost of any remodeling, alterations and improvements to the Premises which Landlord deems reasonably necessary to allow Landlord to relet the Premises) reasonably incurred by Landlord in its efforts to relet the Premises, and (iii) any consequential damages resulting from the acts or omissions of Tenant or the termination of the Lease.

         11.2 Remedies. Without further notice or demand except as elsewhere provided in this Lease, if a Default occurs, Landlord has the option, immediately, or at any time thereafter, to pursue any one or more of the following remedies together with any other remedies available to Landlord at law or in equity:

         (a) Landlord shall use diligent efforts to terminate the Lease (which shall in no way affect Tenant's obligation to pay all Rent accrued under the Lease through the date of such termination, plus all damages suffered by Landlord as a result of such Default and termination);

         (b) Terminate Tenant's right to possession of the Premises, enter upon and take possession of the Premises by process of law and expel or remove Tenant and any other person who may be occupying any portion of the Premises; If Landlord exercises either of its remedies set forth in clause (a) or (b) above; (i) Tenant will not be entitled to any Notice to Quit (the provisions of this Article XI shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived), and (ii) Tenant will immediately surrender the Premises to Landlord upon demand, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy for possession or arrearages in Rent, enter upon and take possession of the Premises by process of law and expel or remove Tenant and any other person who may be occupying any portion of the Premises, without being liable for prosecution or any claim of damages therefor;

         (c) Declare immediately due and payable the amount by which the Rent reserved hereunder for the unexpired balance of the Lease Term (including any increase and estimated increase in Operating Expenses and Real Estate Taxes which would be payable by Tenant hereunder) exceeds the fair market rental value of the Premises for such balance of the Lease Term, (determined as of the date of the Default, and both figures discounted at the rate of eight percent (8%) per annum to the then present value thereof), which amount shall be immediately payable by Tenant;

         (d) Landlord may relet the Premises and receive the rent therefor under terms and conditions acceptable to Landlord in its sole but reasonable discretion and judgment. Under such circumstances, Tenant shall pay to Landlord within thirty (30) days after written demand by Landlord, sums equivalent to the monthly Rent reserved hereunder less the rents received by Landlord as a result of any such reletting, if any;

         (e) In the event of an emergency, enter upon the Premises, by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. [Under such circumstances, Tenant shall reimburse Landlord, within thirty
(30) days of Landlord's demand therefor, as Additional Rent, for any expenses Landlord incurs in curing such Default and/or performing such obligations of Tenant. Neither Landlord nor Landlord's Agents will be liable for any damages to Tenant or Tenant's Agents due to such action, unless such damages are caused by the gross negligence of Landlord or Landlord's Agents];

         (f) Cure the Default at the reasonable expense of Tenant, and Tenant shall, after receiving written request therefor, reimburse Landlord, within thirty (30) days of Landlord's demand therefor, for any amount expended by Landlord in connection with the cure, plus interest at the Default Rate from the date such cost is incurred by Landlord; and

         (g) Enjoin any breach or threatened breach by Tenant of any of the covenants, agreements, terms of conditions in this Lease. If any property belonging to Tenant, or otherwise, is found upon the Premises after the termination of Tenant's right to occupy the Premises, Landlord will store the same for not less than thirty (30) days at Tenant's (commercially reasonable) cost and expense, after written notice to Tenant, remove and store the same in any warehouse, at Tenant's reasonable commercial cost. Thereafter, Landlord may deem the same abandoned and retain or dispose of the same in a manner determined by Landlord in its sole discretion. Pursuit of any of the foregoing remedies is not a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the provisions herein contained. Tenant shall pay all Rent and Additional Rent to Landlord without any set-off or counterclaim, except as may be otherwise expressly provided herein. The foregoing rights and remedies are cumulative and in addition to any other rights granted to Landlord by law, and the exercise of any of them shall not constitute an election excluding the exercise by Landlord at any time of another, a different or an inconsistent remedy. The failure of Landlord at any time to exercise any right or remedy is not a waiver of its right to exercise such right or remedy at any other future time.

         11.3 Deficiency. Notwithstanding any termination of Tenant's right to possession of the Premises under Section 11.1 or Tenant's vacating or abandoning the Premises, Tenant will remain liable (in addition to accrued liabilities and obligations hereunder) for the Rent as defined in Section 4.5 and all other charges Tenant would have been required to pay until the date this Lease would have expired had such termination not occurred as such amounts are reduced by all Rent payments received by any replacement tenant(s) in the Premises or any portion thereof. Landlord shall have the right, at its option, to recover sums due hereunder through litigation or otherwise: (i) as such sums come due, (ii) from time to time on one or more occasions without being obligated to wait until the expiration of the Lease Term before filing suit, or (iii) following the date on which the Term hereof would have naturally expired (in which case, such amounts shall not be deemed to have accrued until such date for the limited purpose of determining the limitations period applicable to Landlord's claim for Rent).

         11.4 Mitigation. Upon the return to Landlord of possession of the Premises following a Default by Tenant, Landlord will use commercially reasonable efforts to mitigate its damages resulting from such default by reletting the Premises subject to the limitations set forth in this Article XI. Any proceeds received by Landlord as a result of such reletting of the Premises shall be applied to: (i) all costs and expenses incurred by Landlord in connection with attempting to secure performance by Tenant and Tenant's cure of Tenant's Default; then to (ii) all costs incurred by Landlord in connection with its efforts to relet the Premises; then to (iii) any other damages, costs, expenses or liabilities arising from Tenant's Default; and then to (iv) Tenant's ongoing rental obligations hereunder.

         11.5 Payments. Except as elsewhere provided herein (i.e. with respect to Base Rent and regularly recurring additional rent charges which are due on the first day of each calendar month), all amounts Tenant owes to Landlord are due within thirty (30) days from the date that Landlord renders a statement therefor. Tenant shall pay Landlord a late fee with respect to any installment of Base Rent or additional rent, which installment is not paid by the date which is ten (10) days after the due date thereof, to cover Landlord's administrative costs incurred in connection with Tenant's failure to timely meet its Base Rent obligations. The amount of such late fee shall be: (i) three percent (3%) of the applicable installment with respect to the first two (2) installments which are not paid when due during any calendar year, and (ii) five percent (5%) of the applicable installment with respect to any further late payments. In addition, all Base Rent amounts not paid by the due date and all Additional Rent amounts not paid by the due date will bear interest from the date originally due, until the date fully paid at the lesser of fifteen percent (15%) per annum or the highest rate permitted by law (the "Default Rate"), to cover Landlord's cost for administrative fees and expenses incurred in conjunction with the collection of late payments. Notwithstanding the foregoing, on the first two (2) occasions during any calendar year that any installment of Base Rent is not timely paid when due hereunder, no late fee will be assessed unless Tenant fails to timely cure its default following written notice from Landlord in accordance with the terms of Section 11.1 hereof. Time is of the essence in Tenant's payment of Rent and Landlord's and Tenant's performance of every provision of this Lease and all Exhibits hereto.

         11.6 Landlord's Default. If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord, in writing, of the default and Landlord will have thirty (30) days after receiving such Notice (or such additional period as may be necessary if the same cannot be cured within said thirty (30) day period provided that Landlord commences efforts to cure within said thirty (30) day period and thereafter diligently pursues the same to completion) to cure the default. If Landlord does not cure the default within such period, then Tenant may exercise or pursue such rights or remedies as are available to Tenant under applicable law. In the event that Tenant shall have performed such obligation on Landlord's account in accordance with the terms of this Lease and Tenant obtains a final, non-appealable judgment or decree as to such matter against Landlord, Tenant shall have the right to offset the amount of such judgment or decree against the next-accruing installment of Rent due under the Lease until fully satisfied, provided that Tenant shall not be permitted to offset in any calendar month an amount in excess of fifty percent (50%) of the monthly Base Rent payable hereunder by Tenant with respect to such calendar month. In addition, Tenant shall first seek recovery from the value of the proceeds of insurance policies Landlord is obligated to carry pursuant to this Lease in the event of a casualty of the Premises.

             ARTICLE XII. QUIET ENJOYMENT: RESERVATIONS BY LANDLORD:
                          -----------------------------------------
                                NO CONSTRUCTIVE EVICTION
                                ------------------------

         12.1 Quiet Enjoyment. So long as Tenant is not in Default, Tenant will have peaceful and quiet possession of the Premises against all parties claiming adversely thereto by or under or through Landlord.

         12.2 Reservations by Landlord. Provided that Landlord's exercise of its rights reserved hereunder shall not materially impair Tenant's rights under the Lease, access to or use of the Premises or Tenant's parking rights, in addition to other rights conferred by this Lease or by law, Landlord reserves the right, to be exercised in Landlord's sole but reasonable discretion, to: (a) upon reasonable prior notice to Tenant, change the name of the Building (in which case, Landlord shall pay any costs incurred by Landlord in connection with redoing business cards and stationary which contained the prior name of the building, provided that Landlord shall not be obligated to replace more than the lesser of the amount of such business cards and stationary which were on hand at the time of the name change, or a six (6) month supply of the same); (b) upon reasonable prior notice to Tenant, change entrances and exits to the Building and to the parking lot adjacent to the Building; (c) subject to the limitations of Section 2.3, install and maintain a sign or signs on the exterior or interior of the Building; (d) change the street address of the Building; (e) take all measures as may be necessary or desirable for the safety and protection of the Premises or of the Building; (f) sell or mortgage the Building and assign this Lease in connection therewith; (g) issue pass keys to the Building or the Premises; (h) repair, alter, add to, improve, build additional stories on, or build adjacent to the Building, so long as same does not impair the light or air to the Premises or the view from the Premises; (i) upon reasonable prior notice to Tenant, run necessary pipes, conduits and ducts through the Premises above the finished ceiling, below the finished floor, inside of and through walls and closets; (k) carry on any work, repairs, alterations or improvements in, on or about the Building or in the vicinity thereof and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building; (l) upon reasonable prior notice to Tenant, interrupt or temporarily suspend Building services and facilities; (m) upon reasonable prior notice to Tenant, change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building (without permanently substantially interfering with Tenant's access to the Premises); and (n) grant to anyone the exclusive right to conduct any business or render any service in or to the Building. Tenant hereby waives any claim or cause of action arising out of or connected with such work performed in accordance with the terms of this Section 12.2. This paragraph is not to be construed to diminish the obligations of Tenant provided herein, nor to create or increase any obligation on the part of Landlord with respect to repairs or improvements. Landlord will use reasonable efforts to minimize any interference with Tenant's business caused by the exercise by Landlord of its rights set forth in this
Section 12.2. However, the same shall in no way obligate the Landlord to exercise any such rights during non-business hours, and except as expressly provided herein, neither Landlord nor Landlord's Agents will be liable to Tenant or Tenant's Agents for any inconvenience, interference, annoyance, loss or damage resulting from work done in or upon the Premises or any portion of the Building or adjacent grounds.

         12.3 No Constructive Eviction. No act or failure to act by Landlord or Landlord's Agents during the Lease Term to enforce the terms of this Lease, or the Rules and Regulations, will constitute an eviction or acceptance of surrender of the Premises. No agreement to accept surrender of the Premises is valid unless in writing signed by Landlord, and no employee of Landlord or Landlord's Agent has any power to accept such surrender prior to the termination of the Lease. Tenant's delivery of keys to any employee of Landlord or Landlord's Agent shall not constitute a termination of the Lease or a surrender of the Premises. The terms of this Section 12.3 shall in no way be construed to limit Tenant's rights under Section 5.6..

                       ARTICLE XIII. RULES AND REGULATIONS
                                     ---------------------

         13.1 Rules and Regulations. Tenant must observe and abide by the Rules and Regulations attached as Exhibit B hereto, and by such other and further reasonable Rules and Regulations as Landlord may prescribe which, in its judgment, are needed for the reputation, safety, care or cleanliness of the Building or Premises, or the operations and maintenance thereof and the equipment therein, or for the comfort of Tenant and the other tenants of the Building. Landlord has the right to add to, change, or waive (with respect to any tenant, in Landlord's reasonable discretion without in any way discriminatorily enforcing the same against Tenant) any of the Rules and Regulations. Tenant's breach of any of the Rules and Regulations and failure to cure the same following written notice in accordance with the terms of Section
11.1 may, at Landlord's option, constitute a Default hereunder. Further, in addition to, and not in lieu of, any other right or remedy available to Landlord, for each violation of Rules and Regulations, upon the third instance thereof, Landlord may assess Tenant liquidated damages in the amount of $300.00, which liquidated damages shall constitute Additional Rent hereunder, and shall be due and payable within ten (10) days of the date of Landlord's invoice therefor. Neither Landlord nor Landlord's Agents shall be liable to Tenant or Tenant's Agents for failure to enforce or for violation of any of the Rules and Regulations or the breach of any provision in any lease by any other tenant in the Building. Landlord will not discriminatorily enforce the Rules and Regulations against Tenant.

                           ARTICLE XIV. COMMUNICATIONS
                                        --------------

         14.1 Communications: No notice, request, consent, approval, waiver or other communication under this Lease is effective unless the same is in writing and is hand delivered, sent via nationally recognized overnight courier, mailed by registered or certified mail, postage prepaid, or sent via facsimile (with electronic or telephonic verification of receipt and copy by regular mail, certified mail or overnight courier) addressed as follows:

         (a) If sent to Landlord, a communication shall be effective on the earlier to occur of: (i) the date of actual receipt by Landlord, (ii) three (3) days after said communication is mailed or transmitted, as provided above, to the address designated as Landlord's Notice Address in Section 14.2 or to such other address as Landlord designates by giving notice to Tenant, or (iii) if sent via facsimile (which shall be done during business hours only), the date of actual receipt, if the same is sent with verification to the facsimile number provided to Tenant by Landlord in writing. Copies of all communications to Landlord shall be sent to the address designated as Landlord's Notice Copy Address in Section 14.2 (or sent via facsimile to the additional facsimile number with verification as provided above), and to such other person or party as Landlord shall designate by notice to Tenant.

         (b) If sent to Tenant, a communication shall be effective on the earlier to occur of: (i) the date of actual receipt by Tenant, (ii) three (3) days after said communication is mailed or transmitted, as provided above, to the address designated as Tenant's Notice Address in Section 14.2 or to such other address as Tenant designates by notice to Landlord, or (iii) if sent via facsimile, the date of actual receipt, if the same is sent with verification to the facsimile number provided to Landlord by Tenant. Copies of all notices to Tenant shall be sent to the address designated as Tenant's Notice Copy Address in Section 14.2 (or sent via facsimile to the additional facsimile number with verification as provided above), and to such other person or party as Tenant designates by notice to Landlord. Notice may be given to Tenant by Landlord or Landlord's attorney acting as Landlord's authorized agent.

         14.2.  Notice Addresses:
                ----------------

         (a)      Landlord's Notice Address:
                  -------------------------

                  Institutional Property Managers, Inc.
                  1961 Chain Bridge Road
                  Suite 105
                  McLean, Virginia 22101-4562

         (b)      Landlord's First Notice Copy Address:
                  ------------------------------------

                  L & B Realty Advisors, Inc.
                  Attn: Ed Daley
                  Director, Office Buildings
                  8750 N. Central Expressway
                  Suite 800
                  Dallas, Texas 75231-6437

                  Landlord's Second Notice Copy Address:
                  -------------------------------------

                  Jeffrey M. Guelcher, Esq.
                  Bregman, Berbert & Schwartz, L.L.C.
                  7315 Wisconsin Avenue
                  Suite 800 West
                  Bethesda, Maryland 20814

         (c)      Tenant's Notice Address:
                  -----------------------

                  Vice President and Chief Financial Officer
                  MicroStrategy
                  8000 Towers Crescent Drive
                  Vienna, Virginia 22182
                  facsimile: (703) 848-4837
                  telephone: (703) 848-8600

         And with a copy to:
         ------------------

                  Director, Administration
                  MicroStrategy
                  8000 Towers Crescent Drive
                  Vienna, Virginia 22182
                  facsimile: (703) 848-8610
                  telephone: (703) 848-8600

         (d)      Tenant's Notice Copy Address:
                  ----------------------------

                  Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                  7929 Westpark Drive
                  Suite 400
                  McLean, Virginia 22102-4224
                  Attn: John G. Lavoie, Esquire
                  facsimile: (703) 748-1343
                  telephone: (703) 749-1000


                      ARTICLE XV. MISCELLANEOUS PROVISIONS
                                  ------------------------

         15.1 Tenant Estoppel Certificates. Tenant agrees, at any time, and from time to time, upon not less than fifteen (15) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a written statement containing all information reasonably requested by Landlord, including but not limited to: (a) certification that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (b) a statement regarding the dates to which Tenant has paid the Rent hereunder, (c) a statement as to whether, to the best of Tenant's knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, a specification of each such default of which Tenant may have knowledge, (d) a statement of the amount of the then-applicable monthly Rent,
(e) a statement of the amount of the Security Deposit, if any, and (f) a statement of the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, and any present or prospective mortgage, deed of trust holder or trustee for bond holders with respect to the Building or of Landlord's interest.

         15.2 Brokerage Fees. Except as listed below, Tenant and Landlord represent to each other that the indemnifying party has not incurred any liability for commissions or similar compensation to third parties in connection with this Lease, and, except for commissions due Brokers (defined below) (which shall be paid by Landlord pursuant to a separate agreement with Brokers), Tenant and Landlord shall indemnify and hold each other harmless against any liability arising from any claims for such compensation, including costs and reasonable attorneys' fees. "Brokers" means CB Commercial ("Landlord's Broker") and Cushman & Wakefield of Virginia, Inc. and Zalco Realty, Inc. (collectively, "Tenant's Broker").

         15.3 Intentionally Omitted.
              ---------------------

         15.4 Liability of Landlord. Neither Landlord, Landlord's asset advisor, nor any member of any joint venture, partnership, tenancy-in-common, pension fund, association or other form of joint ownership that forms Landlord shall have any personal liability under this Lease. Tenant agrees that in the event Tenant or any of Tenant's agents, contractors, clients, guests, licensees, customers or invitees is awarded a money judgment against Landlord, its agents or partners, the sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Building (including any interest in any sale, condemnation or insurance proceeds from the Building). In no event shall any other assets of Landlord, or of any partner of Landlord or of any person or entity be held to have any personal liability for satisfaction of any claims or judgments against Landlord and/or any partner of Landlord in such partner's capacity as a partner of Landlord (provided that the foregoing will not reduce or be deemed to reduce any rights Tenant has as an additional insured under Landlord's liability insurance policies.

         15.5 Authority. Tenant and Landlord and the persons signing this Lease on behalf of Tenant and Landlord agree that with respect to Tenant's and
Landlord's   respective   corporation   (including  any  form  of   professional
association or corporation): (i) the individual executing this Lease is duly authorized to execute and deliver this Lease on behalf of Tenant and Landlord in accordance with Tenant's and Landlord's organizational documents; (ii) this Lease is binding upon Tenant and Landlord; (iii) Tenant and Landlord are each duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Building is located; and (iv) upon the other party's request each party will provide the other with satisfactory evidence of such authority.

         15.6 Parking. Tenant's parking rights are set forth in Exhibit E hereto attached.

         15.7 Landlord Approval. Landlord's approval when required under the Lease is non-technical and non-legal in nature, and Tenant remains responsible for all technical and legal aspects of any item requiring Landlord's approval.

         15.8 Unenforceability/Joint and Several Liability. The invalidity or unenforceability of any provision hereof will not affect or impair any other provision hereof. If Tenant consists of more than one person or entity, the obligations of each are joint and several.

         15.9 Headings, Miscellaneous. The headings of the several articles, paragraphs and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles, paragraphs and sections. All negotiations, considerations, representations and understandings between the parties are incorporated herein and are superseded hereby. There are no terms, obligations, covenants, statements, representations, warranties or conditions relating to the subject matters hereof other than those specifically contained herein as of the date of the Lease. This Lease may not be amended or modified by any act or conduct of the parties or by oral agreements unless reduced and agreed to in writing signed by both Landlord and Tenant. No waiver of any of the terms of this Lease is binding upon either party hereto unless reduced to writing and signed by such party.

         15.10 Force Majeure. Each party will be excused from performing any obligation or undertaking provided for in this Lease (other than Tenant's obligation to pay all items of Base Rent and additional rent which shall not be covered by this Section 15.10), and such party's failure to perform shall not constitute a default hereunder for so long as such performance is prevented or delayed, retarded or hindered by circumstances beyond such party's control (including, but not limited to an act of god, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, general shortage of or inability to procure labor, equipment, facilities, materials or supplies in the open market, failure of electronic or computer operated equipment, failure of transportation, strike, lockout, action of labor unions, a taking, requisition, laws, orders of government or civil or military authorities, or any other similar cause, including reasonable delays for adjustments of insurance).

         15.11 Entire Agreement. This Lease, the exhibits and any addendum attached hereto set forth the entire agreement between Landlord and Tenant, and no other oral or written understandings, representations, promises or agreements have been made or relied upon by either party hereto.. All prior oral or written agreements are merged herein and superseded by this Lease.

         15.12 Governing Law. THIS LEASE IS GOVERNED BY THE LAWS OF THE COMMONWEALTH OF VIRGINIA (without regard to any choice of law provisions thereof).

         15.13 Waiver of Jury Trial. The parties each hereby waive trial by jury in any action, proceeding, claim or counterclaim brought by either party or their Agents in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, Landlord's operation of the Building, and/or any claim of injury or damage. Tenant hereby waives any right to plead any counterclaim (other than compulsory counterclaims), offset or affirmative defense in any action or summary or other proceeding brought by Landlord against Tenant seeking payment of rent or possession of the Premises. The aforesaid waiver shall not be construed however as a waiver of Tenant's right to assert any claim in a separate action brought by Tenant against Landlord.

         15.14 Recordation of Lease. Tenant may not record this Lease or any memorandum hereof without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

         15.15 No Binding Effect Until Execution and Delivery. The submission of this Lease to Tenant is not an offer. This instrument is not effective as a Lease or otherwise unless and until executed by and distributed to both Landlord and Tenant.

         15.16 No Partnership. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord an Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

         15.17  Intentionally Omitted.
                ---------------------

         15.18 Days. Whenever there is a reference to "days" in this Lease, it shall be deemed to mean calendar days, unless expressly stated otherwise.

         15.19 Successors and Assigns. This Lease is binding upon and shall inure to the benefit of the respective parties herein, their heirs, executors, administrators, successors and permitted assigns.

         15.20 Non-Waiver. Neither party's failure to enforce or require strict performance of any provision of this Lease or any of the Rules and Regulations, nor Landlord's acceptance of Rent with knowledge of a breach shall constitute a waiver of such breach or any future breach.

         15.21 Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same Lease.

         15.22 Survival of Rental Obligations. Except as expressly provided herein, Tenant's obligations to pay Rent accruing hereunder will survive the expiration or earlier termination of this Lease.

         15.23  Renewal Options.
                ---------------

         (a) Tenant shall have the conditional right to extend the term of the Lease for two (2) additional consecutive terms (the "First" and "Second Option Terms") of five (5) years each beyond the initial Lease Term set forth in
Section 1.3 upon the same terms and conditions set forth herein (except that there will be no further privilege of extension beyond the Second Option Term) and pursuant to the Base Rent terms determined in accordance with subparagraph
(b) below, provided that the following conditions are met:

                  (i) Tenant notifies Landlord of its election to exercise such right at least fourteen (14) and no more than twenty (20) months prior to the expiration of the then current Term (the initial Lease Term or First Option Term, as applicable as stated in Exhibit D);

                  (ii) at the time of the exercise of such right and for the remainder of the Term thereafter prior to the commencement of the applicable Option Term, there is no existing default which is not remedied within the applicable cure periods set forth in Article XI hereof;

                  (iii)  that  the  Lease  has  not  terminated   prior  to  the
commencement of the Option Term;

                  (iv) at the time of the exercise of such option and for the remainder of the Term thereafter, the original named Tenant or its Affiliate as defined in Article VII hereof is occupying the Premises (or the portion thereof with respect to which this Lease is being renewed) [it being the intent of the parties that this option is personal to the Tenant hereunder and its Affiliate (i.e., it does not inure to the benefit of any other assignee or subtenant of the Lease) and if such original Tenant or its Affiliate is no longer in possession of a portion of the Premises, then this option is void with respect to that portion of the Premises which is no longer occupied by Tenant or its Affiliate]; and

                  (v) Tenant exercises the first option with respect to a portion of the Premises consisting completely of full floors in the Building (it being the understanding of the parties that the first option may not be exercised with respect to portions of any floor in the Premises); and Tenant exercises the second option with respect to the entire Premises (as the same is constituted at the time of such exercise).

         (b) During each Option Term, Landlord shall provide Tenant with a Refurbishment Allowance of up to fifteen dollars ($15.00) per square foot of Net Rentable Area in the Premises for such Option Term, which Refurbishment Allowance shall be utilized solely for the purpose of performing improvements, alterations and modifications to the Premises. Said Refurbishment Allowance shall be paid to Tenant in accordance with the procedures set forth in Article III and Exhibit C depending upon whether Landlord or Tenant manages construction of such refurbishment work. During each Option Term (which, upon Tenant's exercise of the option becoming binding in accordance with the terms hereof, shall be deemed to be a part of the "Term" of this Lease), Tenant shall pay Landlord Base Rent equal to ninety-five percent (95%) of the Fair Market Rent (as defined below) for the Premises for the applicable Option Term. The "Fair Market Rent," as used in this Article XV, shall mean the face market annual rental value (plus any market-appropriate annual escalations thereof) in renewal transactions for comparable Class A office space in similar office buildings in the Tyson's Corner submarket for the applicable Option Term, taking into account all appropriate factors and transactional components customarily taken into account with respect to such transactions assuming both Landlord and Tenant are at arms-length. Within thirty (30) days of Landlord's receipt of Tenant's notice of its exercise of the option, Landlord shall notify Tenant of the Base Rent applicable to the Option Term based upon the foregoing parameters. Within fifteen (15) days following Landlord's notification regarding the Base Rent, Tenant shall notify Landlord in writing of Tenant's agreement to such Base Rent set forth in Landlord's notification, or if Tenant disagrees with Landlord's determination of the Base Rent applicable to said Option Term, of such disagreement and provide Landlord with an alternative proposed Base Rent structure based upon the foregoing parameters. Unless Tenant notifies Landlord in writing of Tenant's agreement with Landlord's determination of the Base Rent, then the Term shall not be deemed extended. If Tenant notifies Landlord in writing of Tenant's agreement with Landlord's determination of Base Rent, the Lease shall be extended for five (5) years beyond the Termination Date (or the expiration of the

First Option Term, as applicable) during such Option Term, and Tenant shall pay Landlord the Base Rent set forth in Landlord's notification. If Tenant timely notifies Landlord of Tenant's disagreement with Landlord's determination of the Base Rent applicable to said Option Term, thereafter Landlord and Tenant will negotiate in good faith for a period of sixty (60) days following Tenant's initial exercise of the renewal option to determine the appropriate Base Rent applicable to said Option Term in accordance with the foregoing parameters. In the event that the parties cannot agree upon the appropriate Base Rent within sixty (60) days of Tenant's exercise of the option, then Tenant shall deliver a written notice to Landlord prior to the expiration of the aforesaid sixty (60) day period setting forth whether or not Tenant desires to exercise the renewal option or withdraw its exercise of the same. If Tenant fails to timely deliver such a notice, Tenant shall be deemed to have exercised (and waived its right to withdraw) such option and the Base Rent shall be determined in accordance with the following terms. If Tenant chooses not to withdraw its exercise of the option (or is deemed to have not withdrawn the same as provided in the immediately preceding sentence) said Base Rent shall be determined in accordance with the following terms. Within ten (10) days after the expiration of such sixty (60) day period, each party shall give written notice to the other setting forth the name and address of a Broker (as hereinafter defined) selected by such party who has agreed to act in such capacity, to determine the Base Rent applicable to the Option Term. If either party shall fail to select a Broker as aforesaid, then the party which has selected a Broker as aforesaid (the "Appointing Party") shall have the right to issue a written notice to the party which failed to select a Broker as aforesaid (the "Non-Appointing Party") advising such Non-Appointing Party that it has failed to appoint its Broker, in which case, if the Non-Appointing Party does not then designate its Broker within five (5) business days following receipt of the Appointing Party's Notice, then the Base Rent shall be determined by the Broker selected by the other party. Each Broker shall thereupon independently make his determination of the Base Rent applicable to the Option Term based upon the parameters for determining Base Rent outlined above within twenty (20) days after the appointment of the second Broker. If the two Brokers' determinations are not the same, but the higher of such two determinations (based upon the initial annual Base Rent and average Base Rent over the course of the applicable Option Term) is not more than one hundred five percent (105%) of the lower of them, then the Base Rent shall be deemed to be the average of the two determinations. If the higher of such two determinations is more than one hundred five percent (105%) of the lower of them, then the two Brokers shall jointly appoint a third Broker within ten (10) days after the second of the two determinations described above has been rendered. The third Broker shall independently make his determination of the Base Rent within twenty (20) days after his appointment. The highest and the lowest determinations among the three Brokers shall be disregarded and the remaining determination shall be deemed to be the Base Rent payable by Tenant with respect to the applicable Option Term. Within thirty (30) days after the Base Rent is determined as aforesaid, the parties shall execute an amendment to this Lease setting forth the new Base Rent to be paid for the Option Term. Notwithstanding any provision hereof to the contrary, within fifteen (15) days following the determination of the Base Rent following appointment of the third Broker in accordance with the foregoing term, Tenant may, by delivering written notice to Landlord, revoke its exercise of the Option, in which case the Term of the Lease shall terminate upon the expiration of the then-current Term. If Tenant fails to timely exercise the foregoing revocation right, such right shall be deemed waived. For the purposes of this Section 15.23, "Broker" shall mean a real estate broker licensed in the

Commonwealth of Virginia, who has been regularly engaged in such capacity in the business of commercial office leasing in the Tyson's Corner, Virginia submarket for at least ten (10) years immediately preceding such person's appointment hereunder. Each party shall pay for the cost of its Broker and one-half of the cost of the third Broker, if any.

         (c) Prior to the commencement of each Option Term, upon the reasonable request of Landlord, Tenant hereby agrees to execute an amendment to the Lease memorializing said extension of the Lease Term and the Base Rent payable during such Option Term as determined in accordance with the terms of subparagraph (b) above. If Tenant refuses to execute a commercially reasonable document memorializing the terms of such extension of the Lease Term within thirty (30) days of Landlord's delivery of the same to Tenant, or if Tenant fails to timely notify Landlord of Tenant's desire to exercise each renewal option, then Tenant shall be deemed to have waived the renewal options granted hereby.

         15.24  Right of First Offer.
                --------------------

         (a) Subject to the terms of this Section 15.24 and any renewal rights of other tenants in the Building and any existing (as of the date of this Lease) expansion rights of Fidelity Investments or other tenants in the Building, following the initial lease up of the first floor of the Building, so long as Tenant or its Affiliate continues to lease at least sixty percent (60%) of the office space in the Building other than any which may be located on the first floor of the Building, Tenant shall have an ongoing Right of First Offer with respect to any leasable spaces which becomes available during the Term after the first anniversary of the Commencement Date on the first floor of the Building ("Offer Space"). If, at any time during the Term, Tenant or its Affiliate leases less than sixty percent (60%) of the office space in the Building other than any which may be located on the first floor of the Building, then notwithstanding any provision hereof to the contrary, Tenant's rights under this Section 15.24 shall be subject and subordinate to the renewal, expansion or offer rights of tenants which lease those portions of the Building's office space which no longer are part of the Premises. The parties acknowledge that portions of the Offer Space may currently be occupied by other tenants, and Landlord shall not have any obligation to take action to regain possession of any portion thereof for the purpose of offering the same to Tenant until the expiration or termination of such other tenants' rights thereto.

         (b) Landlord will notify Tenant of any portion of the Offer Space which becomes available during the Term after the first anniversary of the Commencement Date on the first floor of the Building and the terms on which said Offer Space may be leased by Tenant ("Offer Notice"). Tenant will have thirty
(30) days following delivery of such Offer Notice during which to notify Landlord in writing of Tenant's intent to lease the available portion of the Offer Space described in Landlord's Offer Notice or to reject leasing the same. Tenant's failure to timely exercise its Right of First Offer within said thirty
(30) day period shall be deemed an absolute waiver by Tenant of its right to lease said portion of the Offer Space specified in Landlord's Offer Notice (unless and until such Offer Space shall again become available during the Term following its leasing to a third party). Upon Tenant's rejection (or deemed rejection) of the portion of the Offer Space specified in Landlord's Offer Notice, Landlord shall be free to lease said Offer Space to any other person or entity upon terms substantially consistent (which the parties agree shall mean basic economic terms which do not vary by more than five percent (5%)) with those offered to Tenant hereunder.

         (c) Tenant's Right of First Offer shall be subject to the following conditions:

                  (i) at the time of the exercise of such right and throughout the period prior to Landlord's delivery of such Offer Space to Tenant, there is no existing Default by Tenant;

                 (ii) throughout the period following Landlord's delivery of the Premises to Tenant and prior to Landlord's delivery of any such Offer Space to Tenant, the original named Tenant (or its Affiliate, as defined in Article VII hereof) is occupying the entire Premises as then configured (as the same is defined in Section 1.2 hereof, as subsequently expanded or contracted pursuant to the terms hereof); and

                (iii) Tenant must lease the entire portion of the Offer Space specified in Landlord's Offer Notice.

In addition to the foregoing, notwithstanding any provision hereof to the contrary, if Tenant's Base Rent obligations with respect to any such Offer Space will not commence prior to the date on which only sixty (60) full calendar months remain in the then current Term of this Lease, then Tenant shall lease such Offer Space pursuant to one of the following sets of terms: (1) on an "as is" basis for the remainder of the then current Term, with no improvement allowance of any kind payable by Landlord and upon all of the terms and conditions of this Lease, including the then-escalated per square foot Base Rent payable hereunder with respect to the Premises, or (2) upon all of the terms and conditions of this Lease, as the same may be modified by the terms set forth in Landlord's Offer Notice (including, but not limited to the "Term" of Tenant's leasing of such Offer Space).

         (d) Except as expressly provided in subparagraph (c) above, if Tenant timely and properly exercises its Right of First Offer with respect to any Offer Space and the conditions applicable thereto have been met, Landlord shall deliver and Tenant shall lease from Landlord such Offer Space upon the terms and conditions set forth in Landlord's Offer Notice to Tenant for a Term beginning on the Expansion Commencement Date (as defined below) and extending for a Term conterminous with the then remaining Term hereunder. The Expansion Commencement Date, as such term is used herein, shall be the date that Landlord delivers possession of the applicable portion of the Offer Space to Tenant having substantially completed any agreed-upon improvements or alterations thereto. Notwithstanding the foregoing, if Tenant elects (by written notice to Landlord at the time of its exercise of the Right of First Offer) to manage or perform the improvements or alterations to the applicable portion of the Offer Space (which improvements or alterations shall be performed by Tenant in accordance with the procedures outlined in Article III and Exhibit C hereto), the Expansion Commencement Date shall be: (i) the sixtieth (60th) day following Landlord's delivery of the applicable portion of the Offer Space to Tenant if such applicable portion of the Offer Space was previously improved for office use, or (ii) the ninetieth
(90th) day following Landlord's delivery of the applicable portion of the Offer Space to Tenant if such applicable portion of the Offer Space was not previously improved for office use.

         (e) If Tenant timely and properly exercises the Right of First Offer granted hereby, prior to Landlord's delivery of the applicable Offer Space to Tenant, Tenant and Landlord shall execute an amendment to the Lease memorializing said expansion of the Premises and the terms applicable thereto. If Tenant refuses to execute a commercially reasonable document memorializing the terms of such expansion within thirty (30) days of Landlord's tender of the same to Tenant, then Tenant shall be deemed to have waived its Right of First Offer granted hereby.

         (f) In the event of: (i) a failure of any of the conditions set forth in subparagraph (c) above prior to Landlord's delivery of the applicable Offer Space to Tenant, or (ii) Tenant's failure to take possession of the applicable Offer Space when the same is tendered by Landlord, then notwithstanding the fact that Tenant shall not occupy the Offer Space, Tenant shall pay Landlord, as and when the same come due all Base Rent and Additional Rent due with respect to said Offer Space for the remainder of the Term (less any proceeds received by Landlord with respect to any reletting of same).

         (g) A space shall be deemed to be "available for leasing," as such phrase is used in this Section 15.24 on the date on which the previous tenant's rights to lease the space expire or are terminated. The parties understand and acknowledge that Landlord may notify Tenant that a space is "available for leasing" on a certain date in the future based upon Landlord's reasonable expectation of the date on which such space will become available. The parties also acknowledge that the Offer Space may be occupied by other tenants or occupants, and that, if such tenants or occupants fail to timely vacate such Space, the date on which such space may actually be "available for leasing" may be postponed. No such delay shall in any way constitute a default hereunder by Landlord or subject to any liability. However, if Landlord is unable to delivery such Offer Space within one hundred eighty (180) days of the date by which the parties have mutually agreed the same shall be delivered for reasons other than force majeure or delays attributable to Tenant, Tenant may terminate its leasing of such Offer Space by providing written notice to Landlord of such termination within fifteen (15) days of the expiration of the aforesaid one hundred eighty
(180) day period. If Tenant exercises its rights under this Section 15.24, Landlord will use commercially reasonable efforts to regain possession of the applicable Offer Space upon the expiration of such other tenant's or occupant's rights with respect thereto, but Tenant shall have no obligation to execute an amendment to the Lease or otherwise pay any rent for the Offer Space until Landlord can offer Tenant actual possession.

         15.25  Generator, Transformer and Rooftop Mechanical Equipment.
                -------------------------------------------------------

         (a) Provided Tenant is not in Default of any of its obligations hereunder beyond any applicable notice and cure period provided hereunder, Tenant shall have the continuing right to: (i) install and maintain up to three
(3) backup generators, related wiring and cabling connecting the same to the Premises and diesel fuel tanks for each such generator (collectively, "Generator Equipment') in the location designated in Exhibit I, which is incorporated herein by this reference,  and  in  accordance  with  the  terms  of  this  Section  15.25  the specifications,  if any,  contained  in  Exhibit  I,  and the  final  plans  and specifications therefor approved by Landlord in writing prior to the installation of the same; (ii) install and maintain a transformer and related wiring and cabling connecting the same to the Premises (collectively, "Transformer Equipment") in the location designated in Exhibit J, which is incorporated herein by this reference, and in accordance with the terms of this
Section 15.25, the specifications, if any, contained in Exhibit J, and the final plans and specifications therefor approved by Landlord in writing prior to the installation of the same; and (iii) install and maintain rooftop mechanical equipment and related wiring and cabling connecting the same to the Premises (collectively, "Rooftop Mechanical Equipment") in the location designated in Exhibit K, which is incorporated herein by this reference, and in accordance with the terms of this Section 15.25, the specifications, if any, contained in Exhibit K, and the final plans and specifications therefor approved by Landlord in writing prior to the installation of the same. The Generator Equipment,
Transformer Equipment and Rooftop Mechanical Equipment are sometimes collectively referred to herein as the "Equipment."

         (b) Prior to installing any such Generator Equipment, Transformer Equipment or Rooftop Mechanical Equipment, Tenant shall submit detailed plans and specifications therefor to Landlord for its review. Said plans and specifications shall describe in detail the proposed size, weight, number and configuration of the such Equipment (including cabling or other conduits between the generator, transformer or rooftop installation themselves and the Premises), the proposed location of the same on the Building or the Land, the manner in which the same shall be installed and removed, and the name and license number of the competent Virginia licensed contractors who will perform such installation. All such plans shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed provided that the same are consistent with the preliminary plans therefor set forth in Exhibits I, J and K respectively, and further provided that the size, weight, number, configuration, location and method of installation of such Equipment may be limited by Landlord in its sole and absolute discretion. However, while (pursuant to the foregoing terms), Landlord can prescribed the size, weight, number, configuration, location and method of installation of such Equipment, Landlord cannot refuse to permit Tenant to install the applicable Equipment, so long as the same are consistent with the terms set forth in Exhibits I, J and K, as applicable. In addition, Landlord may request any reasonable additional changes to the plans and specifications, as Landlord, in its reasonable discretion, deems necessary to protect the structure and aesthetic appearance of the Building or the Land and/or Landlord's ability to properly maintain and operate the Building and the Land. As a result, the design and installation of said Equipment shall be subject to the design limitations of the Building and its structural, electrical and mechanical systems. No work may commence with respect to the installation of said Equipment until: (i) Landlord has provided Tenant with Landlord's prior written approval of final plans and specifications therefor in accordance with the terms of this subparagraph (b), and (ii) Tenant has provided Landlord with written proof that Tenant has obtained all licenses, permits and approvals from applicable government authorities necessary for the installation and operation of said Equipment.

         (c) The installation, operation and maintenance of the Equipment shall, at all times, comply with all applicable present and future laws, ordinances

(including zoning ordinances and land use requirements), regulations, orders or other legal requirements of the United States of America, the Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Building or the Land, as well as all insurance requirements relating to or affecting the Premises, the Building, the Land, the condition thereof, or machinery, equipment and furnishings therein incident to Tenant's occupancy of the Building and its use thereof. The Equipment shall be modified, removed or relocated (subject to Landlord's prior written approval which shall be granted in accordance with the parameters set forth in subparagraph (b) above) from time to time by Tenant in order to ensure continued compliance with the foregoing requirements. Landlord's approval of any plans and specifications shall in no way constitute a representation or warranty by Landlord that the same are in compliance with any of the foregoing requirements. The installation and subsequent maintenance of the Equipment shall be subject to such reasonable regulations and restrictions as are imposed thereon by Landlord. In the event that the installation, maintenance or use of the Equipment results in damage to the Building or the Land, or any part thereof, or Landlord incurs any liability relating to or arising from the same, Tenant agrees: (i) to pay Landlord on demand the costs incurred by Landlord in repairing any such damage if Tenant has failed to repair the same within ten (10) days of Landlord's written notice regarding the same (or such shorter period as Landlord deems necessary to ensure the proper condition of the Building), and (ii) to indemnify Landlord against any such liability. Tenant's rights under this Section 15.25 shall not include any rights on the part of Tenant or Tenant's Agents to directly access the roof at any time. All such access to the roof shall be obtained by prior request to Landlord, whose permission for such access shall not be unreasonably withheld, conditioned or delayed.

         (d) At any time during the Term, Tenant may remove the Equipment (except that if any portion of the Generator Equipment is removed the same shall be replaced with generators of similar capacity and quality so that two (2) such generators remain at the expiration or termination of this Lease), provided that Tenant, at its sole cost and expense, immediately restores the Building and any damage caused by such removal. Tenant shall pay all costs associated with the design, installation, maintenance, operation, relocation and removal of the Equipment. Tenant shall reimburse Landlord, as additional rent, for any costs incurred by Landlord with respect to the Equipment, including but not limited to: (i) any increased insurance premiums, and (ii) any reasonable third party engineering or architectural fees related to reviewing the aforesaid plans and specifications (excluding those of Landlord's managing agent). Tenant hereby indemnifies and holds Landlord harmless from and against any claims, liabilities, causes of action, losses, damages and costs incurred by Landlord as a result of the installation, operation, maintenance, relocation or removal of the Equipment. Tenant covenants not to damage the roof or any other part of the Building or the Land in the course of installing, maintaining, operating and removing the Equipment. Except as expressly set forth in the approved plans therefor, no such installation, maintenance, operation or removal of the Equipment shall involve any penetration of the Building's roof or exterior walls.

         (e) Tenant covenants that the installation, maintenance, operation, relocation and removal of the Equipment shall in no way interfere with Landlord's operation of the Building's systems or with other tenants' use of their premises or operation of their equipment. In the event of any such interference, the equipment shall be modified, removed or relocated (subject to Landlord's prior written approval) from time to time by Tenant.

         (f) Tenant shall use any such Equipment for service to the Premises only. No Equipment which Tenant is permitted to install in accordance with the terms of this Section 15.25 shall be utilized by anyone other than Tenant or its Affiliate (as defined in Article VII) or in any manner as a source of revenue to Tenant.

         (g) The maintenance and operation of the Equipment shall be at Tenant's sole risk, and any damage to the Equipment will in no way operate to affect Tenant's obligations under this Lease. Similarly, any condemnation which affects Tenant's ability to maintain and operate the Equipment shall in no way affect Tenant's obligations under this Lease, except as set forth below. In the event that any applicable government authority or other legal requirement prevents Tenant from operating or maintaining the Equipment, Tenant shall promptly remove the same. The rights of Tenant set forth in this Section 15.25 are personal to the named Tenant herein and its Affiliates (as defined in Article VII hereof) and may not be sublet or otherwise transferred to any third person or entity except to an Affiliate of Tenant. Except with respect to one (1) of the three
(3) generators, any associated fuel tank linked to such generator (and not connected to the remaining two (2) generators) and the associated battery backup system (as provided below), Tenant shall not be obligated to remove the Equipment from the Building and the Land and restore the same to its condition prior to the installation thereof. Notwithstanding any provision hereof to the contrary, upon the expiration or termination of the term of this Lease, at Landlord's option, Landlord may designate that one (1) of the three (3) generators, any associated fuel tank linked to such generator (and not connected to the remaining two (2) generators) and the associated battery backup system be removed by Tenant at Tenant's sole cost and expense, and any damage caused by such removal shall be repaired by Tenant at its sole cost and expense.

         15.26    Roof Rights.
                  -----------

         (a) Provided Tenant is not in default of any of its obligations hereunder, Tenant shall have the conditional right to install and maintain up to eight (8) antenna dishes of not more than forty (40) inches in height and any associated equipment (including cabling or other conduits between the said rooftop equipment itself and the Premises) (collectively, "Communications Equipment") on the roof of the Building in the locations specified in Exhibit M, which is incorporated herein by this reference, in accordance with the terms of this Section 15.26, and in accordance with the specifications, if any, contained in Exhibit M.

         (b) Prior to installing any such Communications Equipment, Tenant shall submit detailed plans and specifications therefor to Landlord for its review. Said plans and specifications shall describe in detail the proposed size, weight, color, number and configuration of the Communications Equipment, the proposed location of the same on the Building, the manner in which the same shall be installed and removed, and the name and license number of the competent Virginia licensed contractor who will perform such installation. All such plans shall be subject to Landlord's prior written approval, and the size, weight, color, number (provided that Landlord may not determine that the number of pieces of Communications Equipment shall be zero) configuration and location of such Communications Equipment may be limited by Landlord in its sole and absolute discretion. In addition, Landlord may request any reasonable additional changes to the plans and specifications, as Landlord, in its sole discretion, deems necessary to protect the structure and aesthetic appearance of the Building and/or Landlord's ability to properly maintain and operate the Building. As a result, the design and installation of said Communications Equipment shall be subject to the design limitations of the Building and its structural, electrical and mechanical systems. No work may commence with respect to the installation of said Communications Equipment until: (i) Landlord has provided Tenant with Landlord's prior written approval of final plans therefor in accordance with the terms of this subparagraph (b), and (ii) Tenant has provided Landlord with written proof that Tenant has obtained all licenses, permits and approvals from applicable government authorities necessary for the installation and operation of said Communications Equipment.

         (c) The installation, operation and maintenance of the Communications Equipment shall, at all times, comply with all applicable present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, orders or other legal requirements of the United States of America, the Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Building and insurance requirements relating to or affecting the Premises, the Building, the condition thereof, all machinery, equipment and furnishings therein incident to Tenant's occupancy of the Building and its use thereof. The Communications Equipment shall be modified, removed or relocated (subject to Landlord's prior written approval) from time to time by Tenant in order to ensure continued compliance with the foregoing requirements. Landlord's approval of any plans and specifications shall in no way constitute a representation or warranty by Landlord that the same are in compliance with any of the foregoing requirements. The installation and subsequent maintenance of the Communications Equipment shall be subject to such reasonable regulations and restrictions as are imposed thereon by Landlord. In the event that the installation or maintenance of the Communications Equipment results in damage to the Building or the Project, or Landlord incurs any liability relating to or arising from the same, Tenant agrees: (i) to pay Landlord on demand the costs incurred by Landlord in repairing any such damage if Tenant has failed to repair the same within ten (10) days of Landlord's written notice regarding the same (or such shorter period as Landlord deems necessary to ensure the proper condition of the roof), and (ii) to indemnify Landlord against any such liability. Tenant's rights under this Section 15.26 shall not include any rights on the part of Tenant or Tenant's Agents to directly access the roof at any time. All such access to the roof shall be obtained by prior request to Landlord, whose permission for such access shall not be unreasonably withheld, conditioned or delayed.

         (d) Tenant shall pay all costs associated with the design, installation, maintenance, operation, relocation and removal of the Communications Equipment. Tenant shall reimburse Landlord, as additional rent, for any costs incurred by Landlord with respect to the Communications Equipment, including but not limited to: (i) any increased insurance premiums,(ii) any engineering or architectural fees related to reviewing the aforesaid plans and specifications, and (iii) any legal fees related to the review of the aforesaid requirements and Tenant's compliance therewith. Tenant hereby indemnifies and holds Landlord harmless from and against any claims, liabilities, causes of action, losses, damages and costs incurred by Landlord as a result of the installation, existence, operation, maintenance, relocation or removal of the Communications Equipment. Tenant covenants not to damage the roof or any other part of the Building or the Project in the course of installing, maintaining and removing the Communications Equipment. Except as expressly set forth in the approved plans therefor, no such installation, maintenance or removal of the Communications Equipment shall involve any penetration of the Building's roof or exterior walls.

         (e) Tenant covenants that the installation, maintenance, operation, relocation and removal of the Communications Equipment shall in no way interfere with Landlord's operation of the Building's systems or with other tenants' use of their premises or operation of their equipment. In the event of any such interference, the Communications Equipment shall be modified, removed or relocated (subject to Landlord's prior written approval) from time to time by Tenant. Landlord shall have the right to require Tenant to temporarily relocate the Communications Equipment in order to allow Landlord to complete repairs, maintenance or modification of the Building. In exercising its rights set forth in the immediately preceding sentence, Landlord will use reasonable efforts to minimize any interference with Tenant's use of the Communications Equipment.

         (f) Tenant shall use any such Communications Equipment for corporate purposes only. No Communications Equipment which Tenant is permitted to install on the roof of the Building in accordance with the terms of this Section 15.26 shall be utilized by anyone other than Tenant or an Affiliate of Tenant or in any manner as a source of revenue to Tenant not related to Tenant's regular business operations (it being the intent of the parties, that Tenant may not sublease, sell or otherwise transfer its rights under this Section 15.26 to a third party as a separate source of revenue to Tenant).

         (g) The maintenance and operation of the Communications Equipment shall be at Tenant's sole risk, and any damage to the Communications Equipment will in no way operate to affect Tenant's obligations under this Lease. Similarly, any condemnation or other governmental action which affects Tenant's ability to maintain and operate the Communications Equipment shall in no way affect Tenant's obligations under this Lease, except as set forth below. In the event that any applicable government authority or other legal requirement prevents Tenant from operating or maintaining the Communications Equipment, Tenant shall promptly remove the same. The rights of Tenant set forth in this Section 15.26 are personal to the named Tenant herein and its Affiliates (as defined in Article VII hereof) and may not be assigned, sublet or otherwise transferred to any third person or entity (notwithstanding a permitted assignment, sublease or other transfer of Tenant's other rights hereunder) except to an Affiliate of Tenant (as defined in Article VII hereof). Prior to the expiration or termination of the Lease Term, Tenant shall remove the Communications Equipment from the Building and restore the same to its condition prior to the installation thereof. Tenant's failure to so remove the same shall constitute an Event of Default under this Lease and a holdover by Tenant in the Premises.

                           (signature pages to follow)

            IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their respective representatives thereunto duly authorized, as of the date first above written

LANDLORD:
--------
                           TYSONS CORNER PROPERTY LLC,
                           a Virginia limited liability company
                           ATTEST:
                           ------
                           By:      L&B Realty Advisors, Inc.,
                                    a Delaware corporation,
                                    its investment manager

                                    /s/ M. Welch
                                    --------------------------

                           By:      /s/ David H. Phumlet [SEAL]
                                    --------------------------
                                    Name:    David H. Phumlet
                                    Title:   President
                                    Date:    1-7-00


                        (second signature page to follow)

ATTEST:                    TENANT:
------                     ------
/s/ James Cappelli         MICROSTRATEGY, INC.,
------------------         a Delaware corporation
                           By:      /s/ Mark Lynch    [SEAL]
                                    -----------------------
                                    Name:    Mark Lynch
                                    Title:   CFO
                                    Date:    1/6/00

                                   EXHIBIT "A"
                                   -----------

                              OUTLINE OF THE PREMISES
                              -----------------------

(The parties understand and acknowledge that the following depiction is merely an approximation of the location of the Premises in the Building, and Landlord makes no representations regarding the specific accuracy of said depiction).

                                 (see attached)

                            [Schematic of Building]

                                   Exhibit A

                            [Schematic of Building]

                                   Exhibit A

                                   EXHIBIT "B"
                                   -----------

                              RULES AND REGULATIONS
                              ---------------------

         To the extent that there is a conflict between the Lease and the Rules and Regulations, the Lease shall take precedence over the contrary Rules and Regulations.

        1. Tenant may not: (a) obstruct sidewalks, doorways, vestibules, halls, stairways, or other areas, (b) place refuse, furniture, boxes or other items therein or (c) use such areas for any purpose other than ingress and egress to and from the Premises. Canvassing, soliciting and peddling in the Building are prohibited.

        2. Tenant may use plumbing fixtures and appliances only for the purposes for which constructed, and may place no unsuitable material therein.

         . Tenant may not paint or place any signs or notices on any windows or doors or in other parts of the Building which are visible outside of the Premises, without Landlord's prior written approval (which Landlord may withhold in its sole discretion) of the design and placement. Without notice to Tenant, Landlord has the right to remove all unapproved signs at Tenant's expense.

         . (Intentionally Omitted).

         . (Intentionally Omitted).

         . Tenant will notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and will move same only in accordance with any reasonable Landlord requirements.

         . Suite entry doors, when not in use, will be kept closed.

         . All deliveries must be made via the service entrance and service elevator, when provided, during normal working hours. Tenant must obtain Landlord's written approval for any delivery after normal working hours. All moving (except the initial move-in at the commencement of the Term) must be conducted after normal working hours, and the manner (including any moving company to be used) approved in advance by Landlord, which approval shall not be unreasonably withheld so long as Tenant is not in Default under the Lease.

         . Tenant will cooperate with Landlord's employees in keeping the Premises neat and clean.

         . Tenant will not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, and will not interfere with, injure or annoy other tenants or their invitee.

         . No animals other than seeing eye dogs and other handicapped assistance animals are allowed in or about the Building.

         . At Tenant's cost, Landlord will dispose of crates, boxes or other large items throughout the business day. Landlord is responsible for the removal of waste generated by normal office operations only.

         . Tenant may not operate any machinery, other than ordinary office machines customarily found in a modern office in the Tysons Corner submarket. No space heaters or fans are allowed.

         . Tenant  must  comply  with  all  emergency  and  safety   procedures
established by Landlord, the fire department, or any other governmental agency having jurisdiction over the Building, including, without limitation, participation in periodic drills, familiarization with emergency procedures and the designation of individuals responsible for the implementation of emergency action. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

         . No bicycles, motorcycles or similar vehicles are allowed in the Building or any part thereof with the exception of the garage or Landlord designated areas.

         . Tenant may not insert any nails, hooks, or screws into any part of the Building (excepting small nails, hooks or screws for the purpose of hanging pictures on the interior walls of the Premises), except as approved by Building maintenance personnel.

         . Tenant may not distribute any food or beverages from the Premises (except for food brought into the Premises for consumption by Tenant's employees in the Premises) without the prior written approval of the Building manager.

         . Tenant may not place any additional locks on or rekey any doors without the prior coordination with and consent of Landlord. Tenant must surrender all keys upon termination of this Lease. Tenant will give Landlord the combination to any vault, which combination will be held in confidence by the Landlord, and only used in the event of an emergency.

         . Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets, and Tenant shall pay on demand as Additional Rent the cost of moving such furnishings for servicing such units. Building personnel will perform any repairs on or replacements of the lighting and air conditioning equipment of the Building.

         . Tenant will comply with any parking rules and regulations.

         . Tenant may not use the Premises or any part of the Building for residential purposes or for overnight lodging.

         . Tenant will not place vending machines in the Premises except for use by Tenant and its invitees.

         . (Intentionally Omitted).

         . (Intentionally Omitted).

         . (Intentionally Omitted).

         . Tenant will not ask building personnel to perform such functions as furniture moving, deliveries, picture hanging, or other similar tasks not related to the general operation of the Building.

         . Tenant will comply with all reasonable written procedures for the security and safety of the Building, including without limitation, the manner of access to the Building after normal business hours, keeping doors to Tenant areas locked and cooperating with all reasonable requests of Building security personnel.

         . Before leaving the Premises unattended, Tenant shall close and lock outside (between the Premises and the Common Areas) doors, and use reasonable efforts to turn off lights, coffee pots, and office equipment. Tenant shall pay for any damage resulting from failure to do so.

         . Tenant may use a microwave oven and appliances of the type commonly used to prepare coffee and tea in the Premises; provided, however, that no offensive cooking odors shall be allowed to escape the Premises (for purposes hereof an offensive odor shall be deemed to be offensive if it is complained of by another Tenant).

         . The Building has been designated as a non-smoking building. Tenant shall comply and shall cause its employees to comply with this prohibition and applicable non-smoking ordinances.

         . Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. Landlord reserves the right to exclude or expel from the Building any person who in the judgment of Landlord is intoxicated or under the influence of liquor or drugs or who violates these Rules and Regulations. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants, the Building and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from its premises. Landlord shall not be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from any tenant's premises or the Building under the provisions of this rule.

                                   EXHIBIT "C"
                                   -----------

                                   WORK LETTER
                                   -----------

A. At Landlord's sole cost, Landlord will complete construction of the Building (including Landlord's Work described below, Building core improvements, garage facilities, plaza and retail areas) in accordance with the plans and specifications therefor issued for permit dated January 8, 1999, as revised in accordance with construction bulletins through July 23, 1999, which plans and specifications are incorporated herein by this reference. To the extent that the Landlord's Work described below is inconsistent with the aforementioned plans and specifications, the definition of Landlord's Work below will control.

         With respect to the Premises, said construction of the Building shall consist of the preparation and delivery of the Premises in Base Building Shell Condition, which shall be defined as the following ("Landlord's Work"):

         1. Two (2) self-contained HVAC units have been installed in mechanical rooms on each floor (except at the 6th Floor, for which the mechanical room / units have been specifically placed on the penthouse level) and all main distribution duct work has been installed and designed for variable air volume terminal units at interior zones and fan powered induction units with electric heat at exterior zones; The Base Building shall be in substantial compliance with the revised 1996 ASHRAE requirements including ASHRAE specifications for fresh air mix as part of the building HVAC performance specifications for an average density of not less than one (1) person per one hundred fifty (150) usable square feet.

         2. Seven (7) freeze protector fan powered induction units with electric heaters and electronic thermostatic control will be installed at the perimeter of each floor ("Landlord VAV Work").

         3. The sprinkler system on each floor has, in place, the sprinkler supply distribution loop with branch lines and upturned heads installed in accordance with code for light hazard / shell building occupancy, ready for tenant use / modification.

         4. Core areas have been provided with code required and ADA compliant fire alarm devices (The fire alarm system will be addressable and expandable for tenant required alarm devices). All Base Building life/safety equipment and related panels will be fully installed.

         5. Core areas have been provided with code required restroom and water fountains fully installed and code compliant.

         6. The building has been designed to accommodate diversified tenant electrical loads for lighting and power up to 8 watts per square foot of usable area. High and low voltage electrical panels have been installed within the core of the building at each floor with space for tenant electrical circuits. Transformers have been included in the shell building to provide tenant power at 120/208 volts. (Capacity has been provided to accommodate additional transformers which may be added during tenant improvements, at the tenant's expense) to provide additional 120/208 volt power.

         7. Windows will include high performance low-E insulated glazing units. Window sills heights above finish floor vary depending location on the floor. Window mullions will be spaced at 5' - 0" on center.

         8. All standard window coverings and blinds fully installed and operational.

         9. All perimeter square columns, wet stacks and all spandrel walls (north and east) have been fully furred, finished with drywall and taped, in paint ready condition; all core walls have been fully furred, finished with drywall and taped, in paint ready condition. All other columns will be unfinished except as specifically noted on the base building construction documents.

         10.      Four (4) wet stacks have been installed on each floor.

         11. Elevator lobbies will be unfinished except for the mechanical distribution ductwork on floors two through six. All elevator equipment will be in place and working.

         12. There will be no ceiling grid or tile installed on the tenant floors.

         13.      Core  signage  (stairs,  elevators,   bathrooms,   mechanical,
                  electrical and telephone rooms) will be provided as required for occupancy.

         14. A perimeter Building security system with card key access will be installed with the possibility of connection / expansion of the security system for tenant security access and monitoring as well. (The parties will coordinate the Building system and Tenant's security system in accordance with and subject to the limitations set forth in Section 5.7 of the Lease).

All additional improvements and alterations to the Premises beyond Landlord's Work (the "Improvements") shall be at Tenant's cost and expense in accordance with the following terms.

B. Attached hereto as Exhibit C-1 and incorporated herein by this reference is a list of permit-ready drawings and specifications with respect to the Improvements to be performed on the third and fifth floor portions of the Premises, which plans and specifications are hereby approved by Landlord as the "Final Plans" (as defined below) with respect to such portions of the Premises, subject to: (1) conformance of the same to Landlord's comments on such plans and specifications (which comments are attached hereto as Exhibit C-2 and also incorporated herein by this reference), and (2) further modification with respect to the elevator lobby portions of such plans (which elevator lobby portions the parties acknowledge are not yet complete and must be submitted to Landlord for approval in accordance with the terms set forth below). Attached hereto as Exhibit N and incorporated herein by this reference, is a preliminary conceptual plan with respect to the Improvements to be performed on the fourth floor portion of the Premises. Attached hereto as Exhibit O and incorporated herein by this reference, are preliminary conceptual plans with respect to the Improvements to be performed in the elevator lobby portions of the Premises. Within thirty (30) days following the execution of this Lease, Tenant will submit to Landlord for approval final working drawings and specifications of materials for all Improvements that Tenant desires with respect to the second and sixth floor portions of the Premises, and within sixty (60) days following the execution of this Lease, Tenant will submit to Landlord for approval final working drawings and specifications of materials for all Improvements that Tenant desires with respect to the fourth floor portions of the Premises. All such final working drawings will: (i) comply with the ADA and all other applicable codes, laws, rules, regulations and statutes, (ii) be consistent with the terms and limitations set forth in Exhibit L hereto, which is incorporated herein by this reference, (iii) incorporate the Tenant VAV Work (as described below) which is consistent with the limitations on the Tenant VAV Work set forth below in this Exhibit C, (iv) with respect to the plans for the second and sixth floor portions of the Premises, be substantially consistent with the Improvements described in the attached Final Plans (Exhibit C-1) with respect to the third and fifth floor portions of the Premises, (v) with respect to the plans for the fourth floor portion of the Premises, be consistent with the preliminary plans with respect to such fourth floor attached hereto as Exhibit N, (vi) with respect to the plans for the fourth floor portion of the Premises, not adversely affect any Building systems, (vii) with respect to the plans for the fourth floor portion of the Premises, incorporate screening reasonably acceptable to Landlord with respect to any portions of the Improvements or associated equipment which are visible from the exterior of the Building or located adjacent to the windows of the Building in order to ensure that the exterior appearance of the Building is consistent with that of Class A office buildings in the Tysons Corner submarket, (viii) with respect to the plans for the elevator lobby portions of the Premises, be consistent with the preliminary plans with respect to such elevator lobbies attached hereto as Exhibit O, and
(ix) with respect to the plans and specifications for the Tenant VAV Work, be consistent with the terms of Exhibits C-1 and N, as the same are modified by the terms of Exhibit C-2. All plans for the Improvements require Landlord's prior written approval (and notwithstanding any time periods set forth above, Tenant shall not commence performance of any Improvements in any portion of the Premises until Landlord has approved the Final Plans for such Improvements with respect to such portion of the Premises), which approval will not be unreasonably withheld provided that the foregoing conditions are met. As modified by any Landlord-required changes, the final working drawings will be the "Final Plans". Tenant is solely responsible for determining whether or not it is a public accommodation and for compliance with ADA within the Premises. Tenant's approval of the Final Plans constitutes an acknowledgment by Tenant that they comply with ADA and all other applicable codes, laws, rules, regulations and statutes. Landlord's approval of the plans, specifications and working drawings for the Improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with any codes, laws, rules, regulations or statutes of governmental agencies or authorities.

         If  Tenant  requires  any  changes  in the  Final  Plans  (the  "Tenant
Changes"), Tenant must present Landlord with revised drawings and specifications. If Landlord approves the Tenant Changes, Tenant will incorporate such changes in the Improvements.

         Tenant shall not be obligated to utilize building standard materials in connection with the Improvements, provided that the materials selected by Tenant shall be subject to Landlord's prior written approval and shall be consistent with the design and finishes of Class A office space in the Tysons Corner submarket. In addition, the Improvements may include an internal staircase between the floors of the Premises subject to the terms of this paragraph. The design, location and manner of construction of any internal staircases shall be subject to Landlord's approval. If the Improvements contain only one (1) continuous internal staircase, Tenant shall not be required to remove the same prior to the expiration or termination of the Lease Term. If the Improvements include more than one (1) continuous internal staircase, at Landlord's option, Tenant, at its cost and expense, shall be required to remove any additional internal staircases prior to the expiration or termination of the Lease Term and restore the portions of the Premises affected thereby to Base Building Shell condition. In the event that Tenant exercises the first renewal option with respect to less than the entire Premises, prior to the commencement of the First Option Term, Tenant, at its sole cost and expense, will remove any internal staircases affecting any portion of the Premises with respect to which this Lease has not been renewed, and will restore the floor, structure and any other portion of the Building to Base Building Shell condition.

         The Improvements shall include the installation of ductwork and additional variable air volume boxes in the Premises (beyond the equipment described in Paragraph 2 of the Landlord's Work, as defined in Paragraph A above) which shall be attached to and incorporated into the Building's HVAC system serving the Premises ("Tenant VAV Work").

C. Tenant will bear the cost of architectural and engineering fees, if any, relating to the Improvements [including: (i) the architectural fees related to the preparation of all drawings, (including CAD drawings) plans and specifications (collectively, "plans"), (ii) any architectural and engineering fees which Landlord incurs in reviewing plans prepared by Tenant's architect or work performed by Tenant or its contractors which plans or work are in the nature of above- building standard improvements (including but not limited to stairs, rooftop, lobbies, generator placement, floor loading and the like), all of which will be subject to review by Landlord's architect at Tenant's cost and expense, (iii) engineering fees related to Tenant's engineer's participation in the planning and performance of the Improvements in the Premises (it being understood that Tenant is required to use Landlord's engineer and may not utilize an outside engineer in connection with the Improvements)] the cost of any necessary permits and associated fees, and all costs and expenses incurred in the construction of Improvements over and above Base Building Shell condition, including the construction management fee payable to Landlord in connection with the Improvements (as determined in accordance with the terms of Paragraphs D and F below (collectively "Tenant's Costs") [In the event that Tenant employs its own architect to prepare the Final Plans, upon completion of the Improvements, Tenant's architect, at Tenant's cost and expense, shall deliver to Landlord computer disks containing "as-built" CAD drawings and specifications regarding such Improvements]; provided, however, Landlord will credit against the foregoing Tenant's Costs, an allowance (the "Improvement Allowance") consisting of the following components: (i) up to $4,760,600.00, plus (ii) up to an additional $150,000.00 (which additional amount is calculated at the rate of $30,000 per floor to offset the costs associated with the design and construction of the elevator lobby on each full floor in the Building leased by Tenant).

         In addition, Landlord will credit against that portion of the Tenant's Costs attributable to the Tenant VAV Work an additional amount not to exceed $320,000.00 ("VAV Allowance") to offset costs of completing the Tenant VAV Work. [By way of clarification only, and without affecting the parties respective rights and obligations: The parties acknowledge that the foregoing VAV Allowance was determined based upon a total agreed upon cost with respect to VAV boxes in the Premises of $428,000.00, of which $108,000 was allocated to the Landlord in order to allow Landlord to complete the Landlord VAV Work].

         In addition to the Improvement Allowance, upon execution of this Lease and submission by Tenant to Landlord of approved invoices from Tenant's architect for at least the amount requested by Tenant detailing work performed for Tenant in connection with the preparation of preliminary plans and drawings for the Improvements, Landlord will pay Tenant a Preliminary Space Plan Allowance of up to $14,648.00. No invoices submitted by Tenant for reimbursement from the Preliminary Space Plan Allowance and reimbursed therefrom shall be included in Tenant's Costs or submitted to Landlord for reimbursement or payment pursuant to the other terms of this Exhibit C.

         Tenant shall follow the procedures set forth in Paragraphs E and F below in order to receive reimbursement or payment for such Tenant's Costs and the Additional Costs.

D. Tenant will complete construction of the Improvements in accordance with the Final Plans, the terms of Article III and the terms set forth below:

         1. For the purpose of determining Tenant's Costs, Tenant will pay Landlord a supplementary construction manager's fee of one and one-half percent (1.5%) of Tenant's hard costs associated with the construction of the Improvements in order to compensate Landlord for costs incurred in connection with the supervision and coordination of work being performed in the Building. Such construction manager's fee shall be deducted by Landlord from the aforesaid Improvement Allowance.

         2. During Tenant's construction of the Improvements, Landlord and its consultants and architect will have access to the Premises for the purpose of monitoring the construction of the Improvements and ensuring their compliance with the Final Plans and the requirements of this Lease. Landlord and its consultants and architect will not interfere with Tenant's or its contractors' construction of the Improvements, except to the extent necessary to ensure such compliance.

E. Tenant, as construction manager, will enter into contracts with all contractors and subcontractors performing the Improvements. As such, Tenant will be responsible for all Tenant's Costs, subject to partial reimbursement in accordance with the terms set forth below. Tenant will approve in writing and thereafter submit to Landlord for payment invoices from Tenant's contractors and subcontractors who have performed work and delivered materials in connection with: (i) the Improvements (which may include, in addition to hard construction costs, only the following "soft" costs associated with the Improvements: architectural, design and engineering fees and the cost of procuring permits), and (ii) the reasonable cost of installing two of the three generators forming a part of the Generator Equipment described in Section 15.25 of the Lease and
Exhibit I hereto ("Reimbursable Generator Costs"), provided that such Reimbursable Generator Costs shall not exceed the lesser of: (A) the cost of installing two generators, or (B) the cost of installing one larger generator with the same aggregate capacity as such two generators (collectively, "Approved Invoices"). It is understood and agreed that no portion of the Improvement Allowance shall be paid with respect to any costs other than those described above in this Paragraph E with respect to Approved Invoices. Without limiting the generality of the immediately preceding sentence, no portion of the Improvement Allowance or VAV Allowance (nor any amounts payable pursuant to the terms of Paragraph F below) shall be paid with respect to any costs associated with the third generator described in Section 15.25, relocation costs, furniture, fixtures not attached to the Building, computers or equipment, and no unused portion, if any, of the Improvement Allowance or VAV Allowance shall be utilized in any way to grant Tenant any rent abatement hereunder. Said Approved Invoices shall be paid from the Improvement Allowance in accordance with the following terms:

         1. Following execution of this Lease, Tenant shall submit to Landlord from time to time Approved Invoices accompanied by partial lien waivers (in form reasonably acceptable to Landlord) from all contractors and subcontractors submitting such Invoices. Such Invoices and accompanying lien waivers shall be delivered to Landlord on or before the fifteenth
                  (15th) day of each calendar month.

         2. To the extent that any portion of the Improvement Allowance remains unpaid up to a total of $4,419,540.00 ($4,284,540 plus $135,000.00), any such previously unpaid Approved Invoices (other than those associated with the Tenant VAV Work, which shall be paid in accordance with the terms of Paragraphs 4 and 5 below) shall be paid by Landlord on or before the thirtieth
                  (30th) day of the immediately succeeding calendar month.

         3. Upon completion of the Improvements and delivery by Tenant to Landlord of: (i) Certificates of Occupancy for the entire Premises, (ii) full and complete lien waivers from all contractors or subcontractors performing work or delivering materials with respect to the Improvements, and (iii) previously unpaid Approved Invoices for work and materials forming a part of the Improvements (other than those associated with the Tenant VAV Work, which shall be paid in accordance with the terms of Paragraphs 4 and 5 below) totaling at least the amount requested by Tenant, Landlord will pay such Invoices to the extent that any portion of the total Improvement Allowance ($4,910,600.00 [$4,760,600.00 plus $150,000.00]) remains unpaid.

         4. To the extent that any portion of the VAV Allowance remains unpaid up to a total of $288,000.00, any such previously unpaid Approved Invoices for the Tenant VAV Work shall be paid by Landlord on or before the thirtieth (30th) day of the immediately succeeding calendar month.

         5. Upon completion of the Improvements and delivery by Tenant to Landlord of: (i) Certificates of Occupancy for the entire Premises, (ii) full and complete lien waivers from all contractors or subcontractors performing work or delivering materials with respect to the Improvements, and (iii) previously unpaid Approved Invoices for work and materials forming a part of the Tenant VAV Work totaling at least the amount requested by Tenant, Landlord will pay such Invoices to the extent that any portion of the total VAV Allowance ($320,000.00) remains unpaid.

F. If Tenant's Costs exceed the Improvement Allowance, subject to the limitations set forth below, Tenant, at its option, may finance any Excess in accordance with the terms of this Paragraph F. Tenant will submit to Landlord Approved Invoices (as defined in Paragraph E above), which invoices have also been approved in writing by Tenant (provided that no such Approved Invoices have been previously submitted, reimbursed or paid from a portion of the Improvement Allowance or the Preliminary Space Plan Allowance). Such invoices (which shall be accompanied by lien waivers) shall be delivered to Landlord on or before the fifteenth (15th) day of each calendar month, and any such previously unpaid Approved Invoices shall be paid by Landlord on or before the thirtieth (30th) day of the immediately succeeding calendar month subject to the Maximum set forth below. The total amount paid by Landlord pursuant to this Paragraph F, which shall not exceed, in the aggregate $732,400.00, shall be paid by Tenant to Landlord, as additional rent, in equal monthly installment payments of additional Base Rent under the Lease. The amount of such monthly installment payments shall be determined as follows: The total amount paid by Landlord pursuant to this Paragraph F, along with interest thereon at the rate of eleven percent (11%) per annum shall be amortized on a straight line basis and payable by Tenant to Landlord in equal monthly installments (along with Tenant's monthly payment of Base Rent) beginning on the Final Commencement Date and continuing through the balance of the initial Lease Term (as set forth in Section 1.3). [By way of illustration only, if the total amount paid by Landlord pursuant to this Paragraph F is $100,000.00 and the Final Commencement Date is October 1, 2000, said $100,000 will be amortized over a 120 month period (October 1, 2000 - September 1, 2010) at eleven percent interest per annum, resulting in a monthly installment payment of $1,377.50 per month, payable by Tenant as Additional Base Rent for each of the120 full calendar months of the initial Lease Term following the Final Commencement Date].

 G. Substantial Completion with respect to any full floor of the Premises shall be deemed to occur when the Improvements specified in this Exhibit C (excluding long lead time items) have been completed in accordance with the Final Plans, except for punch-list items which do not substantially interfere with Tenant's intended use of the Premises.

                                  EXHIBIT "C-1"
                                  -------------

                        FINAL THIRD AND FIFTH FLOOR PLANS
                        ---------------------------------

         The following plans and specifications are hereby incorporated by reference into this Exhibit C-1. Said plans and specifications are approved by Landlord subject to Tenant's conformance of the same to Landlord's comments set forth in Exhibit C-2. [The parties acknowledge that some of Landlord's comments set forth in Exhibit C-2 have been addressed, in whole or in part, by Tenant's January 4th revisions of the December 23rd plans].

MicroStrategy Phase One Floors 3 & 5 1861 International Drive, McLean, Virginia, dated December 23, 1999, consisting of the following sheets:

         CS.01 Abbreviations, Drawing Index, Symbols, Project Information, Keyplans and Consultants

         CS.02             General Notes

         CS.03             General Notes

         A1.01             Partition Plan Third Floor

         A1.02             Partition Plan Fifth Floor

         A2.01             Reflected Ceiling Plan Third Floor

         A2.02             Reflected Ceiling Plan Fifth Floor

         A3.01             Power/Signal Plan Third Floor

         A3.02             Power/Signal Plan Fifth Floor

         A4.01             Finish Plan Third Floor

         A4.02             Finish Plan Fifth Floor

         A5.01 Furniture and Equipment Plan Third Floor (for information only)

         A5.02 Furniture and Equipment Plan Fifth Floor (for information only)

         A7.01             Elevations

         A8.01             Partition Types Sections/Details

         A8.02             Sections/Details

         A9.01             Schedules

         M-1               Cover Sheet Mechanical (revised January 4, 2000)

         M-2               Third Floor Plan HVAC (revised January 4, 2000)

         M-3               Fifth Floor Plan HVAC (revised January 4, 2000)

         M-5               Roof Plan HVAC (revised January 4, 2000)

         M-6               Details Mechanical (revised January 4, 2000)

         M-7               Flow Diagrams Mechanical (revised January 4, 2000)

         M-8               Schedules Mechanical (revised January 4, 2000)

         P-1               Cover Sheet Plumbing (revised January 4, 2000)

         P-2               Third Floor Plan Plumbing (revised January 4, 2000)

         P-3               Fifth Floor Plan Plumbing (revised January 4, 2000)

         E-1               Cover Sheet Electrical (revised January 4, 2000)

         E-2               Third Floor Plan Lighting (revised January 4, 2000)

         E-3               Fifth Floor Plan Lighting (revised January 4, 2000)

         E-4               P-2 Parking Level Plan-Power (revised January 4,2000)

         E-5               Third Floor Plan Power (revised January 4, 2000)

         E-6               Fifth Floor Plan Power (revised January 4, 2000)

         E-7               Roof Plan Power (revised January 4, 2000)

         E-8               Power Riser Diagram (revised January 4, 2000)

         E-9               Panel Schedules (revised January 4, 2000)

                                  EXHIBIT "C-2"
                                  -------------

                  LANDLORD'S COMMENTS REGARDING TENANT'S PLANS
                  --------------------------------------------

                                 (See attached)

[LOGO OF L&B]

                                                  L&B Realty Advisors, Inc.
                                                  Dedicated to Superior Client Service

                                                  1961 Chain Bridge Road
DESIGN/CONSTRUCTION DOCUMENT REVIEW               Suite 105
                                                  McLean, Virginia 22102
                                                  Tel: 703-893-9400, Ext. 266
                                                  Fax: 703-893-1022
                                                  www.lbrealty.com


DATE:        December 30, 1999           PROJ. NAME:   1861 International Drive, Tyson's

TENANT NAME: Microstrategy (MSI)         LOCATION:     3rd and 5th Floors

DOCUMENT     "Peer Review and Pricing"   DOCUMENT      December 23, 1999
REVIEWED:                                DATE:
REVIEWER:    P. Comey / B. Yagmur        SUBMITTED BY: Peter T. Comey

ARCHITECT:   Ai (Interiors)              ENGINEER:     K.T. Associates, PC
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
ITEM    DWG SHT    DETAIL OR                              REMARKS                              FOLLOW-UP/
 NO.    OR PAGE      PAGE                                                                     ACTION REQ'D
---------------------------------------------------------------------------------------------------------------
   1.   CS.01      Permit         "High Rise" designation should be "Yes" (building stairs       Confirm;
                    info.         and elevators descend into parking garage).                     Revise.
---------------------------------------------------------------------------------------------------------------
   2.   CS.01      Permit         Floor Area of Tenant Space is incorrect; should be the         Confirm;
                    info.         area for 'Single Tenant Usable - 27,062.74 SF/Floor            Revise.
---------------------------------------------------------------------------------------------------------------
   3.   CS.01      Base           Base building contractor (Davis Construction) address          Confirm;
                   Bldg.          incorrect - 12500 Parklawn Dr., Rockville, MD 20852)            Revise
---------------------------------------------------------------------------------------------------------------
   4.   CS.01      Index          Drawing index does not include engineering drawings.            Revise.
---------------------------------------------------------------------------------------------------------------
   5.   A1.01      Plans          Corridor dimension at core (4'-10") is not acceptable to        Review;
        A1.02   (3rd & 5th        the landlord; 5'-0" clear is minimum (5'-6" is preferred).      Revise.
                  Floors)         NOTE: Corridor under construction at 4th  Floor = 6'-0".     [Coordinate]
---------------------------------------------------------------------------------------------------------------
   6.   A1.01       Wall          Corridor Partition Type 'B' noted with drywall stopping         Review;
        A1.02       Type          3" above ceiling; Partition Detail (02/A8.01) shows it          Revise.
                   Legend         up to deck above/caulked. Landlord prefers this detail.
---------------------------------------------------------------------------------------------------------------
   7.   A1.01    Plan (3rd        Operable Partition at Conference rooms No. 328A & B             Confirm;
                   Floor)         may conflict with large base building ductwork above.          Coordinate.
---------------------------------------------------------------------------------------------------------------
   8.   A1.01      Plans          No Specification/Note/Detail is included for required           Review;
        A1.02    (3rd/5th)        waterproofing of concrete slab below future raised floor.       Revise.
---------------------------------------------------------------------------------------------------------------
   9.   A1.01      Floor          No floor plans/details have been included for the               Review;
        A1.02      Plans          proposed construction of electrical switchgear and              Detail:
                                  emergency generator/UPS rooms in the garage levels.            Coordinate.
                                  Additional plans/details/layout/information required.
---------------------------------------------------------------------------------------------------------------
  10.   A1.01      Floor          No floor plans/details have been included for the               Review;
        A1.02      Plans          proposed installation and related construction required         Detail;
                                  for rooftop equipment. Additional architectural plans/         Coordinate.
                                  details/layout/information/coordination required.
---------------------------------------------------------------------------------------------------------------

                                  Exhibit C-2
                                  Page 2 of 5

1861 International Drive
Proposed Tenant Space Design Review
December 30, 1999

---------------------------------------------------------------------------------------------------------------
  11.   A1.02      Plan &         Office No. 516 wall return to window mullion behind            Confirm;
        A2.02      Ceiling        door (south window) is not clearly drawn/indicated;             Revise.
                 (5th Flr.)       return detail layout needs adjustment/clarification.          Coordinate.
---------------------------------------------------------------------------------------------------------------
  12.   A2.01     Ceilings        Elevator lobby/corridor ceilings are not sufficiently           Review;
        A2.02    (3rd & 5th       detailed (upgrade/finishes) commensurate with lease             Design;
                   Floors)        requirement for improvement of lobbies/corridors.               Submit.
---------------------------------------------------------------------------------------------------------------
  13.   A2.01     Ceilings        Conduit and cable tray at east side of elevator lobby/          Review;
        A2.02    (3rd & 5th       corridor is within the corridor ceiling space; need to          Revise.
                   Floors)        extend conduit/move transition east into tenant space.
---------------------------------------------------------------------------------------------------------------
  14.   A2.01      Ceiling        Bulkhead at operable partition at Conference Room No.           Confirm;
                 (3rd Flr.)       328A & B may be in conflict with large HVAC ductwork.         Coordinate.
---------------------------------------------------------------------------------------------------------------
  15.   A2.01      Ceiling        Surface mounted strip fluorescent light fixtures (2) at         Review;
                 (3rd Flr.)       Conference Room Closet No. 328C are not acceptable;             Revise.
                                  replace these with building standard 2x2 or 2x4 fixture.
---------------------------------------------------------------------------------------------------------------
  16.   A3.01      Power/         Conference Room No. 328B center floor outlets will              Confirm;
                   Signal         penetrate floor slab above the base building main              Coordinate.
                 (3rd Flr.)       distribution ductwork below; access may be difficult.
---------------------------------------------------------------------------------------------------------------
  17.   A4.01     Finishes        Wall finishes planned for elevator lobby/corridors not          Review;
        A4.02    (3rd & 5th       indicated on Finish Plan. Floor/base finishes at lobby          Design;
                   Floors)        & corridors will require samples/submittals for review.         Submit.
---------------------------------------------------------------------------------------------------------------
  18.   A8.01       Wall          Corridor Partition Type 'B' Detail (02/A8.01) shows it          Review;
        A1.01       Type          up to deck above/caulked. Landlord prefers this detail.         Revise.
        A1.02      Detail         [Conflicting notes indicated on Plan Wall Type Legend.)
---------------------------------------------------------------------------------------------------------------
  19.   A8.01      Raised         Raised Floor Closure Details (11-13/A8.01) does not             Review;
                    Floor         include condition at curtain wall window (at proposed 4th       Revise.
                   Details        Floor). Standard detail required by Landlord.
---------------------------------------------------------------------------------------------------------------
  20.   A8.01      Raised         Raised Floor Detail (14/A8.01) refers to manufacturer           Review;
                    Floor         as Tate Access Floors; Floor Plans (A1.01/02) indicate          Revise;
                   Detail         flooring manufacturer as same as the systems furniture.        Coordinate.
---------------------------------------------------------------------------------------------------------------
  21.   A9.01       Door          Frame Type 'D' (corridor doors 3'-0" X 8'-0) is to be           Review;
                   Sched.         aluminum as required for building standard.                     Revise.
---------------------------------------------------------------------------------------------------------------
  22.   A9.01     Finishes        No room/space finish schedule provided. Wall finishes           Review;
                 (3rd & 5th       planned for elevator lobby/corridors not indicated on           Design;
                   Floors)        Finish Plan. Finishes at lobby/corridors submittal.             Submit.
---------------------------------------------------------------------------------------------------------------
  23.   A9.01     Finishes        Floor Finish Carpet Type 'C-1' is listed as "Not Used".         Review;
        A4.01    (3rd & 5th       Carpet Type 'C-1' is indicated on Finish Plans (A4.01 &         Design;
        A4.02      Floors)        A4.02) throughout tenant space, lobby and corridors.            Submit.
---------------------------------------------------------------------------------------------------------------
  24.    M-2        HVAC          VAV box design (sizing/heater) do not meet landlord's           Review;
         M-3       Plans          standard box configurations/material order. Design              Design;
         M-8     (3rd & 5th       includes four (4) sizes of cooling only ['A'] and three (3)     Revise.
                   Floors)        sizes of fan powered boxes ['F']; need to standardize.
---------------------------------------------------------------------------------------------------------------
  25.    M-2        HVAC          VAV box design/system layout is not consistent from             Review;
         M-3       Plans          3rd Floor to 5th Floor. All heater 4kW or larger are            Design;
         M-8     (3rd / 5th)      shown to be 480v. Landlord 4kW boxes are 1P 277v.               Revise;
                                  Design needs to be standardized/coordinated.                  Coordinate.
---------------------------------------------------------------------------------------------------------------

                                  Exhibit C-2

1861 International Drive                                                Exh. C-2
Proposed Tenant Space Design Review
December 30, 1999

--------------------------------------------------------------------------------
26.  M-2    HVAC    VAV box heater design/layout appears to         Review;
     M-3   Plans    concentrate heater box units away from          Design;
         (3rd/5th)  north side of building; this is not             Revise.
                    consistent with landlord's anticipated
                    layout.
--------------------------------------------------------------------------------
27.  M-2    HVAC    Main base building distribution ductwork        Review;
     M-3   Plans    is indicated in the wrong location on           Revise;
         (3rd/5th)  floor plans; actual ductwork was installed     Coordinate.
                    approximately 15'-0" from exterior building
                    walls (east/west). Coordinate layout with
                    lights, VAV'S.
--------------------------------------------------------------------------------
28.  M-2    HVAC    Thermostats/Control wiring indicated on         Review;
     M-3   Plans    exterior round concrete columns (west) will     Revise;
         (3rd/5th)  be required to be surface mounted in approved  Coordinate.
                    raceway enclosure.
--------------------------------------------------------------------------------
29.  M-2    HVAC    Perimeter linear diffusers are shown as set     Review;
     M-3   Plans    into the suspended acoustical ceiling grid.     Revise;
         (3rd/5th)  This is not consistent with building standard  Coordinate.
                    details for diffusers to be placed in the
                    vertical return of perimeter drywall
                    bulkhead.
--------------------------------------------------------------------------------
30.  M-2    HVAC    Perimeter linear diffusers (supply and return)  Review;
     M-3   Plans    in the elevator lobby are shown as set into     Revise;
         (3rd/5th)  the suspended acoustical ceiling grid.         Coordinate.
                    This ceiling is not acceptable.
--------------------------------------------------------------------------------
31.  M-5    HVAC    Plan/Notes/Details (Sheet M-6) lack             Review;
            Roof    sufficient details and information on rooftop   Revise;
            Plan    mechanical units, piping and support          Coordinate.
                    equipment. Equipment sizes, weight, supports,
                    connections, etc. need to be included with
                    the design. Screening of units may be
                    required (as outlined).
--------------------------------------------------------------------------------
32.  M-5    HVAC    Plan/Note No. 1 Indicate a new 8" Diameter      Review;
     M-7    Roof    Supply/Return riser for Glycol system. Riser    Revise;
           Plan/    Schematic indicates a 6" Diameter riser. Base  Coordinate.
           Riser    building includes spare riser piping for
                    similar installation. Size to be confirmed; if
                    appropriate, Landlord would consider use.
--------------------------------------------------------------------------------
33.  M-5    HVAC    Air Separation Detail indicates supporting      Review;
     M-6    Roof/   expansion tank from above. On Roof Plan,        Revise;
     M-7   Details/ expansion and most/all Glycol system           Coordinate.
            Riser   components are shown as outside (in the open
                    air/no structure above). Additional detail
                    and coordination required for placement of all
                    equipment.
--------------------------------------------------------------------------------
34.  M-6    HVAC    Pipe Support Detail indicates pressure treated  Review;
           Details  wood supports. These  are not permitted. Pre-   Revise:
                    fabricated curbs and supports are required in  Coordinate.
                    all applications.
--------------------------------------------------------------------------------
35.  M-6    HVAC    No detail are included for roof surface or      Revise;
           Details  exterior wall piping penetrations and closure/ Detail.
                    sealant construction.
--------------------------------------------------------------------------------
36.  M-6    HVAC    No details are included for roof top equipment  Revise;
           Details  structural support, building connections or     Detail.
--------------------------------------------------------------------------------
37.  M-7    HVAC    HVAC equipment listed as supporting the "UPS"   Revise;
            Riser   system is indicated on the P-3 level (future).  Detail.
                    Additional detail/layout/location/
                    information is required.
--------------------------------------------------------------------------------
38.  E-2  Lighting  Surface mounted strip fluorescent light         Review;
    A2.01/Ceiling   fixtures (2) at Conference Room Closet No. 328C Revise.
         (3rd Fir.) are not acceptable; replace these with building standard 2x2 or 2x4 fixture.
--------------------------------------------------------------------------------

                                  Exhibit C-2

1861 International Drive
Proposed Tenant Space Design Review
December 30, 1999                                                    Exhibit C-2



--------------------------------------------------------------------------------
  39.     E-2    Lighting    Elevator lobby/corridor ceilings and       Review;
          E-3    /Ceiling    lighting are not sufficiently detailed     Design;
                 (3rd/5th)   (upgrade/finishes) commensurate with       Submit.
                             lease requirements for improvement of
                             lobbies/corridors. Revised lighting type
                             /layout required.
--------------------------------------------------------------------------------
  40.     E-4      P-2       Transformer location, layout, duct bank   Review;
                  Power      and connection indicated must be          Detail;
                             considered schematic. Actual location,  Coordinate.
                             feeds, connections and coordination
                             requires landlord and Virginia Power
                             review and approval.
--------------------------------------------------------------------------------
  41.     E-4      P-2       Proposed new tenant switchgear room       Review;
                  Power      layout and location indicated must be     Revise;
                             considered schematic. Actual location,    Detail;
                             feeds, connections and coordination     Coordinate.
                             will depend on final landlord and
                             Virginia Power review and approval.
                             Landlord preference is for the proposed
                             new tenant switchgear room to be
                             immediately adjacent to existing base
                             building switchgear room. Additional
                             detail/layout/information required.
--------------------------------------------------------------------------------
  42.     E-4      P-2       No details are included for proposed      Review;
          E-8     Power/     emergency generator(s), UPS system(s),    Revise;
                  Riser      new bus new riser routing and other       Detail;
                 Diagram     electrical service and support          Coordinate.
                             equipment. Additional detail/layout/
                             information required.
--------------------------------------------------------------------------------
  43.     E-5     Power/     Power connection to Type 'A' VAV (shut-   Review;
          E-6    Ceiling     off) boxes not specified as circuited     Design;
                (3rd/5th)    to Mechanical Panels (MA3, MA5). Assume   Submit.
                             low voltage, transformer(s), and series
                             connections. Additional information
                             required.
--------------------------------------------------------------------------------
  44.     E-9    Panel       Electrical power panels (typical) are     Review;
                Sched.       not indicated as properly balanced or     Revise;
                             labeled with new circuits and existing  Coordinate.
                             circuits. Adjustments are required to
                             remedy.
--------------------------------------------------------------------------------
  45.


--------------------------------------------------------------------------------
  46.


--------------------------------------------------------------------------------
  47.


--------------------------------------------------------------------------------
  48.


--------------------------------------------------------------------------------
  49.


--------------------------------------------------------------------------------
  50.


--------------------------------------------------------------------------------

                                  Exhibit C-2

                                   EXHIBIT "D"
                                   -----------

                     STATEMENT SPECIFYING COMMENCEMENT DATES
                              AND TERMINATION DATE
                              --------------------

The parties agree that notwithstanding anything to the contrary contained in the Lease, the Delivery Date is _____________,the Commencement Date is __________, the Interim Commencement Date is __________,the Final Commencement Date is _______________, and the Termination Date is _______________________.



LANDLORD                                 TENANT


                                         --------------------------

                                   EXHIBIT "E"
                                   -----------

                                     PARKING
                                     -------

         A. Landlord is "Landlord" and Tenant is "Tenant" under that certain Lease (the "Lease"), wherein Tenant leased from Landlord certain premises located in Landlord's office building (the "Building") in Fairfax County, Virginia, located at 1861 International Drive, McLean, Virginia.

         B. Landlord desires to grant and Tenant desires to use 3.7 parking spaces for every 1,000 square feet of Net Rentable Area in the Premises (as such Net Rentable Area may change from time to time) ("Tenant's Allocated Parking Space" or "Spaces"), which Spaces shall be located inside the Building's parking garage (the "Garage"), and shall be used by Tenant all upon the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         . Subject to Landlord's agreement with any operator of the Garage ("Garage Tenant") and any agreements, easements or restrictions affecting the Building (which shall not materially impair Tenant's rights with respect to the Spaces), Landlord hereby grants Tenant a right to use the Spaces during the Lease Term (including any Option Terms) (terminating upon any earlier termination of the Lease for whatever reason) for parking motor vehicles. In light of Tenant's phased-in occupancy of the Premises, as set forth in greater detail in Section 3.1 of the Lease, Tenant's obligation to pay for the Spaces shall be similarly phased-in. As a result, on the applicable Commencement Date set forth in Section 3.1 with respect to each portion of the Premises, Tenant's obligation to pay for the number of Spaces allocable to such portion of the Premises (at the 3.7 per 1,000 square feet ratio set forth above) shall also commence. The number of Tenant's Allocated Parking Spaces actually useable for parking by Tenant shall be reduced by the number of spaces in the Garage which are not usable due to the presence of Tenant's Generator Equipment therein (as described in Section 15.25 of the Lease). However, Tenant shall remain obligated to pay the Fee (as defined below) with respect to the Allocated Parking Spaces which are occupied by Tenant's Generator Equipment.

         . Tenant shall pay the then current market rental rate (the "Fee"), as adjusted from time to time by Landlord or the operator of the Garage ("Garage Tenant"), for each of the Spaces (per parking space), payable monthly in advance on or before the first day of each month throughout the Lease Term to Landlord (unless Landlord designates otherwise in writing). Any such payments to Landlord will constitute Additional Rent under the Lease. Notwithstanding any provision hereof to the contrary, the initial Fee per Space shall be Fifty Dollars ($50.00), and said Fee shall be escalated by two and one half percent (2.5%) per year. Except as set forth below, all such Spaces shall be used by Tenant on an unreserved basis in common with other tenants and visitors. However, twenty-five
(25) of the Spaces shall be reserved specifically for Tenant's use ("Reserved Spaces") and marked with appropriate signage provided by Tenant, and shall be designated as such in the Garage at no additional cost to Tenant. Tenant may also designate a portion of the Spaces for "Tenant's Visitor's Parking." The location of such reserved and visitor spaces in the Garage shall be determined by Tenant, subject to Landlord's reasonable review.

         . All motor vehicles (including all contents thereof) shall be in the Garage at the sole risk of their owners and Tenant, and Landlord is not responsible for the protection and security of such vehicles. Neither Landlord nor Landlord's Agents has any liability for any property damage or personal injury arising out of or in connection with said motor vehicles (unless arising out of the gross negligence of Landlord or Landlord's Agents), and Tenant shall indemnify and hold Landlord and Landlord's Agents harmless against all demands, claims, damages, or causes of action arising out of or connected with Tenant's use of the Spaces, or the negligence of Tenant or Tenant's Agents, acts or omissions arising out of or in connection with said motor vehicles.

         . This Exhibit E does not create a bailment between the parties hereto, it being expressly agreed that the only relationship created between Landlord and Tenant hereby is that of Landlord and Tenant.

         . In its use of the Spaces, Tenant will have input to and will follow all applicable Rules and Regulations established by Landlord or any Garage Tenant and provided in writing to Tenant. Tenant's employees shall not use any of the parking spaces designated for use by visitors only. Upon the occurrence of a breach of any applicable Rules and Regulations, failure to pay the Fee or Tenant's Default under the Lease, Landlord will be entitled to terminate this Agreement following written notice to Tenant and an opportunity to cure as set forth in Section 11.1 of the Lease, in which event Tenant's right to utilize the Spaces will cease.

         . If: the Garage is damaged by fire or other casualty, then Landlord will proceed to restore the Garage at its sole cost and expense and immediately provide Tenant, at the same fee as then-applicable with alternative parking during such restoration period throughout the remainder of the Lease Term, or until the Garage is fully restored. Any such alternative parking shall: (1) not cause a reduction in Tenant's Allocated Parking Spaces, (2) be reasonable convenient in term of location, quality and safety as the Garage, (3) except in the case of an emergency, be designated by prior specific written notice to Tenant.

         . If all or any portion of the Garage is taken for any public or quasi-public use, by right of eminent domain or otherwise, or be sold in lieu of condemnation, then Landlord will keep this Agreement in effect by providing Tenant with alternative parking in accordance with the terms of Paragraph 6 above.

         . To further ensure that only those parties leasing Non-Allocated Spaces in the Garage are utilizing such parking spaces, Tenant will, no more than once every six (6) months, provide Landlord with a complete list of Tenant's employees license plate numbers their vehicles. Tenant will use commercially reasonable efforts to update the list, as necessary from time to time.

         9. Subject to Landlord's receipt of any permits or other necessary governmental approvals with respect thereto, the Garage will be configured so that the majority of the parking spaces therein will be located behind a gate, which, during regular office business hours will restrict access to only those persons to whom Landlord has leased spaces therein. All of Tenant's Allocated Parking Spaces except those Spaces designated by Tenant for use as "Tenant's Visitor Parking" will be located behind said gate. The parties acknowledge that Landlord may "oversell" parking behind the gate on a commercially reasonable basis, provided that, upon written request from Tenant detailing problems associated with the unavailability of Tenant's Allocated Spaces (including Tenant's Reserved Spaces) behind the gate, Landlord will take whatever action is reasonably necessary (including retaining a parking attendant or reducing the number of spaces that Landlord "oversells") to alleviate any problems associated with the unavailability of any portion of Tenant's Allocated Spaces behind the gate. The cost of any such actions to remedy such a problem shall be a part of the Operating Costs described in Section 4.3 of the Lease.

                                   EXHIBIT "F"
                                   -----------

                   ACCELERATED DEPRECIATION SCHEDULE REGARDING
                            AFTER HOURS HVAC SERVICE
                            ------------------------

                                 (see attached)

                                  EXHIBIT "F"
                                  -----------

              CALCULATION METHOD REGARDING AFTER-HOURS HVAC COST
              --------------------------------------------------

The attached worksheets calculate the estimated hourly overtime HVAC costs as of the date of this Lease (under two different scenarios, running HVAC on one floor, and running HVAC throughout the Premises). The calculation of the depreciation component of Landlord's HVAC costs will be made in accordance with the terms of the attached worksheets. The other components of Landlord's costs will be made in the same manner as set forth in the attached worksheets based upon Landlord actual costs for such other components as of the date of Tenant's use of such overtime HVAC, as set forth in Section 5.2 of the Lease.

                                   EXHIBIT F

                                                                       Exhibit F

                       OVERTIME HVAC CALCULATION FORMAT
                             1/6/2000 @ 17:45 Hrs

Project:       1861 International Drive      Cost to run one floor
A/C Units                            = 2
Design KW:                           = n/a
Minimum Load Package Units           = 2
Chiller Tonage Rating:               = 116   (58x2)

                                    REVISED

Step One:  Electrical Costs:

Average KW Cost:                      =            $0.090  Per Kwh
Building Average Voltage:             =               460  Volts

A. Package Units (Two per floor). Each unit has three (3) compressors & one fan.
   Min. Load (2 Units)=                   116 Min. Tonage
   One fan @ 26.5a=                    21.089 Kw
   Two compressors @ 20.5a=            32.628
   Total Kw                            53.717                          53.72 KWh

B. Condenser Water Pumps (2                50 HP each
   Condenser pumps needed:         1 =   62.0 AMPS
   Total Kw                              49.34 Kw
                                                                       49.34 KWh

C. Cooling Tower Fans:
   Fan motors:            1          =   24.9 AMPS
   Run Time (Full time w/VFD)        =    50%
   Total Kw                          = 9.9077                           9.91 KWh

D. VAV Boxes:
   5 w/14 Kw heat & 1/2 hp fan, 277  = 74.709 Kw
   10 w/10 Kw heat & 1/3 hp fan 277  = 106.09 Kw
   4 w/4 Kw heat & 1/3 hp fan, 277v  = 18.438 Kw
   Run Time:                         =    50%
   Total Kw                          =  99.62 Kw                       99.62 KWh

 Total A-D Kw:
   Water Chilling Unit:                                    =           53.72 KWh
   Chilled/Condenser Pumps:                                =           49.34 Kwh
   Cooling Tower Fans                                      =            9.91 Kwh
   VAV Boxes::                                             =           99.62 KWh

 Total KWh Condition:                                      =          212.58 KWh

                                   EXHIBIT F

Step Two: Cooling Tower Water Usage


# of Pumps Used:          =        1 Pumps
Condenser Pump Rate:      =     1275 GPM's
Chiller Tonage Rating:    =       116 Tons



(A) Cooling Tower Evaporation Make-up & Bleed:                Total Values:
    Minimum Load (2 A/C Units)=                 116 Tons
    Evaporation Rate = 1% of GPM rate:                            1.00 %Ton
    # of Pumps:              1                                 1275.00 PGPM
    Total Pump GPM Rate:           1275                          12.75 1%Rt
    Bleed Cycles = (Egpm/C-1)                     3 cycl          6.38 CGPM
    Total Make-up = Rate + Cycles                                19.13 TMup
    Hourly Evaporation rate = E rate x 60 min.                 1147.50 HMup
    #1 Load Tonage x Hourly E rate = Make-up Rate               1147.5 LMup

Water & Sewage charges:
    Water is supplied by City of Fairfax. Cooling towers have to be metered to qualify for the water only (no sewer) rate:
    1,000 gallons = 1 unit charge             = $ 2.33
    One gallon =                                          $ 0.002330
    LMup/1 unit = Unit x Cost = Cost per/hr.                   $2.67

Total Water Make-up Unit Cost:                                        $2.67 Hr



Step Three: Equipment Depreciation

Equipment cost:
Package A/C Units (12 total):               $350,000.00
Package A/C Units Operating (2 total):                       $   58,333.33
Cooling Towers (2 total):                   $ 60,000.00
Cooling Towers Operating (1 total):                          $   30,000.00
Condenser Pumps (2 total):                  $ 10,000.00
Condenser Pumps Operating (1 total):                         $    5,000.00
Tower and Pump Piping:                                       $   48,000.00
VAV Boxes:                                  $428,000.00
VAV Boxes Operating (20% total):                             $   85,600.00

    1. Equipment Cost:                                       $  226,933.33
    2. Estimated Life:                                                  20 Yrs
    3. Annual Run Time:                                               3208 Hrs

Total Equipment Depreciation Cost:                                   $3.54 Hr



                                   EXHIBIT F
                                  Page 3 of 7

                                                                       Exhibit F

Step Four: Equipment Maintenance Cost

E.M.C. = Maintenance Cost divided by Annual operating hours.           Total Cost per Year
  Maintenance Cost:
   1. Air Filters                                                           $4,000.00
   2. Water Treatment & Supplies                                            $4,500.00
   3. HVAC Supplies                                                         $4,200.00
   4. MISC. Supplies                                                        $1,500.00
      Annual Operating Hours:                 3208
Total Cost:                                                                $14,200.00

Total Equipment Maintenance Cost:                                               $0.74  Prhr




Step Five: Calculation Totals Per Condition                            Total Cost Per Hour

   1. Electrical Cost:                                            =            $19.13  E.C.
   2. Water Cost:                                                 =             $2.67  W.C.
   3. Equipment Depreciation Cost:                                =             $3.54  EDC
   4. Equipment Maintenance Cost:                                 =             $0.74  EMC

Total Cost Per Hour:                                              =            $26.08  Prhr


Step Six: Operating Cost per Floor:                               =            $26.08  PrHr

Maintenance Engineering Costs                                     =             $5.85

Total Operating Cost Per Hour:                                    =            $31.93


                                   EXHIBIT F
                                  Page 4 of 7

                                                                       Exhibit F

                       OVERTIME HVAC CALCULATION FORMAT
                                    1/6/00

Project:       1816 International Drive      Cost To Run Five Floors
A/C Units                            = 10
Design KW:                           = n/a
Minimum Load Package Units           = 10
Chiller Tonage Rating:               =     580


Step One:   Electrical Costs:


Average KW Cost:                      =            $0.090  Per Kwh
Building Average Voltage:             =               460  Volts

A. Package Units (Two per floor):
   Min. Load 10 Units)=                 580 Min. Tonage
   Ten fans @ 26.5a=                 210.89 Kw
   Twenty compressors @ 20.5a=       326.28 Kw
   Total Kw                          537.17                           537.17 KWh

B. Condenser Water Pumps (2              50 HP each
   Condenser pumps needed:        2 = 124.0 amps
   Total Kw                           98.68 Kw
                                                                       98.68 KWh

C. Cooling Tower Fans:
   Fan motors:            4         =   99.6  amps
   Run Time (Full time w/2-VFD)     =    50%
   Total Kw                         =  39.63                           39.63 KWh

D. VAV Boxes:
   25 w/14 Kw heat & .5hp fan, 277  = 373.55 Kw
   50 w/10 Kw heat & 1/3 hp fan 27  = 530.47 Kw
   20 w/4 Kw heat & 1/3 hp fan, 277 =  92.19 Kw
   Run Time:                        =    50%
   Total Kw                         =  498.1 Kw                       498.10 KWh

Total A-D Kw:
  Water Chilling Unit:                                     =          537.17 KWh
  Chilled/Condenser Pumps:                                 =           98.69 KWh
  Cooling Tower Fans                                       =           39.63 KWh
  VAV Boxes::                                              =          498.10 KWh

Total KWh Condition:                                       =         1173.58 KWh


                                   EXHIBIT F
                                  Page 5 of 7

                                                                       Exhibit F

Step Two. Coding Tower Water Usage

# of Pumps Used:           =      2 Pumps
Condenser Pump Rate:       =   2550 GPM's
Chiller Tonage Rating:     =    580 Tons


(A) Cooling Tower Evaporation Make-up & Bleed:            Total Values:
  Minimum Load (10 A/C Units)=                  580 Tons
  Evaporation Rate =  1% of GPM rate:                           1.00 %Ton
  # of Pumps:               2                                2550.00 PGPM
  Total Pump GPM Rate:               2550                      25.50 1%Rt
  Bleed Cycles=(Egpm/C-1)                         3 cycl       12.75 CGPM
  Total Make-up = Rate + Cycles                                38.25 TMup
  Hourly Evaporation rate=E rate x 60 min.                   2295.00 HMup
  #1 Load Tonage x Hourly E rate=Make-Up Rate                   2295 LMup

Water & Sewage charges:
  Water is supplied by City of Fairfax. Cooling towers have to be metered to qualify for the water only (no sewer) rate:
  1,000 gallons = 1 unit charge     = $2.33
  One gallon =                                 $0.002330
  LMup / 1 unit=Unit x Cost=Cost per/hr.            $5.35

Total Water Make-up Unit Cost:                                 $5.35 Hr

Step Three: Equipment Depreciation

Equipment cost:
Package A/C Units (12 total):                           $ 291,666.67
Cooling Towers (2 total):                               $  50,000.00
Condenser Pumps (2 total):                              $   8,333.33
Tower and Pump Piping:                                  $  40,000.00
VAV Boxes:                                              $ 428,000.00

    1. Equipment Cost:                                  $ 818,000.00
    2. Estimated Life:                                            20 Yrs
    3. Annual Run Time:                                         3208 Hrs

Total Equipment Depreciation Cost:                            $12.75 Hr

                                   EXHIBIT F

                                                                       Exhibit F

Step Four: Equipment Maintenance Cost

E.M.C. = Maintenance Cost divided by Annual operating hours.           Total Cost per Year
  Maintenance Cost:
   1. Air Filters                                   $4,000.00               $3,333.33
   2. Water Treatment & Supplies                    $4,500.00               $3,750.00
   3. HVAC Supplies                                 $4,200.00               $3,500.00
   4. MISC. Supplies                                $1,500.00               $1,250.00
      Annual Operating Hours:                 3208
Total Cost:                                                                $11,833.33

Total Equipment Maintenance Cost:                                               $3.07  Prhr




Step Five: Calculation Totals Per Condition                            Total Cost Per Hour

   1. Electrical Cost:                                            =           $105.62  E.C.
   2. Water Cost:                                                 =             $5.35  W.C.
   3. Equipment Depreciation Cost:                                =            $12.75  EDC
   4. Equipment Maintenance Cost:                                 =             $3.07  EMC

Total Cost Per Hour:                                              =           $126.79  Prhr


Step Six: Operating Cost per Floor:                               =           $126.79  PrHr

Maintenance Engineering Costs                                     =            $29.25

Total Operating Cost Per Hour:                                    =           $156.04

Per Floor Cost Per Hour (five floors in operation):               =            $31.21

                                   EXHIBIT F
                                  Page 7 of 7

                                   EXHIBIT "G"
                                   -----------

                             CLEANING SPECIFICATIONS
                             -----------------------

JANITORIAL SPECIFICATIONS                                              FREQUENCY

           Main Lobbies, Elevator Lobbies, Public Areas And Corridors
Dust & clean lobby directory                                             Nightly
Dust & clean all walls,  from floor to 72"
above floor. Do not clean marble walls.                                  Nightly
Dust all window ledges & frames                                          Nightly
Empty all waste  baskets and reline                                      Nightly
Clean tile and floor (sweep and wash)                                    Nightly
Dust and spot clean reception desk                                       Nightly
Vacuum all carpeted areas and spot clean if necessary.                   Nightly
Vacuum all lobby  furniture                                              Nightly
Dust clean and spot clean all pictures,  wall  hangings,
and display cases from base to top.                                      Nightly
Sweep,  mop and spray buff marble  floor  areas.                         Nightly
Detail/edge  vacuum all  carpeted  areas                                  Weekly
Dust and clean all  ventilating louvers.                                  Weekly
Dust and clean all window  blinds.                                       Monthly
Dust and clean all recessed  light  fixtures  (outside  surface).        Monthly
Clean  and  vacuum  all ventilating  louvers.                          Quarterly
Sweep  and wet mop all  floors  at  entrances.                           Nightly
Dust all  unobstructed  furniture, file
cabinets and library shelves.                                            Nightly
Dust all fire extinguisher lockers, annunciator
panels and pull stations.                                                Nightly
Damp wipe with  non-abrasive  detergent all brass  entrances.            Nightly
Clean and polish brass  thresholds.                                      Nightly
Wipe with damp cloth metal trim work, doors, door frames,
walls and light switches, and tenant signage, remove
finger prints, smudges, water and other marks.                           Nightly
Detail clean andpolish drinking  fountains.                              Nightly
Wash all glass doors at entrances.                                       Nightly
Wax lobby  attendant's  desk,  if any.                                    Weekly
Dust  overhead  pipes in elevator lobbies, corridors, stairwells.        Monthly
Dust ceiling in lobby Monthly Vacuum and
clean all furniture, including upholstered chairs.                    Bi-monthly
Wash all cove base moldings                                            As Needed
Dust all ceiling light fixtures,  grids or lenses.                     As Needed
Loading dock and trash areas to be kept neat and clean                     Daily
Wipe and polish planters.                                              As Needed
Service corridors should be spray
buffed, stripped and refinished.                                          Weekly
Shampoo all mats and common area  carpets.                Quarterly or As Needed


JANITORIAL SPECIFICATIONS                                              FREQUENCY

                                    Elevators
Clean and polish tracks, plates and grooves.                               Daily
Maintain hard surface floors in a manner consistent with
process used in main lobby area. Appearance shall be
consistent  and free of traffic wear  patterns.                            Daily
Damp wipe,  dust,  and/or thoroughly clean, using
the appropriate chemicals and polishes, all exterior
and interior doors, cab walls, door frames, and indicator panels.          Daily
All service elevator  areas must have  protective
floor and wall  coverings used to protect areas in front
of freight  elevator from spillage  resulting from trash removal.        Nightly



Dust ceilings, light fixtures and ceiling finishes thoroughly.            Weekly
Dust inside of telephone cabinets                                         Weekly
Spot clean carpeted floors                                             As Needed

                                  Tenant Areas

Spot clean all interior partitions,
glass windows, glass entrance doors.                                     Nightly
Clean doors, door frames, walls and switch plates
to remove fingerprints, spills and other markings.                       Nightly
Clean all counters and counter tops in kitchen areas.
Remove dust from all spaces up to 72" above floor.                       Nightly
Edge vacuum all carpeted areas.                                           Weekly
Spray buff all non-carpeted areas.                                        Weekly
Spot clean walls and metal trim work.                                     Weekly
Strip and refinish all non-carpeted areas.                  Monthly or As Needed
Spot clean all walls from ceiling to floors.                             Monthly
Dust all picture frames and wall hangings.                               Monthly
Dust all lighting and ventilation fixtures.                              Monthly
Remove hand marks and keep polished all brass handles.                   Nightly
Wipe off all counter tops, cabinet fronts,
and appliances in kitchen areas.                                         Nightly
Clean all glass furniture tops.                                          Nightly
Vacuum all carpeted tenant areas.
Spot clean all carpets as needed.                                        Nightly
Vacuum, dust, spot clean interior tenant stairways.                      Nightly
Clean all interior partition glass including glass doors.                 Weekly
Maintain all composition hard surface floors to ensure a
scuff-free, gloss, clean appearance.                                      Weekly
Pile lift all reception and hallway floor surfaces to remove
embedded dirt and restore pile to a uniform condition.                    Weekly

JANITORIAL SPECIFICATIONS                                              FREQUENCY

                                    Restrooms

Fill floor drain with sufficient water to preclude
sewer gas from escaping.                                                 Nightly
Dust ventilating diffusers and light lenses.                             Nightly
Partitions - wash to remove streaks, stains
and smudges with proper combination lavatory cleaner
disinfectant and deodorizer (odor free) and fungicide.                   Nightly
Sweep and wash all tile floors.                                          Nightly
Empty, remove and clean waste receptacles, replace
plastic liners.                                                          Nightly
Floors - remove all litter, wet mop with proper combination
lavatory cleaner, disinfectant deodorizer (odor free) and fungicide.
Rinse and mop with plain water. Remove all stains from underneath
sinks, toilets and urinals.                                              Nightly
Vacuum all carpet, if applicable.                                        Nightly
Refill all toilet tissue and toilet seat cover
dispensers (if any).                                                 Twice Daily
Check, refill if necessary, all soap and lotion dispensers.              Nightly
Clean diffusers and light lenses.                                         Weekly
Walls - wash completely (floor to ceiling) with
proper combination cleaner,disinfectant, deodorant
(odor free) and fungicide (no streaking).                                Monthly
Thresholds - clean and brighten.                                          Weekly
Damp wipe all baseboards.                                                 Weekly
Machine scrub all tile floors.                                           Monthly
Strip and seal all floors.  No wax.  Slight gloss.
Maintain a clean, scuff-free appearance.                               Quarterly



Damp wipe with mild non-abrasive detergent all doors,
kick plates, door frames, walls, light
switches, glass and partitions.                                          Nightly
Clean and polish towel and toilet dispensers,
flush O-meters, shelves, piping, tampon machines, toilet hinges and other material surface to remove all stains
and fingerprints.  Refill all machines as necessary.                     Nightly
Clean glass mirrors and vanity tops, removing
all fingerprints, streaks, smudgesand splash marks,
sink elbow plumbing.                                                     Nightly
Empty and damp wash all waste containers using
proper disinfectant, deodorant and germicide
combination cleaner.                                                     Nightly
Clean toilets, toilet seats and urinals with
proper combination of lavatory cleaner, disinfectant and
deodorizer removing all streaks, stains and deposits,  Clean
and polish all chrome work.  Add deodorizer in all toilet bowls.         Nightly
Wash and disinfect both sides of toilet seats.                           Nightly
Clean and organize janitorial closets.                                   Nightly

JANITORIAL SPECIFICATIONS                                              FREQUENCY

                             Stairways and Landings

Police and remove all debris.                                              Daily
Sweep, damp mop and/or vacuum all floors
on the garage elevator landings.                                         Nightly
Spot clean, dust walls and handrails.                                     Weekly
Sweep, damp mop and/or vacuum all flooring and stairs.                    Weekly
Damp wipe with non-abrasive detergent and clean all
doors, light switches, glass, hand rails, etc.                            Weekly
Wash and clean from floor to ceiling all light
fixtures, ledges, moldings, walls, grills, vents, piping, etc.           Monthly
Dust mop and damp mop landings and stairs.                             As Needed
Damp mop to remove spills.                                             As Needed

                              Exterior Maintenance

Maintain exterior grounds.                                         3 Times Daily
Remove litter from planters                                        3 Times Daily
Clean all lobby glass areas.                                               Daily
Clean curb and gutter areas.                                               Daily
Polish all thresholds and door handles.                         3 Times Per Week
Power wash sidewalks.                                       Monthly or As Needed
Remove gum from sidewalks.                                             As Needed
Remove graffiti.                                                       As Needed
Empty exterior garbage and ash trays                                       Daily
Clean exterior facade from base to 72".                                As Needed

                                   EXHIBIT "H"
                                   -----------

                         TENANT'S SIGNAGE SPECIFICATIONS
                         -------------------------------

                                 (see attached)

                             [GRAPHIC OF SIGNAGE]

Subject to the terms of Paragraph 2.3 of the Lease, Tenant to install two (2) signs of this general depiction on the exterior facades of the Building; the total allowable signage square footage for both signs combined shall not exceed one hundred eighty five (185) square feet.

                                   Exhibit H

                     [Letterhead of Creative Sign Systems]

January 4, 2000

MicroStrategy
8000 Crescent Drive
Vienna, VA 22182
Attn: Bill Painter

RE:  Signage

Dear Mr. Painter:

Please find the attached drawing of the main site sign identification, which consists of the logo in channel letters, fabricated from a stain finished stainless steel. The face of each letter is #2283 red acrylic. Each letter is internally illuminated with neon tubing. The face side tubing is clear red while the back side tubing is white. The letter faces are illuminated in red while the wall is haloed in a soft white.

Should you have any questions or require any additional information, please do not hesitate to call.

Sincerley,

/s/ John B. Mayer

John B. Mayer,
President

lar

                                    Exhibit H

                   [graphic of building exterior-view No. 1]

Subject to the terms of Paragraph 2.3 of the Lease, Tenant to install two (2) signs of this general depiction on the exterior facades of the Building; the total allowable signage square footage for both signs combined shall not exceed one hundred eighty five (185) square feet.

                                   Exhibit H

                   [graphic of building exterior-view No. 2]

Subject to the terms of Paragraph 2.3 of the Lease, Tenant to install two (2) signs of this general depiction on the exterior facades of the Building; the total allowable signage square footage for both signs combined shall not exceed one hundred eighty five (185) square feet.

                                   Exhibit H

                                  Larger Sign

          [photograph of building with sign-1861 International Drive]

                                   Exhibit H

                                 Smaller Sign
                               Initial Location

          [photograph of building with sign-1861 International Drive]

                                   Exhibit H

                                 Smaller Sign
                               Initial Location

          [photograph of building with sign-1861 International Drive]

                                   Exhibit H

                             [graphic of signage]

                                   Exhibit H

                                   EXHIBIT "I"
                                   -----------

                          TENANT'S GENERATOR EQUIPMENT
                          ----------------------------
                (Preliminary location, plans and specifications)
                 ----------------------------------------------

                                 (see attached)

                              [blocking diagram]

                                   Exhibit I

                                   EXHIBIT "J"
                                   -----------

                         TENANT'S TRANSFORMER EQUIPMENT
                         ------------------------------
                (Preliminary location, plans and specifications)
                 ----------------------------------------------

                                 (see attached)

                [SCHEMATIC FOR P-2 PARKING LEVEL PLAN -- POWER]

                                   Exhibit J

                                   EXHIBIT "K"
                                   -----------

                      TENANT'S ROOFTOP MECHANICAL EQUIPMENT
                      -------------------------------------

                (Preliminary location, plans and specifications)
                 ----------------------------------------------

                                 (see attached)

                        [SCHEMATIC FOR ROOF PLAN HVAC]

                                   Exhibit K

                                   EXHIBIT "L"
                                   -----------

                GUIDELINES AND LIMITATIONS REGARDING IMPROVEMENTS
                -------------------------------------------------

The parties acknowledge that the Building is a "Class A' office project in Tyson's Corner, Virginia. Tenant's plans for the Improvements will be consistent with Class A office space in the Tyson's Corner market. Tenant (and Tenant's design consultants) are aware of the Landlord's interest in maintaining a high level of quality and finish throughout the Building, including the Premises, to reflect the level of design and finish of a Class A office building.

As of the date of this Lease, all of Tenant's detailed space plans have not been completed, The basic configuration of the planned Premises is anticipated to include a combination of enclosed offices and conference rooms along the perimeter of each floor and open plan office space utilizing systems furniture cubicles/workstations in the interior areas of each floor (around the core). It is anticipated that the planned Premises will be designed to accommodate a typical tenant occupancy load of up to 150 people per floor or an average of approximately one (1) person per one hundred seventy five (175) square feet.

The anticipated design/layout for the planned Premises is also expected to include interior offices, work areas and support spaces such as conference rooms, copy and file rooms, break rooms, kitchenettes and coffee areas, which are typically included in local market office configurations. The plans will not include an employee cafeteria. The design is also expected to include on medium-sized computer/network room not greater than 15,000 sq. ft. with the potential for raised computer flooring. This room is intended for use as a central computer and telecommunications systems center for the entire Premises. The computer room improvements which are eligible for reimbursement from the Improvement Allowance will not include computer equipment or other personal property.

The typical level of interior finish expected for the planned Premises will include standard and upgraded interior carpets, standard interior acoustical ceilings and grid, interior paint and stains, and possibly vinyl and/or fabric wall coverings in areas of higher traffic, higher finish and emphasized interior design (lobbies, reception areas, conference rooms, executive suites, etc.)

The planned Improvements will include a typical level of tenant electrical power and lighting distribution as well as tenant mechanical ductwork distribution, connections and controls throughout all levels of the planned Premises. Upgraded mechanical and electrical equipment (lighting, HVAC, etc.) may be installed by Tenant as required to service certain specialized Tenant spaces and functions.

The Improvements will not include any specialty design or decorative feature or element involving water, for example, or other such features in the Premises. The Improvements also will not include unusually large conference facilities or modifications to elevator doors or restrooms.

                                   EXHIBIT "M"
                                   -----------

                        TENANT'S COMMUNICATIONS EQUIPMENT
                        ---------------------------------

                (Preliminary location, plans and specifications)
                 ----------------------------------------------

                                 (see attached)

               [SCHEMATIC FOR PROPOSED SATELLITE ARRAY LOCATION]

                                   Exhibit M

                                   EXHIBIT "N"
                                   -----------

                    PRELIMINARY CONCEPTUAL FOURTH FLOOR PLANS
                    -----------------------------------------

                                 (see attached)

                     [SCHEMATIC OF 4TH FLOOR MASTER PLAN]

                                   Exhibit N

PROPOSED DESIGN FOR THE 4TH FLOOR

MicroStrategy at 1861 International Drive
January 3, 2000

Approximately one half of the 4th floor will have special areas as shown on the reduced floor plan. The special areas will include several data centers, the main telephone room, the Network Operation Center for Strategy.com and several additional mechanical & electrical rooms to serve these special areas. All of these areas will have a raised access floor (raf) at different heights above the slab. In the conditions where the raf abuts the glass curtain wall of the building, there will also be a metal handrail attached to the raf, mecho shades that screen the interior and a metal trim at the curtain wall sill that matches the existing metal frames.

The other areas on this floor will be general office areas similar to the 3rd and 5th floors.

Network Operation Center (NOC)
------------------------------

The NOC for Strategy.com has a 6" raf, a rear projection room, observation room with a glass wall and operator consoles to house the many computer monitors. The windows that occur in the projection room will be required to have a black-out window treatment. This area will also have special lighting and a special ceiling system for acoustical purposes. The walls will have a special wall treatment and the flooring will be carpet tiles.

Data Centers, Main Telephone Room and Mechanical Rooms
------------------------------------------------------

These areas will have a 16" raf that provides under floor cooling generated in the new mechanical rooms specifically designed for the computer equipment heat loads. The ceiling systems and lighting will be the same as the general office areas. The flooring will have a laminated floor tile on the raf and the walls will be painted drywall with 4" vinyl base.

Mechanical System
-----------------

The NOC and Data Centers will be served by a Computer Room AC System consisting of three (3) 150-ton roof mounted Evaporative Fluid Coolers and approximately 11 down-flow glycol cooled computer grade units mounted on a 16" raf. An architectural screen, visually consistent with the base building penthouse with the modified parapet height, will be added on the roof to hide the new mechanical units. The new mechanical units will also require steel supports attached to the roof as designed by the base building structural engineer. One of the fluid coolers, one of the associated pumps and part of the distribution piping were designed as part of the 3rd and 5th floor fit-out. This system will ultimately provide cooling for all of MicroStrategy's critical areas and will include N+1 redundancy throughout. The remainder of the 4th floor (approximately half) will remain on the base building system.

                                   Exhibit N

Page 2


Electrical System
-----------------

Power for the lighting, receptacles and VAV boxes in the office area of the 4th floor will be derived from the base building power distribution system. This consists of a buss mounted disconnect switch, high voltage distribution for the VAV and lighting and step down transformers for the receptacle load.

Normal power for the NOC and Data Centers will be derived from the supplemental electrical service. This electrical service was designed and specified under the 3rd and 5th floor documents. It consists of a 3000 amp, 480 volt service with main switches for different usage's. One main switch will power the generator backed up loads and one main switch will control the generator and UPS backed up loads. A single automatic transfer switch will transfer power from the normal service to the generators.

Standby power generators will provide standby power to the un-interruptible power supplies. Since multiple standby power generators will be used, they will be linked with paralleling gear. The un-interruptible power supplies, associated paralleling gear and distribution equipment will be located in the parking garage. The power distribution units for the Data Center and the NOC will be located in the individual spaces. The mechanical equipment associated with the Data Center and the NOC will be powered by the utility and the standby power generators. A blocking plan has been submitted as part of the 3rd and 5th floor documents. The plan shows preliminary layouts for the generators, UPS's and new electrical room.

                                   Exhibit N

MicroStrategy at 1861 International Drive
Revised 1/3/2000

PROPOSED ELECTRICAL SYSTEM FOR THE 4TH FLOOR

Power for the lighting, receptacles and VAV boxes in the office area of the fourth floor will be derived from the base building power distribution system. This consists of a buss mounted disconnect switch, high voltage distribution for the VAV and lighting and step down transformers for the receptacle load.

Normal power for the NOC and Data center will be derived from the supplemental electrical service. This electrical service was designed and specified under the third and fifth floor project. It consists of a 3000 amp, 480 volt service with main switches for different usage's. One main switch will power the generator backed up loads and one main switch will control the generator and UPS backed up loads. A single automatic transfer switch will transfer power from the normal service to the generators.

A maximum of (3)-600KVA standby power generators will provide standby power to the un-interruptible power supplies. The generator muffler exhausts will be run from the generator to the building exterior. Routing and location to be coordinated with landlord. Since multiple standby power generators will be used, they will be linked with paralleling gear. The un-interruptible power supplies will also be linked with paralleling gear. The standby power generators, un-interruptible power supplies, associated paralleling gear and distribution equipment will be located in the parking garage. The power distribution units for the Data room and the NOC room will be located in the individual spaces. The Mechanical equipment associated with the Data room and the NOC room will be powered by the utility and the standby power generators. A blocking plan has been submitted as part of the third and fifth floors. The plan shows preliminary layouts for the generators, UPS's and new electrical room.


PROPOSED MECHANICAL SYSTEM FOR THE 4TH FLOOR

The 4th floor Network Operations Center (NOC) and data centers will be served by a computer room AC system consisting of three (3) 150-ton roof mounted evaporative fluid coolers and approximately 11 downflow glycol cooled computer grade units mounted on a 16" raised access floor. One of the fluid coolers, one of the associated pumps and part of the distribution piping are designed as part of MicroStrategy's 3rd and 5th floor tenant fit-out. This system will ultimately provide cooling for all of MicroStrategy's critical areas and will include N+l redundancy throughout. The remainder of the 4th floor office space will remain on the base building HVAC system.

Two fuel tanks and pumps shall be located on the lowest parking level (P3), in a 4 hour rated room. Fuel tanks shall provide fuel for emergency generators. A fill box shall be located where a fuel truck can fill the tanks. Final location shall be coordinated with landlord. A shaft will be required for the radiator exhaust for the generators. Size and location of shaft shall also be coordinated with landlord.

                                   Exhibit N

                                   EXHIBIT "O"
                                   -----------

                   PRELIMINARY CONCEPTUAL ELEVATOR LOBBY PLANS
                   -------------------------------------------

                                 (see attached)

                                                                       Exhibit O

PROPOSED DESIGN DESCRIPTION OF FLOORS 2 THRU 6 PUBLIC AREAS

MicroStrategy at 1861 International Drive
December 30, 1999

Floors 2, 3, 5 and 6
--------------------

These floors will all be similar in design intent and finishes. The elevator lobbies will have carpeted flooring, with border and inlay pattern coppered drywall ceiling with indirect cove lighting with recessed down lights and slot diffeners, wall covering or special paint finish (Portex or other approved Applor) on the walls and stained wood for headboard and trim. The elevator doors and frames will remain an brushed stainless steel.

The public corridors will have carpet, acoustical tile ceiling with 9/16" grid, swooped down lights, 3' x 8' wood vencor doors with aluminum facets and brushed stainless steel hardware, wall covering or special paint finish on the walls and stained wood headboard. Some doors may be wider than 3 feet for moving computer equipment.

4th Floor
---------

This floor will be upgraded in design and finishes from the typical floor public areas. The design intent for the elevator lobby is to have something that is similar in the ground floor lobby design. The finishes will include a combination stone and carpet flooring, wood, metal and/ or stone walls, cover drywall ceiling with recessed down lights and/or special lighting fixtures and stained wood for trim. The elevator doors and frames will remain as brushed stainless steel.

The public corridors on the 4th floor may also be upgraded from the typical floor. The finishes in the elevator lobby will continue in the reception area and the corridor that leads to the Network Operation Center. Finishes in the other public corridors on that floor may be more similar to the typical floor.

                                   Exhibit O

                            1861 INTERNATIONAL DRIVE
                             McLean, Virginia 22102
--------------------------------------------------------------------------------
                               BUILDING STANDARDS

ARCHITECTURAL:
-------------

PARTITIONS:    Floor to ceiling partitions within the Tenant Space shall be constructed using 2-1/2' thick, 25 gauge steel studs at 16 on center with 5/6' thick gypsum wallboard.

               Demising partitions between suites and public corridors shall be constructed using 2-1/2" thick (min), 20 gauge slab-to-slab steel studs at 16" on center with 5/8" thick gypsum wallboard. The demising partitions shall be sound insulated and comply with one
               (1) hour fire rating UL assembly requirements.

               All partitions shall be taped, speckled, sanded and finished with one coat of latex primer and one coat of latex eggshell finish paint.

               All partitions shall receive 4" straight vinyl base at carpeted floor areas and 4" vinyl cove base at all resilient flooring.


DOORFRAMES:    All lobby, public corridor and office doorframes shall be factory finished Aluminum frames with 1/4" X 1/4" reveal trim and mitered corners. Factory primed knocked down hollow metal doorframes may be used at storage, utility rooms/closet doors.


DOORS: Glass doors may be used at Suite Entries. The use of glass doors at suite entries is subject to landlord review and approval of all submittals/shop drawings.

               Tenant doors shall be 3'-0" X 6'-0", solid core, stain grade, maple wood veneered doors. Hardwood edge bands to match face veneers. The doors may be finished at the job site.


HARDWARE:      All hardware shall be satin chromium plated finish #626.

               Lock / latch sets shall be SCHLAGE, L-Series heavy-duty mortise sets, Style #07, Escutcheon style L concealed.

               All hardware sets to include floor mounted stops with black resilient inserts. Location to be coordinated with Architect.

               All door closers shall be LCN.

               All floor stops, flush bolts and dust proof strikes shall be IVES.

CEILING GRID:  The suspended acoustical ceiling grid shall be Armstrong
               Silhouette XL 9/16", Bolt-Slot, white grid with 1/4" reveal. Typical ceiling height shall be 9'-0" AFF.

                                   Exhibit O

                                                        1861 INTERNATIONAL DRIVE
                                                              BUILDING STANDARDS
                                                                     Page 2 of 3

CEILING TILE:       The acoustical ceiling tile shall be Armstrong Cortega,
                    24" x 24", white tile, Item #2195

                    All gypsum wallboard ceilings shall be 1/2" thick gypsum wallboard on 25 gauge, 2-1/2" thick metal studs at 16" on center. The gypsum wallboard shall be finished as described at partitions sections.

VCT: The vinyl composite floor tile shall be 12" x 12" x 1/8" standard commercial grade tile. Tenant shall select the color.

CARPET:             The carpet shall be direct glue down, commercial grade, min.
                    30 oz. Cut pile, made of 100% nylon with a 10 (ten) year warranty. Tenant shall select the pattern and color.

PAINT: All gypsum wallboard surfaces shall receive one coat of latex primer and one coat of latex eggshell finish paint.

                    All interior wood and metal surfaces shall receive one coat of latex primer and two coats of latex semi-gloss paint.


ELECTRICAL:
-----------

LIGHT FIXTURES:     The general lighting at the tenant space shall be 2' x 4'
                    Fluorescent 277V lite fixture with high efficiency electronic ballast, cool white F32/T8 lamps and chrome 18 cell parabolic lenses. (LIGHTOLIER DPA2-G18LS-340277-SO).

                    The lighting at the public lobbies and corridors shall be 2' x 2' Fluorescent 277V light fixture with high efficiency electronic ballast, cool white F32/T8 lamps and chrome 9 cell parabolic lenses. (LIGHTOLIER DPA2-G9LA-2U4277-SO).

EXIT LIGHTS:        All exit light fixtures shall be LED, with white steel
                    housing and red letters as manufactured by Self-Powered
                    Lighting, Inc., Model CLC-AC-1/2-R-W-W-CC.

FIRE ALARM:         Notifier fully addressable Fire Alarm System with XP Series
                    Transponder. All connections to building fire alarm panels must be performed by the Landlord's fire alarm contractor.

                                                        (continued on next page)

                                   Exhibit O

                                                        1861 INTERNATIONAL DRIVE
                                                              BUILDING STANDARDS
                                                                    Page: 3 of 3


MECHANICAL & PLUMBING:
---------------------


SPRINKLER PIPING: All sprinkler piping shall be manufactured to comply with ASTM standards A53 and/or Al35. Fittings shall be class 250 threaded cast iron or grooved-end type iron fittings, style 77 as manufactured by Victaulic Corporation or accepted equal.


SPRINKLER HEADS:  All sprinkler heads shall be fully --recessed heads at 165F with painted off white escutcheon plates. All sprinkler heads shall be located at the center of the tile in acoustical ceilings.


FIRE DAMPERS:     The fire dampers shall be as manufactured by Ruskin, type IBD2 with a 165F fusible link, UL approved.

                  Style A -- directly behind registers, Style B -- for rectangular duct, and Style B -- for round duct,


REGISTERS / GRILLES / DIFFUSERS:

                  Perimeter diffusers shall be TITUS plenum slot diffusers. Model #N-1-D or equal

                  Supply air diffusers shall be TITUS Modu-Bloc Series, 24"X24", Model MBR-30 with 3/4" slots, with integral building standard ceiling tile.

VAV BOXES:        The VAV Boxes shall be;

                      .   TRANE, Fan Powered, Variable Air Volume Terminal Units
                          with Electric Re-Heat for perimeter applications,
                      .   TRANE Variable Air Volume Single Duct Terminal Units
                          for interior applications.

                  All VAV boxes to be equipped with DDC Controller and Temperature Sensor compatible with the Base Building System.

                                      *****

                            End of Building Standards

                                   Exhibit O